LOAN AGREEMENT
BY AND AMONG
LABARGE, INC.,
LABARGE ELECTRONICS, INC.
U.S. BANK NATIONAL ASSOCIATION,
AND
U.S. BANK NATIONAL ASSOCIATION, AS AGENT

FEBRUARY 17, 2004

TABLE OF CONTENTS

SECTION 1.  DEFINITIONS
1.01 Definitions
1.02 Continuance of an Event of Default
1.03 Accounting Terms and Determinations
SECTION 2.  LOANS AND LETTERS OF CREDIT
2.01 Revolving Credit Commitments
2.02 Term Loan
2.03 Letter of Credit Commitment
2.04 Method of Borrowing
2.05 Notes
2.06 Duration of Interest Periods and Selection of Interest Rates
2.07 Interest Rates and Interest Payments
2.08 Computation of Interest
2.09 Fees
2.10 Method of Making Interest and Other Payments
2.11 Voluntary Prepayments
2.12 Mandatory Prepayments
2.13 General Provisions as to Payments
2.14 Funding Losses
2.15 Basis for Determining Interest Rate Inadequate or Unfair
2.16 Illegality
2.17 Increased Cost
2.18 Base Rate Loans Substituted for Affected LIBOR Loans
2.19 Capital Adequacy
2.20 Survival of Indemnities
2.21 Discretion of Lenders as to Manner of Funding
2.22 Sharing of Payments
2.23 Application of Payments
2.24 Taxes
SECTION 3.  PRECONDITIONS TO LOANS AND LETTERS OF CREDIT
3.01 Initial Loan or Letter of Credit
3.01 Initial Loan or Letter of Credit
3.02 All Revolving Credit Loans
3.04 All Letters of Credit
SECTION 4.  REPRESENTATIONS AND WARRANTIES
4.01 Existence and Power
4.02 Authorization
4.03 Binding Effect
4.04 Financial Statements
4.05 Litigation
4.06 Pension and Welfare Plans
4.07 Tax Returns and Payment
4.08 Subsidiaries
4.09 Compliance With Other Instruments; None Burdensome
4.10 Other Debt, Guarantees and Capitalized Leases
4.11 Labor Matters
4.12 Title to Property
4.13 Regulation U
4.14 Multi-Employer Pension Plan Amendments Act of 1980
4.15 Investment Company Act of 1940; Public Utility Holding Company Act of 1935
4.16 Patents, Trademarks, Copyrights, Licenses, Etc.
4.17 Environmental and Safety and Health Matters
4.18 Investments
4.19 No Default
4.20 Government Contracts
4.21 Purchase and Other Commitments and Outstanding Bids
4.22 Disclosure
SECTION 5.  COVENANTS
5.01 Affirmative Covenants of the Company
(a) Information
(b) Payment of Indebtedness
(c) Books and Records, Consultations and Inspections
(d) Payment of Taxes
(e) Payment of Claims
(f) Existence
(g) Maintenance of Property
(h) Compliance with Laws, Regulations, Etc.
(i) Environmental Matters
(j) ERISA Compliance
(k) Notices
(l) Insurance
(m) Further Assurances
(n) Accountant
(o) Financial Covenants
(p) Subsidiaries
(q) Interest Rate Protection
(r) Landlord Consents
(s) Foreign Qualification
5.02 Negative Covenants of Borrower
(a) Limitation on Indebtedness
(b) Limitation on Liens
(c) Consolidation, Merger, Sale of Property, Etc.
(d) Sale and Leaseback Transactions
(e) Sale or Discount of Accounts
(f) Transactions with Affiliates
(g) Changes in Nature of Business
(h) Fiscal Year
(i) Stock Redemptions and Distributions
(j) Pension Plans
(k) Restricted Investments, Acquisitions
(l) Subsidiaries
(m) Limitations on Restrictive Agreements
5.03 Use of Proceeds
SECTION 6.  EVENTS OF DEFAULT
SECTION 7. AGENT
7.01 Appointment
7.02 Powers
7.03 General Immunity
7.04 No Responsibility for Loans, Recitals, Etc.
7.05 Right to Indemnity
7.06 Action Upon Instructions of Required Banks
7.07 Employment of Agents and Counsel
7.08 Reliance on Documents; Counsel
7.09 May Treat Payee as Owner
7.10 Agent's Reimbursement
7.11 Rights as a Lender
7.12 Independent Credit Decision
7.13 Resignation of Administrative Agent
7.14 Delivery of Documents
7.15 Duration of Agency
SECTION 7.  GENERAL
8.01 No Waiver
8.02 Right of Setoff
8.03 Cost and Expenses
8.04 Environmental Indemnity
8.05 General Indemnity
8.06 Authority to Act
8.07 Notices
8.08 Consent To Jurisdiction; Waiver of Jury Trial
8.09 Governing Law
8.10 Amendments and Waivers
8.11 References; Headings for Convenience
8.12 Successors and Assigns
8.13 No Oral Agreements; Entire Agreement
8.14 Severability
8.15 Counterparts
8.16 Resurrection of the Borrower's Obligations
8.17 Independence of Covenants
8.18 Collateral
8.19 Confidentiality

LOAN AGREEMENT
 THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of the 17th day of February, 2004, by and among LABARGE, INC., a Delaware corporation (the "Company"), LABARGE ELECTRONICS, INC., a Missouri corporation ("LaBarge Electronics") (the Company and LaBarge Electronics are sometimes hereinafter individually referred to as a "Borrower" and collectively referred to as the "Borrowers"), the Lenders from time to time party hereto and U.S. BANK NATIONAL ASSOCIATION in its capacity as Agent for the Lenders under this Agreement.

WITNESSETH:
WHEREAS, (a) the Company has applied for a revolving credit facility from the Lenders consisting of revolving credit loans and letters of credit in an aggregate principal amount of up to $20,000,000.00 and (b) LaBarge Electronics has applied to the Lenders for a term loan from the Lenders in the aggregate original principal amount of $25,000,000.00; and

WHEREAS, the Lenders are willing to make said revolving credit facility available to the Company and to make said term loan to LaBarge Electronics upon, and subject to, the terms, provisions and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, LaBarge Electronics, the Lenders and the Agent hereby mutually covenant and agree as follows:

SECTION 1.  DEFINITIONS.

1.01 Definitions. In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

Account Debtor shall mean any Person who is and/or may become obligated to the Company, LaBarge Electronics and/or LaBarge/STC under or on account of any of the Accounts.

Accounts shall mean all trade accounts receivable of each of the Company, LaBarge Electronics and LaBarge/STC arising out of the bona fide sale of goods and/or performance of services in the ordinary course of such Person's business which have been invoiced by such Person.

Acquisition shall mean any transaction or series of related transactions, consummated on or after the date of this Agreement, by which the Company or any Subsidiary directly or indirectly (a) acquires all or substantially all of the assets comprising one or more business units of any other Person, whether through purchase of assets, merger or otherwise or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership, (iii) a majority (by percentage of voting power) of the outstanding membership interests of a limited liability company or (iv) a majority of the ownership interests in any organization or entity other than a corporation, partnership or limited liability company.

Adjusted Base Rate shall mean the Base Rate plus the Applicable Base Rate Margin. The Adjusted Base Rate shall be adjusted automatically on and as of the effective date of any change in the Base Rate and/or the Applicable Base Rate Margin.

Affiliate shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Company or any Subsidiary, (b) which directly or indirectly through one or more intermediaries beneficially owns or holds or has the power to direct the voting power of Five Percent (5%) or more of any class of capital stock, membership interests or other equity interests of the Company or any Subsidiary, (c) which has Five Percent (5%) or more of any class of its capital stock, membership interests or other equity interests beneficially owned or held, directly or indirectly, by the Company or any Subsidiary or (d) who is a director, officer or manager of the Company or any Subsidiary. For purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

Agent shall mean U.S. Bank National Association in its capacity as agent for the Lenders under this Agreement and certain of the other Transaction Documents and its successors in such capacity.

Applicable Commitment Fee Rate, Applicable LIBOR Margin and Applicable Base Rate Margin shall mean the per annum rate shown in the applicable column below based on the applicable Consolidated Debt to Consolidated EBITDA Ratio:
If the Consolidated Debt to Consolidated EBITDA Ratio is, then	Applicable Commitment Fee Rate is	Applicable LIBOR Margin is	Applicable Base Rate Margin is

≥ 2.5 to 1.0	0.500%	2.750%	1.000%

≥ 2.0 to 1.0 but < 2.5 to 1.0	0.375%	2.250%	0.500%

≥ 1.5 to 1.0 but < 2.0 to 1.0	0.250%	1.750%	0.000%

< 1.5 to 1.0	0.125%	1.250%	-0.250%

The determination of the Applicable Commitment Fee Rate, the Applicable LIBOR Margin and the Applicable Base Rate Margin as of any date shall be based on the Consolidated Debt to Consolidated EBITDA Ratio as of the end of the most recently ended fiscal quarter of the Company for which financial statements of the Company and its Subsidiaries have been delivered to the Agent and the Lenders pursuant to Section 5.01(a), and shall be effective for purposes of determining the Applicable Commitment Fee Rate, the Applicable LIBOR Margin and the Applicable Base Rate Margin from and after the first day of the first month immediately following the date on which delivery of such financial statements is required until the first day of the first month immediately following the next such date on which delivery of such financial statements of the Company and its Subsidiaries is so required. Notwithstanding the foregoing, during the period commencing on the date of this Agreement and ending September 30, 2004, (a) Applicable Commitment Fee Rate shall mean 0.500% per annum, (b) Applicable LIBOR Margin shall mean 2.750% per annum and (c) Applicable Base Rate Margin shall mean 1.000% per annum.

Assignee shall have the meaning ascribed thereto in Section 8.12(c).

Assignment and Assumption Agreement shall have the meaning ascribed thereto in Section 8.12(c).

Attorneys' Fees shall mean (a) the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys (and all paralegals, accountants and other staff employed by such attorneys) employed by the Agent from time to time in connection with (i) the negotiation, preparation, execution, administration and/or enforcement of this Agreement and/or any of the other Transaction Documents, (ii) the preparation, negotiation or execution of any amendment, modification, extension, renewal and/or restatement of this Agreement or any of the other Transaction Documents and/or (iii) the preparation, negotiation or execution of any waiver or consent with respect to this Agreement or any of the other Transaction Documents and (b) the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys (and all paralegals, accountants and other staff employed by such attorneys) employed by the Agent and/or any Lender (i) in connection with the enforcement of this Agreement and/or any of the other Transaction Documents, (ii) in connection with any Default or Event of Default under this Agreement, (iii) to represent the Agent and/or any Lender in any litigation, contest, dispute, suit or proceeding, or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding, or to file any petition, complaint, answer, motion or other pleading or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by the Agent, any Lender, any Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to this Agreement or any of the other Transaction Documents, any Borrower, any other Obligor or any Collateral (but excluding any such fees, costs, charges and/or expenses incurred with respect to a dispute between the Agent and any Lender or with respect to disputes between one or more of the Lenders), (iv) to protect, collect, lease, sell, take possession of or liquidate any Collateral, (v) to attempt to enforce any security interest in or other Lien upon any Collateral or to give any advice with respect to such enforcement and/or (vi) to enforce any of the rights and/or remedies of the Agent and/or any Lender to collect any of the Borrower's Obligations owed by any one or more of the Borrowers and/or any Guarantee of any of the Borrower's Obligations owed by any one or more of the Borrowers.

Authorized Person shall have the meaning ascribed thereto in Section 2.04(d).

Base Rate shall mean, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day or (b) the sum of the Fed Funds Rate for such day plus One-Half of One Percent (1/2%) per annum.

Base Rate Loan shall mean any Loan or any portion of any Loan bearing interest based on the Adjusted Base Rate.

Borrower's Obligations shall mean, with respect to each Borrower, any and all present and future indebtedness (principal, interest, fees, collection costs and expenses, and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations, indemnity obligations and obligations under a Swap Contract between such Borrower and a Lender or an affiliate of a Lender relating to the Revolving Credit Loans and/or the Term Loan) of such Borrower to the Agent and/or any Lender evidenced by or arising under or in respect of this Agreement, any Note and/or any other Transaction Document, in each case whether now existing or hereafter arising, absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether created directly or acquired by the Agent and/or any Lender by assignment or otherwise, and any and all costs of collection and/or Attorneys' Fees from time to time incurred in connection therewith.

Borrowing Base shall mean, as of the date of any determination thereof, the sum of:

(a) Eighty-Five Percent (85%) of the face amount of the Eligible Accounts of each of the Company, LaBarge Electronics and LaBarge/STC as of such date (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith and/or adjustments for reserves and allowances deemed appropriate by the Agent in its good faith discretion); plus

(b) the lesser of (i) Thirty-Five Percent (35%) of the Eligible Inventory of each of the Company, LaBarge Electronics and LaBarge/STC as of such date, valued at the lower of cost or market in accordance with GAAP or (ii) $10,000,000.00.

Notwithstanding any provision contained in this definition of "Borrowing Base" to the contrary, the Lenders may at any time and from time to time, in their sole and absolute discretion, loan to the Company more than the above stated percentage of Eligible Accounts and/or more than the above stated percentage of the value of Eligible Inventory, without notice to the Company; provided, however, that no such over-advance shall establish a custom or course of dealing or entitle the Company to any subsequent over-advance under the same or different circumstances.

Borrowing Base Certificate shall have the meaning ascribed thereto in Section 2.01(b).

Business Day shall mean any day except a Saturday, Sunday or legal holiday observed by the Agent and/or any Lender.

Capital Expenditure shall mean any expenditure to purchase or otherwise acquire a fixed asset (other than a Capitalized Lease Obligation) which, in accordance with GAAP, is required to be capitalized on the balance sheet of the Person making the same.

Capitalized Lease shall mean any lease of Property, whether real and/or personal, by a Person as lessee which in accordance with GAAP is required to be capitalized on the balance sheet of such Person.

Capitalized Lease Obligations of any Person shall mean, as of the date of any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person in accordance with GAAP.

CERCLA shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq., and as the same may from time to time be further amended.

Change of Control Event shall mean the beneficial ownership or acquisition by any Person or group of Persons who are Affiliates (in any transaction or series of related transactions) of (a) more than Fifty Percent (50%) of the Voting Stock of the Company, (b) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of the Company or (c) all or substantially all of the assets and Properties of the Company.

Code shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

Collateral shall mean any Property of the Company, LaBarge Electronics and/or any other Obligor which now or at any time hereafter secures the payment or performance of any of the Borrower's Obligations owed by any one or more of the Borrowers and/or any Guarantee thereof.

Commercial Letter of Credit Commitment Fee shall have the meaning ascribed thereto in Section 2.03(d)(iii).

Company Patent, Trademark and License Security Agreement shall mean that certain Patent, Trademark and License Security Agreement dated as of the date hereof and executed by the Company in favor of the Agent, as the same may from time to time be amended, modified, extended, renewed or restated.

Company Security Agreement shall mean that certain Security Agreement dated as of the date hereof and executed by the Company in favor of the Agent, as the same may from time to time be amended, modified, extended, renewed or restated.

Company Stock Pledge Agreement shall mean that certain Stock Pledge Agreement dated as of the date hereof and executed by the Company in favor of the Agent, as the same may from time to time be amended, modified, extended, renewed or restated.

Consolidated Debt shall mean, as of the date of any determination thereof, all Debt of the Company and its Subsidiaries as of such date, determined on a consolidated basis and in accordance with GAAP.

Consolidated Debt to Consolidated EBITDA Ratio shall mean, as of the last day of any fiscal quarter of the Company, the ratio of (a) Consolidated Debt as of such day to (b) Consolidated EBITDA for the four (4) consecutive fiscal quarter period of the Company ending on such day.

Consolidated EBITDA shall mean, for the period in question, the sum of (a) Consolidated Net Income during such period plus (b) to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense during such period, plus (ii) all provisions for any Federal, state, local and/or foreign income taxes made by the Company and its Subsidiaries during such period (whether paid or deferred), plus (iii) all depreciation and amortization expenses of the Company and its Subsidiaries during such period, plus (iv) any extraordinary losses during such period, plus (v) any losses from the sale or other disposition of Property other than in the ordinary course of business during such period plus (vi) any non-cash charge required to be made by the Company during such period for impairment of goodwill under U.S. Financial Accounting Standard Number 142 entitled "Goodwill and Other Intangible Assets" minus (c) to the extent added in determining such Consolidated Net Income, the sum of (i) any extraordinary gains during such period plus (ii) any gains from the sale or other disposition of Property other than in the ordinary course of business during such period, all determined on a consolidated basis and in accordance with GAAP. For purposes of this Agreement, Consolidated EBITDA shall be adjusted to give effect to the consummation of the Pinnacle Electronics Acquisition on a pro forma basis in accordance with GAAP, as if the Pinnacle Acquisition had occurred on June 30, 2003, such adjustments to be calculated in a manner reasonably satisfactory to the Agent.

Consolidated Excess Cash Flow shall mean, for the period in question, the sum of (a) Consolidated EBITDA during such period minus (b) the aggregate amount of all principal payments required to be made by Borrower and its Subsidiaries on all Debt during such period (including the principal portion of payments in respect of Capitalized Leases but excluding principal payments on the Revolving Credit Loans and mandatory prepayments on the Term Loan under Section 2.12 of this Agreement), minus (c) the aggregate amount of all voluntary principal prepayments made by Borrower and its Subsidiaries on all Debt during such period (including the principal portion of voluntary prepayments in respect of Capitalized Leases but excluding voluntary principal payments on the Revolving Credit Loans), minus (d) the aggregate amount of all interest paid by the Company and/or any Subsidiary in cash during such period (including, without limitation, the interest portion of Capitalized Lease Obligations paid in cash and the interest portion of any deferred payment obligation paid in cash during such period), minus (e) the aggregate amount of all Federal, state, local and/or foreign income taxes paid by the Company and/or any Subsidiary in cash during such period, minus (f) the aggregate amount of all Capital Expenditures made by the Company and/or any Subsidiary during such period (net of any Debt incurred by the Company and/or any Subsidiary (other than the Revolving Credit Loans) to finance such Capital Expenditure), minus (f) any increase in Consolidated Working Capital during such period, plus (g) any decrease in Consolidated Working Capital during such period, all determined on a consolidated basis and in accordance with GAAP.

Consolidated Fixed Charge Coverage Ratio shall mean, for the period in question, the ratio of (a) Consolidated Operating Cash Flow during such period to (b) Consolidated Fixed Charges during such period, all determined on a consolidated basis and in accordance with GAAP.

Consolidated Fixed Charges shall mean, for the period in question, the sum of (a) the aggregate amount of all principal payments required to be made by Borrower and its Subsidiaries on all Debt during such period (including the principal portion of payments in respect of Capitalized Leases but excluding principal payments on the Revolving Credit Loans and mandatory prepayments on the Term Loan under Section 2.12 of this Agreement), plus (b) Consolidated Interest Expense during such period, plus (c) Consolidated Operating Lease Expense during such period plus (d) all Distributions paid by the Company on or with respect to its capital stock during such period (including, without limitation, all payments by the Company for or with respect to the redemption and/or repurchase of any capital stock of the Company), all determined on a consolidated basis and in accordance with GAAP. For purposes of this Agreement, Consolidated Fixed Charges shall be adjusted to give effect to the consummation of the Pinnacle Electronics Acquisition on a pro forma basis in accordance with GAAP, as if the Pinnacle Acquisition had occurred on June 30, 2003, such adjustments to be calculated in a manner reasonably satisfactory to the Agent.

Consolidated Interest Expense shall mean, for the period in question, without duplication, all gross interest expense of the Company and its Subsidiaries (including, without limitation, all commissions, discounts and/or related amortization and other fees and charges owed by the Company and its Subsidiaries with respect to letters of credit, the net costs associated with interest swap obligations of the Company and its Subsidiaries, capitalized interest expense, the interest portion of Capitalized Lease Obligations and the interest portion of any deferred payment obligation) during such period, all determined on a consolidated basis and in accordance with GAAP. For purposes of this Agreement, Consolidated Interest Expense shall be adjusted to give effect to the consummation of the Pinnacle Electronics Acquisition on a pro forma basis in accordance with GAAP, as if the Pinnacle Acquisition had occurred on June 30, 2003, such adjustments to be calculated in a manner reasonably satisfactory to the Agent.

Consolidated Net Income shall mean the after-tax net income (or loss) of the Company and its Subsidiaries for the period in question, determined on a consolidated basis and in accordance with GAAP. For purposes of this Agreement, Consolidated Net Income shall be adjusted to give effect to the consummation of the Pinnacle Electronics Acquisition on a pro forma basis in accordance with GAAP, as if the Pinnacle Acquisition had occurred on June 30, 2003, such adjustments to be calculated in a manner reasonably satisfactory to the Agent.

Consolidated Net Worth shall mean, as of the date of any determination thereof, the amount of the capital stock accounts (net of treasury stock, at cost) of the Company and its Subsidiaries as of such date plus (or minus in the case of a deficit) the surplus and retained earnings of the Company and its Subsidiaries as of such date, all determined on a consolidated basis and in accordance with GAAP.

Consolidated Operating Cash Flow shall mean, for the period in question, the sum of (a) Consolidated EBITDA during such period, plus (b) Consolidated Operating Lease Expense during such period, minus (c) all provisions for any Federal, state, local and/or foreign income taxes made by the Company and its Subsidiaries during such period (whether paid or deferred) minus (d) all Capital Expenditures made by the Company and/or any Subsidiary during such period (net of any Debt incurred by the Company and/or any Subsidiary (other than the Revolving Credit Loans) to finance such Capital Expenditure), all determined on a consolidated basis and in accordance with GAAP. For purposes of this Agreement, Consolidated Operating Cash Flow shall be adjusted to give effect to the consummation of the Pinnacle Electronics Acquisition on a pro forma basis in accordance with GAAP, as if the Pinnacle Acquisition had occurred on June 30, 2003, such adjustments to be calculated in a manner reasonably satisfactory to the Agent.

Consolidated Operating Lease Expense shall mean, for the period in question, the aggregate amount of all Operating Lease Expenses of the Company and its Subsidiaries during such period, all determined on a consolidated basis and in accordance with GAAP. For purposes of this Agreement, Consolidated Operating Lease Expense shall be adjusted to give effect to the consummation of the Pinnacle Electronics Acquisition on a pro forma basis in accordance with GAAP, as if the Pinnacle Acquisition had occurred on June 30, 2003, such adjustments to be calculated in a manner reasonably satisfactory to the Agent.

Consolidated Tangible Net Worth shall mean, as of the date of any determination thereof, the sum of (a) Consolidated Net Worth as of such date minus (b) the book value of all Intangible Assets of the Company and its Subsidiaries as of such date, all determined on a consolidated basis and in accordance with GAAP.

Consolidated Working Capital shall mean, as of the date of any determination thereof, the sum of (a) the Current Assets of the Company and its Subsidiaries as of such date minus (b) the Current Liabilities of the Company and its Subsidiaries as of such date, all determined on a consolidated basis and in accordance with GAAP.

Current Assets shall mean, with respect to any Person, all assets of such Person which, in accordance with GAAP, are required to be classified as current assets on a balance sheet of such Person.

Current Liabilities shall mean, with respect to any Person, all liabilities of such Person which, in accordance with GAAP, are required to be classified as current liabilities on a balance sheet of such Person; provided, however, that for purposes of this Agreement the outstanding Revolving Credit Loans under this Agreement shall be deemed to be Current Liabilities of the Company.

Debt of any Person shall mean, as of the date of determination thereof, the sum of (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the purchase or other acquisition of Property (other than unsecured trade accounts payable incurred in the ordinary course of business) plus (b) all Capitalized Lease Obligations of such Person plus (c) the aggregate undrawn face amount of all letters of credit and/or surety bonds issued for the account and/or upon the application of such Person together with all unreimbursed drawings with respect thereto plus (d) all Guarantees by such Person of Debt of others.

Default shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

Distribution in respect of any corporation, limited liability company, partnership or other entity shall mean (a) dividends or other distributions (other than stock dividends and stock splits) on or in respect of any of the capital stock, membership interests, partnership interests or other equity interests of such corporation, limited liability company, partnership or other entity and (b) the redemption, repurchase or other acquisition of any capital stock, membership interests, partnership interests or other equity interests of such corporation, limited liability company, partnership or other entity or of any warrants, rights or other options to purchase any such capital stock, membership interests, partnership interests or other equity interests.

Eligible Accounts shall mean all Accounts of each of the Company, LaBarge Electronics and LaBarge/STC other than: (a) Accounts which remain unpaid for more than ninety (90) days after their invoice dates and Accounts which are not due and payable within ninety (90) days after their invoice dates; (b) Accounts owing by a single Account Debtor, including a currently scheduled Account, if Twenty-Five Percent (25%) or more of the balance owing by said Account Debtor upon said Accounts is ineligible pursuant to clause (a) above; (c) Accounts with respect to which the Account Debtor is a shareholder, member or partner of the Company, LaBarge Electronics and/or LaBarge/STC or an Affiliate; (d) Accounts with respect to which payment by the Account Debtor is or may be conditional and Accounts commonly known as bill and hold Accounts or Accounts of a similar or like arrangement; (e) Accounts with respect to which the Account Debtor is not a resident or citizen of or otherwise located in the continental United States of America, unless such Accounts are backed in full by an irrevocable letter of credit in form and substance satisfactory to the Agent issued by a domestic commercial bank acceptable to the Agent; (f) Accounts with respect to which the Account Debtor is the United States of America, any state of the United States or any other governmental body or any department, agency or instrumentality of any of the foregoing, unless such Accounts are duly assigned to the Agent in accordance with all applicable governmental and regulatory rules and regulations (including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, if applicable) so that the Agent is recognized by the Account Debtor to have all of the rights of an assignee of such Accounts; (g) Accounts with respect to which the Company, LaBarge Electronics or LaBarge/STC, as the case may be, is or may become liable to the Account Debtor for goods sold or services rendered by such Account Debtor to the Company, LaBarge Electronics or LaBarge/STC, as the case may be, but only to the extent of the then aggregate liability of the Company, LaBarge Electronics or LaBarge/STC, as the case may be, to such Account Debtor (i.e. the excess of the aggregate face amount of Accounts of such Account Debtor over the aggregate liability of the Company, LaBarge Electronics or LaBarge/STC, as the case may be, to such Account Debtor shall constitute an Eligible Account unless otherwise excepted under this definition of Eligible Accounts); (h) Accounts with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the Account Debtor thereof or with respect to which the services performed giving rise thereto have not been completed and accepted as satisfactory by the Account Debtor thereof; (i) Accounts which are not invoiced (and dated as of such date) and sent to the Account Debtor thereof concurrently with or not later than five (5) days after the shipment and delivery to said Account Debtor of the goods giving rise thereto or the performance of the services giving rise thereto; (j) Accounts with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Company, LaBarge Electronics or LaBarge/STC, as the case may be (or by any agent or custodian of the Company, LaBarge Electronics or LaBarge/STC, as the case may be) for the account of or subject to further and/or future direction from the Account Debtor thereof; (k) Accounts arising from a consignment sale, a "sale on approval" or a "sale or return"; (l) Accounts as to which the Agent, at any time or times hereafter, determines, in good faith, that the prospects of payment or performance by the Account Debtor is or will be impaired in any material respect; (m) Accounts of an Account Debtor to the extent, but only to the extent, that the same exceed a credit limit determined by the Agent in its good faith discretion, at any time or times hereafter; (n) Accounts which are subject to any dispute, offset, counterclaim, discount (except for prompt payment discounts that do not exceed Two Percent (2%) of the invoice amount) or other claim or defense on the part of the Account Debtor or to any claim on the part of the Account Debtor contesting or denying liability under such Account; (o) Accounts with respect to which the Account Debtor is located in the State of New Jersey, the State of Minnesota or the State of West Virginia; provided, however, that such restriction shall not apply if the Company, LaBarge Electronics or LaBarge/STC, as the case may be, (i) has filed and has effective (A) in respect of Account Debtors located in the State of New Jersey, a Notice of Business Activities Report with the State of New Jersey Division of Taxation for the then current year, (B) in respect of Account Debtors located in the State of Minnesota, a Minnesota Business Activity Report with the Minnesota Department of Revenue for the then current year or (C) in respect of Account Debtors located in the State of West Virginia, a West Virginia Business Activity Report with the West Virginia Department of Tax and Revenue for the then current year, as applicable, or (ii) is otherwise exempt from such reporting requirements under the laws of such State(s); and (p) Accounts which are not subject to a first priority perfected security interest and lien in favor of the Agent for the ratable benefit of the Lenders.

Eligible Inventory shall mean all Inventory of each of the Company, LaBarge Electronics and LaBarge/STC which consists of raw materials, work-in-process or finished goods (specifically excluding any Inventory of the Company, LaBarge Electronics and/or LaBarge/STC which consists of packaging materials and/or shipping materials) other than: (a) any Inventory which is obsolete; (b) any Inventory which the Agent has in good faith determined, in accordance with its customary business practices, is unacceptable due to age, type, category, quality and/or quantity; (c) any Inventory of the Company which is not located at a location owned by the Company (including, without limitation, any Inventory in the possession of a warehouseman or processor for the Company) unless the Company has obtained and delivered to the Agent such landlord waivers, warehousemen waivers, bailee letters, access and non-offset agreements and/or other agreements, documents or notices as may be required by the Agent with respect to such Inventory; (d) any Inventory of LaBarge Electronics which is not located at a location owned by LaBarge Electronics (including, without limitation, any Inventory in the possession of a warehouseman or processor for LaBarge Electronics) unless LaBarge Electronics has obtained and delivered to the Agent such landlord waivers, warehousemen waivers, bailee letters, access and non-offset agreements and/or other agreements, documents or notices as may be required by the Agent with respect to such Inventory; (e) any Inventory of LaBarge/STC which is not located at a location owned by LaBarge/STC (including, without limitation, any Inventory in the possession of a warehouseman or processor for LaBarge/STC unless LaBarge/STC has obtained and delivered to the Agent such landlord waivers, warehousemen waivers, bailee letters, access and non-offset agreements and/or other agreements, documents or notices as may be required by the Agent with respect to such Inventory; (f) any Inventory which is held by the Company, LaBarge Electronics or LaBarge/STC on a consignment, "sale on approval" or "sale or return" basis; (g) any Inventory which is held by a third party on a consignment, "sale on approval" or "sale or return" basis; (h) any Inventory which is not located in the continental United States of America; (i) any Inventory of the Company which is not located at the chief executive office of the Company, one of the locations listed on Exhibit A to the Company Security Agreement or another location with respect to which the Company has complied with all of the requirements of Section 2(h) of the Company Security Agreement; (j) any Inventory of LaBarge Electronics which is not located at the chief executive office of LaBarge Electronics, one of the locations listed on Exhibit A to the LaBarge Electronics Security Agreement or another location with respect to which LaBarge Electronics has complied with all of the requirements of Section 2(h) of the LaBarge Electronics Security Agreement; (k) any Inventory of LaBarge/STC which is not located at the chief executive office of LaBarge/STC, one of the locations listed on Exhibit A to the LaBarge/STC Security Agreement or another location with respect to which LaBarge/STC has complied with all of the requirements of Section 2(h) of the LaBarge/STC Security Agreement; and (l) any Inventory which is not subject to a first priority perfected security interest and lien in favor of the Agent for the ratable benefit of the Lenders.

Environmental Claim shall mean any administrative, regulatory or judicial action, judgment, order, consent decree, suit, demand, demand letter, claim, Lien, notice of noncompliance or violation, investigation or other proceeding arising (a) pursuant to any Environmental Law or governmental or regulatory approval issued under any such Environmental Law, (b) from the presence, use, generation, storage, treatment, Release, threatened Release, disposal, remediation or other existence of any Hazardous Substance, (c) from any removal, remedial, corrective or other response action pursuant to an Environmental Law or the order of any governmental or regulatory authority or agency, (d) from any third party seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other relief in connection with a Hazardous Substance or arising from alleged injury or threat of injury to health, safety, natural resources or the environment or (e) from any Lien against any Property owned, leased or operated by the Company or any Subsidiary in favor of any governmental or regulatory authority or agency in connection with a Release, threatened Release or disposal of a Hazardous Substance.

Environmental Law shall mean any Federal, state, local, foreign or other statute, law, rule, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to Releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, Hazardous Substances or crude oil, or any fraction thereof, to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any rule, regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to any of the Property owned, leased or operated by the Company or any Subsidiary or the operation, construction or modification of any such Property, including, without limitation, the following: CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state or local law, and any state or local statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the Release or threatened Release of Hazardous Substances or crude oil, or any fraction thereof and all rules, regulations, guidance documents and publication promulgated thereunder.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

ERISA Affiliate shall mean any corporation, limited liability company, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

Eurodollar Business Day shall mean any Business Day on which commercial bank(s) are open for international business (including dealings in dollar deposits) in London.

Event of Default shall have the meaning ascribed thereto in Section 6.

Existing Letters of Credit shall have the meaning ascribed thereto in Section 2.03(g).

Fed Funds Rate shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 9:00 a.m. (St. Louis time) on such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

GAAP shall mean, at any time, generally accepted accounting principles at such time in the United States.

Guarantee by any Person shall mean any obligation (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), contingent or otherwise, of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, liability, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any Property constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the then outstanding principal amount of such Indebtedness for borrowed money which has been guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited. Guarantee when used as a verb shall have a correlative meaning.

Hazardous Substance shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any Environmental Law or any other statute, law, ordinance, rule or regulation of any Federal, state, local, foreign or other body, instrumentality, agency, authority or official having jurisdiction over any of the Property owned, leased or operated by the Company or any Subsidiary or its use, including, without limitation, any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

Indebtedness shall mean, with respect to any Person, without duplication, all indebtedness, liabilities and obligations of such Person which in accordance with GAAP are required to be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the purchase or other acquisition of Property, (b) obligations secured by any Lien on, or payable out of the proceeds of or production from, any Property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (c) indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person, (d) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (e) Capitalized Lease Obligations of such Person, (f) the aggregate undrawn face amount of all letters of credit and/or surety bonds issued for the account of and/or upon the application of such Person together with all unreimbursed drawings with respect thereto, (g) net obligations under any Swap Contract and (h) indebtedness, liabilities and obligations of such Person under Guarantees.

Intangible Assets shall mean all patents, trademarks, service marks, copyrights, trade names, goodwill (including any amounts, however designated, representing the cost of acquisition of business and investments in excess of the book value thereof), unamortized debt discount and expense, unamortized deferred charges, deferred research and development costs, any write-up of asset value after the date of this Agreement, non-competition covenants, signing bonuses, prepaid expenses and other forms of prepaid assets, deferred taxes, loans, advances and/or other amounts due from shareholders, directors, officers, managers and/or employees, intercompany accounts, investments in and receivables due from affiliates, deposits for insurance, utilities and the like and any other assets treated as intangible assets under GAAP.

Interest Period shall mean:

(a) with respect to each Revolving Credit LIBOR Loan:

(i) initially, the period commencing on the date of such Revolving Credit LIBOR Loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by the Company and each Lender), as the Company may elect in the applicable Notice of Revolving Credit Borrowing; and

(ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Revolving Credit LIBOR Loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by the Company and each Lender), as the Company may elect pursuant to Section 2.06(a);

provided that:

(iii) subject to clauses (iv) and (v) below, any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day;

(iv) subject to clause (v) below, any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

(v) no Interest Period shall extend beyond the last day of the Revolving Credit Period; and

(b) with respect to each Term LIBOR Loan:

(i) initially, the period commencing on the date selected by LaBarge Electronics in the applicable Interest Rate Selection Notice and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by LaBarge Electronics and each Lender), as LaBarge Electronics may elect in the applicable Interest Rate Selection Notice; and

(ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Term LIBOR Loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by LaBarge Electronics and each Lender), as LaBarge Electronics may elect in the applicable Interest Rate Selection Notice;

provided that:

(iii) no Interest Period for a Term LIBOR Loan shall extend beyond a date on which LaBarge Electronics is required to make a scheduled payment of principal on the Term Loan unless the sum of (A) the aggregate principal amount of outstanding Term Base Rate Loans plus (B) the aggregate principal amount of outstanding Term LIBOR Loans with Interest Periods expiring on or before the date such scheduled principal payment is due equals or exceeds the aggregate principal amount to be paid on the Term Loan on such principal payment date;

(iv) subject to clauses (v) and (vi) below, any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day;

(v) subject to clause (vi) below, any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

(vi) no Interest Period shall extend beyond the maturity date of the Term Loan.

Interest Rate Selection Notice shall have the meaning ascribed thereto in Section 2.06(b).

Inventory shall mean all goods owned by the Company, LaBarge Electronics or LaBarge/STC, Inc. and held for sale or lease in the ordinary course of such Person's business.

Investment shall mean any investment (including, without limitation, any loan or advance) by the Company or any Subsidiary in or to any Person, whether payment therefor is made in cash or capital stock, membership interests or other equity interests of the Company or any Subsidiary, and whether such investment is by acquisition of capital stock, membership interests or other equity interests or Indebtedness, or by loan, advance, transfer of Property, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business or otherwise.

LaBarge Electronics Collateral Assignment of Asset Sale and Purchase Agreement shall mean that certain Collateral Assignment of Asset Sale and Purchase Agreement dated as of the date hereof and executed by LaBarge Electronics in favor of the Agent, as the same may from time to time be amended, modified, extended, renewed or restated.

LaBarge Electronics Membership Interest Pledge Agreement shall mean that certain Membership Interest Pledge Agreement dated as of the date hereof and executed by LaBarge Electronics in favor of the Agent, as the same may from time to time be amended, modified, extended, renewed or restated.

LaBarge Electronics Patent, Trademark and License Security Agreement shall mean that certain Patent, Trademark and License Security Agreement dated as of the date hereof and executed by LaBarge Electronics in favor of the Agent, as the same may from time to time be amended, modified, extended, renewed or restated.

LaBarge Electronics Security Agreement shall mean that certain Security Agreement dated as of the date hereof and executed by LaBarge Electronics in favor of the Agent, as the same may from time to time be amended, modified, extended, renewed or restated.

LaBarge - OCS shall mean LaBarge - OCS, Inc., a Delaware corporation.

LaBarge - OCS Patent, Trademark and License Security Agreement shall mean that certain Patent, Trademark and License Security Agreement dated as of the date hereof and executed by LaBarge - OCS in favor of the Agent, as the same may from time to time be amended, modified, extended, renewed or restated.

LaBarge - OCS Security Agreement shall mean that certain Security Agreement dated as of the date hereof and executed by LaBarge - OCS in favor of the Agent, as the same may from time to time be amended, modified, extended, renewed or restated.

LaBarge Properties shall mean LaBarge Properties, Inc., a Missouri corporation.

LaBarge/STC shall mean LaBarge/STC, Inc., a Texas corporation.

LaBarge/STC Patent, Trademark and License Security Agreement shall mean that certain Patent, Trademark and License Security Agreement dated as of the date hereof and executed by LaBarge/STC in favor of the Agent, as the same may from time to time be amended, modified, extended, renewed or restated.

LaBarge/STC Security Agreement shall mean that certain Security Agreement dated as of the date hereof and executed by LaBarge/STC in favor of the Agent, as the same may from time to time be amended, modified, extended, renewed or restated.

Lender shall mean each Lender listed on the signature pages of this Agreement, and its successors and permitted assigns; and Lenders shall mean all of the Lenders; provided, however, that for purposes of this Agreement and each other Transaction Document, "Lender" shall also include each affiliate of a Lender which has entered into a Swap Contract with a Borrower relating to the Revolving Credit Loans and/or the Term Loan and its successor and assigns and each such affiliate and its successors and assigns shall be deemed to be a Lender party to this Agreement.

Letter of Credit and Letters of Credit shall have the respective meanings ascribed thereto in Section 2.03(a).

Letter of Credit Application shall mean an application and agreement for irrevocable standby letter of credit in the form of Exhibit E attached hereto and incorporated herein by reference (or such other form as may then be U.S. Bank's standard form of application and agreement for irrevocable standby letter of credit) or an application and agreement for irrevocable commercial letter of credit in the form of Exhibit F attached hereto and incorporated herein by reference (or such other form as may then be U.S. Bank's standard form of application and agreement for irrevocable commercial letter of credit), as the case may be, in either case executed by the Company, as applicant and account party, and delivered to U.S. Bank pursuant to Section 2.03, as the same may from time to time be amended, modified, extended, renewed or restated.

Letter of Credit Issuance Fee shall have the meaning ascribed thereto in Section 2.03(d).

Letter of Credit Request shall have the meaning ascribed thereto in Section 2.03(a).

Letter of Credit Reimbursement Agreement shall mean that certain Continuing Reimbursement Agreement for Letters of Credit dated as of the date hereof and executed by the Company in favor of U.S. Bank, as the same may from time to time be amended, modified, extended, renewed or restated.

LIBOR Base Rate shall mean, with respect to the applicable Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available or (b) if the LIBOR Index Rate is not available, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum of interest at which deposits in U.S. Dollars are offered to U.S. Bank in the London interbank market by two (2) Eurodollar dealers of recognized standing, selected by U.S. Bank in its sole discretion, at or about 11:00 a.m. (London time) on the date two (2) Eurodollar Business Days before the first day of such Interest Period, for delivery on the first day of the applicable Interest Period for a number of days comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply.

LIBOR Index Rate shall mean, with respect to the applicable Interest Period, a rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) equal to the British Bankers' Association interest settlement rates for U.S. Dollar deposits for such Interest Period as of 11:00 a.m. (London time) on the day two (2) Eurodollar Business Days before the first day of such Interest Period as published on Telerate Page 3750 or any successor thereto.

LIBOR Loan shall mean any Loan or portion of any Loan bearing interest based on the LIBOR Rate.

LIBOR Rate shall mean (a) the quotient of the (i) LIBOR Base Rate divided by (ii) one minus the applicable LIBOR Reserve Percentage plus (b) the Applicable LIBOR Margin. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage and/or the Applicable LIBOR Margin.

LIBOR Reserve Percentage shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by The Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special or marginal reserves) with respect to "Eurocurrency liabilities" as defined in Regulation D or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined, whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at such time. LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without the benefit of any credits for proration, exceptions or offsets which may be available from time to time to any Lender. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

Lien shall mean any interest in any Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt, any lease, consignment or bailment for security purposes and any Capitalized Lease. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

Loan shall mean each Revolving Credit Loan and the Term Loan; and Loans shall mean any or all of the foregoing.

Material Adverse Effect shall mean (a) a material adverse effect on the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of the Company, LaBarge Electronics and/or the Company and its Subsidiaries taken as a whole, (b) material impairment of the ability of the Company, LaBarge Electronics and/or any other Obligor to perform any of its obligations under this Agreement, any Note and/or any other Transaction Document or (c) material impairment of the enforceability of the rights of, or benefits available to, the Agent and/or any Lender under this Agreement, any Note and/or any other Transaction Document.

Moody's shall mean Moody's Investors Service, Inc.

Multi-Employer Plan shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of the Company, any Subsidiary or any ERISA Affiliate or to which the Company, any Subsidiary or any ERISA Affiliate has contributed in the past or currently contributes.

Note shall mean each Revolving Credit Note and each Term Loan Note; and Notes shall mean all of the foregoing.

Notice of Revolving Credit Borrowing shall have the meaning ascribed thereto in Section 2.04.

Obligor shall mean the Company, LaBarge Electronics, LaBarge - OCS, LaBarge Properties, LaBarge/STC, Pinnacle POS and each other Person who is or shall at any time hereafter become primarily or secondarily liable on any of the Borrower's Obligations owed by any one or more of the Borrowers or who grants the Agent for the ratable benefit of the Lenders a Lien upon any of the Property of such Person as security for any of the Borrower's Obligations owed by any one or more of the Borrowers and/or any Guarantee thereof.

Occupational Safety and Health Laws shall mean the Occupational Safety and Health Act of 1970, as amended, and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

Operating Lease shall mean any lease of Property, whether real and/or personal, by a Person as lessee which is not a Capitalized Lease.

Operating Lease Expenses shall mean with respect to any Person, for the period in question, the aggregate amount of rental and other expenses incurred by such Person in respect of Operating Leases during such period, all determined in accordance with GAAP.

Other Taxes shall have the meaning ascribed thereto in Section 2.24.

Participant shall have the meaning ascribed thereto in Section 8.12(b).

PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

Pension Plan shall mean a "pension plan," as such term is defined in Section 3(2) of ERISA, which is established or maintained by the Company, any Subsidiary or any ERISA Affiliate, other than a Multi-Employer Plan.

Permitted Liens shall mean any of the following:

(a) Liens in favor of the Agent for the ratable benefit of the Lenders;

(b) Liens in favor of U.S. Bank under the Letter of Credit Reimbursement Agreement and/or any Letter of Credit Application;

(c) Liens on Property of a Subsidiary to secure obligations of such Subsidiary to the Company;

(d) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Section 5.01(d) and/or 5.01(e);

(e) Liens (other than any Liens imposed by ERISA) incidental to the conduct of business or the ownership of Properties (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and Attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the purchase or other acquisition of Property; provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been set aside;

(f) survey exceptions, easements, reservations, rights of others for rights-of-way, utilities and other similar purposes and/or zoning or other restrictions as to the use of real properties, which are necessary or desirable for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in any event materially impair the use of such real properties in the operation of the business of the Company and its Subsidiaries;

(g) Liens existing as of the date of this Agreement and listed on Schedule 4.12 attached hereto (without giving effect to any changes to Schedule 4.12 made after the date of this Agreement);

(h) purchase money Liens granted to a Person financing a Capital Expenditure so long as (i) the Lien granted is limited to the specific fixed assets acquired and the proceeds thereof, (ii) the aggregate principal amount of Debt secured by the Lien is not more than the acquisition cost of the specific fixed assets on which the Lien is granted and (iii) the transaction does not violate any other provision of this Agreement; and

(i) Capitalized Leases.

Person shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

Pinnacle Electronics Acquisition shall mean the acquisition by LaBarge Electronics of substantially all of the assets of the Pinnacle Electronics, LLC pursuant to, and in accordance with, the terms of that certain Asset Sale and Purchase Agreement dated on or about February 17, 2004, by and between Pinnacle Electronics, LLC, as seller and LaBarge Electronics, as buyer.

Pinnacle Electronics Acquisition Agreement shall mean that certain Asset Sale and Purchase Agreement dated on or about February 17, 2004, by and between Pinnacle Electronics, LLC, as seller and LaBarge Electronics, as buyer.

Pinnacle POS shall mean Pinnacle POS, LLC, a Delaware limited liability company.

Pinnacle POS Patent, Trademark and License Security Agreement shall mean that certain Patent, Trademark and License Security Agreement dated as of the date hereof and executed by Pinnacle POS in favor of the Agent, as the same may from time to time be amended, modified, extended, renewed or restated.

Pinnacle POS Security Agreement shall mean that certain Security Agreement dated as of the date hereof and executed by Pinnacle POS in favor of the Agent, as the same may from time to time be amended, modified, extended, renewed or restated.

Prime Rate shall mean the interest rate announced from time to time by U.S. Bank as its "prime rate" (which rate shall fluctuate as and when said prime rate shall change). The Company acknowledges that such "prime rate" is a reference rate and does not necessarily represent the lowest or best rate offered by U.S. Bank or any other Lender to its customers.

Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, the Company and each Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

Pro Rata Share shall mean for the item at issue, with respect to each Lender, a percentage, the numerator of which is the portion of such item owned or held by such Lender and the denominator of which is the total amount of such item owned or held by all of the Lenders. For example, (a) if the amount of the Revolving Credit Commitment of a Lender is $1,000,000.00 and the total amount of the Revolving Credit Commitments of all of the Lenders is $5,000,000.00, such Lender's Pro Rata Share of the Revolving Credit Commitments would be Twenty Percent (20%) and (b) if the original principal amount of a Loan is $5,000,000.00 and the portion of such Loan made by one Lender is $500,000.00, such Lender's Pro Rata Share of such Loan would be Ten Percent (10%). As of the date of this Agreement, the Pro Rata Shares of the Lenders with respect to the Revolving Credit Commitments, the Revolving Credit Loans, the Term Loan Commitments and the Term Loan are as follows: (a) U.S. Bank - 100%.

RCRA shall mean the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq., and any future amendments.

Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System, as from time to time amended.

Regulatory Change shall have the meaning ascribed thereto in Section 2.17.

Release shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks and/or other receptacles containing (or containing traces of) any Hazardous Substance.

Reportable Event shall have the meaning given to such term in ERISA.

Required Lenders shall mean at any time Lenders having Sixty-Six and Two-Thirds Percent (66-2/3%) or more of the aggregate amount of Loans then outstanding or, if no Loans are then outstanding, then Sixty-Six and Two-Thirds Percent (66-2/3%) or more of the total Revolving Credit Commitments of all of the Lenders; provided, however, that if there are two or fewer Lenders, Required Lenders shall mean all of the Lenders.

Restricted Investment shall mean any Investment, or any expenditure or any incurrence of any liability to make any expenditure for an Investment, other than:

(a) loans and/or advances by the Company to any Subsidiary;

(b) loans and/or advances by any Subsidiary to the Company which are subordinated in writing to the payment of the Borrower's Obligations owed by the Company in form and substance satisfactory to the Required Lenders;

(c) direct obligations of the United States of America or any instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

(d) Investments in readily marketable commercial paper which, at the time of acquisition thereof by the Company or any Subsidiary, is rated A-1 or better by S&P and P-1 or better by Moody's and which matures within 270 days from the date of acquisition thereof, provided that the issuer of such commercial paper shall, at the time of acquisition of such commercial paper, have a senior long-term debt rating of at least A by S&P and Moody's;

(e) negotiable certificates of deposit or negotiable bankers acceptances issued by any Lender or any other bank or trust company organized under the laws of the United States of America or any state thereof, which bank or trust company (other than the Lenders to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and has a Thomson BankWatch Global Issuer Rating of "B" or better (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

(f) repurchase agreements, which shall be collateralized for at least 102% of face value, issued by any Lender or any other bank or trust company organized under the laws of the United States or any state thereof, which bank or trust company (other than the Lenders to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and has a Thomson BankWatch Global Issuer Rating of "B" or better (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

(g) Investments existing as of the date of this Agreement and listed on Schedule 4.18 attached hereto (without giving effect to any changes to Schedule 4.18 made after the date of this Agreement), and any future retained earnings in respect thereof; and

(h) in addition to any such loans and advances existing as of the date of this Agreement and listed on Schedule 4.18 attached hereto (without giving effect to any changes to Schedule 4.18 made after the date of this Agreement), loans or advances in the usual and ordinary course of business to officers and/or employees of the Company or a Subsidiary for business expenses in the aggregate principal amount of up to $200,000.00 at any one time outstanding.

Revolving Credit Commitment shall mean, subject to any reduction of the Revolving Credit Commitments pursuant to Section 2.01(e) and to any assignments of the Revolving Credit Commitments by the Lenders to the extent permitted by Section 8.12: with respect to U.S. Bank - $20,000,000.00.

Revolving Credit Guaranty shall mean that certain Guaranty dated as of the date hereof and executed by LaBarge Electronics, LaBarge -OCS, LaBarge Properties, LaBarge/STC and Pinnacle POS in favor of the Agent and the Lenders with respect to the Borrower's Obligations owed by the Company, as the same may from time to time be amended, modified, extended, renewed or restated.

Revolving Credit Base Rate Loan shall mean any Revolving Credit Loan bearing interest based on the Adjusted Base Rate.

Revolving Credit LIBOR Loan shall mean any Revolving Credit Loan bearing interest based on the LIBOR Rate.

Revolving Credit Loan and Revolving Credit Loans shall have the respective meanings ascribed thereto in Section 2.01(a).

Revolving Credit Notes shall have the meaning ascribed thereto in Section 2.05(a).

Revolving Credit Period shall mean the period commencing on the date of this Agreement and ending February 17, 2009; provided, however, that the Revolving Credit Period shall end on the date the Revolving Credit Commitments are terminated pursuant to Section 6 or otherwise.

S&P shall mean Standard and Poor's Ratings Group.

Standby Letter of Credit Commitment Fee shall have the meaning ascribed thereto in Section 2.03(d).

Subordination Agreement shall mean that certain Subordination Agreement dated as of the date hereof and executed by U.S. Bank National Association in favor of the Agent and the Lenders with respect to certain obligations of the Company to U.S. Bank National Association, as the same may from time to time be amended, modified, extended, renewed or restated.

Subsidiary shall mean any corporation, limited liability company, partnership or other entity of which more than Fifty Percent (50%) of the issued and outstanding capital stock, membership interests, partnership interests or other equity interests entitled to vote for the election of directors, managing partners or other persons performing similar functions (other than by reason of default in the payment of dividends or other distributions) is at the time owned directly or indirectly by the Company and/or any Subsidiary.

Swap Contract shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

Swap Termination Value shall mean, in respect of any Swap Contract, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contract, (a) for any date on or after the date such Swap Contract has been closed out and a termination value determined in accordance therewith, such termination value and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark-to-market value for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contract (which may include a Lender or any affiliate of a Lender).

Taxes shall have the meaning ascribed thereto in Section 2.24.

Term Base Rate Loan shall mean any portion of the Term Loan bearing interest based on the Adjusted Base Rate.

Term LIBOR Loan shall mean any portion of any Term Loan bearing interest based on the LIBOR Rate.

Term Loan shall have the meaning ascribed thereto in Section 2.02.

Term Loan Commitments shall mean, subject to any assignments of the Term Loan Commitments by the Lenders to the extent permitted by Section 8.12: with respect to U.S. Bank, $25,000,000.00.

Term Loan Guaranty shall mean that certain Guaranty dated as of the date hereof and executed by the Company, LaBarge - OCS, LaBarge Properties, LaBarge/STC and Pinnacle POS in favor of the Agent and the Lenders with respect to the Borrower's Obligations owed by LaBarge Electronics, as the same may from time to time be amended, modified, extended, renewed or restated.

Term Loan Notes shall have the meaning ascribed thereto in Section 2.05(b).

Total Revolving Credit Outstandings shall mean, as of any date, the sum of (a) the aggregate principal amount of all Revolving Credit Loans outstanding as of such date plus (b) the aggregate undrawn face amount of all Letters of Credit outstanding as of such date plus all unreimbursed drawings with respect thereto.

Transaction Documents shall mean this Agreement, the Notes, the Letter of Credit Reimbursement Agreement, the Letter of Credit Applications, the Revolving Credit Guaranty, the Term Loan Guaranty, the Company Patent, Trademark and License Security Agreement, the Company Security Agreement, the Company Stock Pledge Agreement, the LaBarge Electronics Collateral Assignment of Asset Sale and Purchase Agreement, the LaBarge Electronics Membership Interest Pledge Agreement, the LaBarge Electronics Patent, Trademark and License Security Agreement, the LaBarge Electronics Security Agreement, the LaBarge - OCS Patent, Trademark and License Security Agreement, the LaBarge - OCS Security Agreement, the LaBarge/STC Patent, Trademark and License Security Agreement, the LaBarge/STC Security Agreement, the Pinnacle POS Patent, Trademark and License Security Agreement, the Pinnacle POS Security Agreement and any and all other agreements, documents and instruments heretofore, now or hereafter delivered to the Agent and/or any Lender with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder, any Letters of Credit issued hereunder, any of the Borrower's Obligations owed by any one or more of the Borrowers, any Guarantee of any of the Borrower's Obligations owed by any one or more of the Borrowers, and executed by or on behalf of the Company, LaBarge Electronics and/or any other Obligor, including, without limitation, any Swap Contract now or hereafter executed by a Borrower with or in favor of a Lender or an affiliate of a Lender relating to the Revolving Credit Loans and/or the Term Loan, as the same may from time to time be amended, modified, extended, renewed or restated.

U.S. Bank shall mean U.S. Bank National Association, a national banking association, in its individual corporate capacity as a Lender under this Agreement and the other Transaction Documents and not as Agent under this Agreement and the other Transaction Documents.

Voting Stock shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Welfare Plan shall mean a "welfare plan" as such term is defined in Section 3(1) of ERISA, which is established or maintained by the Company, any Subsidiary or any ERISA Affiliate, other than a Multi-Employer Plan.

1.02 Continuance of an Event of Default. For purposes of this Agreement and the other Transaction Documents, an Event of Default shall deemed to be continuing until it is waived in writing by the Lenders as required by Section 8.10 of this Agreement.

1.03 Accounting Terms and Determinations. Except as otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes approved by the Company's independent certified public accountants and by the Required Lenders) with the most recent audited financial statements of the Company delivered to the Agent and the Lenders.

SECTION 2.  LOANS AND LETTERS OF CREDIT.

2.01 Revolving Credit Commitments. (a) Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default has occurred and is continuing, during the Revolving Credit Period, each Lender severally agrees to make such loans to the Company (individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") as the Company may from time to time request pursuant to Section 2.04. Each Revolving Credit Loan under this Section 2.01(a) which is a Revolving Credit Base Rate Loan shall be for an aggregate principal amount of at least $100,000.00 or any larger multiple of $25,000.00. Each Revolving Credit Loan under this Section 2.01(a) which is a Revolving Credit LIBOR Loan shall be for an aggregate principal amount of at least $1,000,000.00 or any larger multiple of $250,000.00. The aggregate principal amount of Revolving Credit Loans which each Lender shall be required to have outstanding under this Agreement as of any date shall not exceed the product of (i) such Lender's Pro Rata Share of the total Revolving Credit Commitments of all of the Lenders multiplied by (ii) the sum of (A) the lesser of (1) the total Revolving Credit Commitments of all of the Lenders as of such date or (2) the Borrowing Base as of such date minus (B) the aggregate undrawn face amount of all Letters of Credit outstanding as of such date plus all unreimbursed drawings with respect thereto; provided, however, that in no event shall (i) the Total Revolving Credit Outstandings as of any date exceed the lesser of (A) the total Revolving Credit Commitments of all of the Lenders as of such date or (B) the Borrowing Base as of such date or (ii) the sum of (A) the aggregate principal amount of all outstanding Revolving Credit Loans made by any Lender plus (B) such Lender's Pro Rata Share of the aggregate undrawn face amount of all outstanding Letters of Credit plus all unreimbursed drawings with respect thereto exceed the amount of such Lender's Revolving Credit Commitment. Each Revolving Credit Loan under this Section 2.01 shall be made from the several Lenders ratably in proportion to their respective Pro Rata Shares. Within the foregoing limits, the Company may borrow under this Section 2.01(a), prepay under Section 2.11 and reborrow at any time during the Revolving Credit Period under this Section 2.01(a). All Revolving Credit Loans not paid prior to the last day of the Revolving Credit Period, together with all accrued and unpaid interest thereon and all fees and other amounts owing by the Company to the Agent and/or the Lenders with respect thereto, shall be due and payable on the last day of the Revolving Credit Period. The failure of any Lender to make any Revolving Credit Loan required under this Agreement shall not release any other Lender from its obligation to make Revolving Credit Loans as provided herein.

(b) The Company shall deliver to the Agent and each Lender on the date of this Agreement (with respect to the fiscal month of the Company ended January 25, 2004) and on or before the fifteenth (15th) day of each month thereafter commencing March 15, 2004, a borrowing base certificate in the form of Exhibit A attached hereto and incorporated herein by reference (a "Borrowing Base Certificate") (together with such supporting information as the Agent or any Lender may reasonably request in connection therewith) setting forth:

(i) the Borrowing Base and its components as of the end of the immediately preceding fiscal month of the Company;

(ii) the aggregate principal amount of all Revolving Credit Loans outstanding as of the end of the immediately preceding fiscal month of the Company;

(iii) the aggregate undrawn face amount of all Letters of Credit outstanding as of the end of the immediately preceding fiscal month of the Company plus all unreimbursed drawings with respect thereto; and

(iv) the difference, if any, between the Borrowing Base and the Total Revolving Credit Outstandings as of the end of the immediately preceding fiscal month of the Company.

The Borrowing Base shown in such Borrowing Base Certificate shall be and remain the Borrowing Base hereunder until the next Borrowing Base Certificate is delivered to the Agent and each Lender, at which time the Borrowing Base shall be the amount shown in such subsequent Borrowing Base Certificate. Each Borrowing Base Certificate shall be certified (subject to normal year-end adjustments) as being true, correct and complete in all material respects by the President or the chief financial officer of the Company.

(c) If at any time the Total Revolving Credit Outstandings are greater than the Borrowing Base as shown on the most recent Borrowing Base Certificate, the Company shall be automatically required (without demand or notice of any kind by the Agent or any Lender, all of which are hereby expressly waived by the Company) to immediately repay the Revolving Credit Loans and/or surrender for cancellation the outstanding Letters of Credit, in either case in an amount sufficient to reduce the amount of the Total Revolving Credit Outstandings to the amount of the Borrowing Base.

(d) If the total Revolving Credit Commitments of all of the Lenders on any date should be less than the Total Revolving Credit Outstandings on such date, whether as a result of the Company's election to decrease the amount of the Revolving Credit Commitments of the Lenders pursuant to Section 2.01(e) or otherwise, the Company shall be automatically required (without demand or notice of any kind by the Agent or any Lender, all of which are hereby expressly waived by the Company) to immediately repay the Revolving Credit Loans and/or surrender for cancellation the outstanding Letters of Credit, in either case in an amount sufficient to reduce the amount of the Total Revolving Credit Outstandings to an amount equal to or less than the total Revolving Credit Commitments of all of the Lenders.

(e) The Company may, upon three (3) Business Days' prior written notice to the Agent and each Lender, terminate entirely at any time, or proportionately reduce from time to time on a pro rata basis among the Lenders based on their respective Pro Rata Shares by an aggregate amount of $1,000,000.00 or any larger multiple of $250,000.00 the unused portions of the Revolving Credit Commitments; provided, however, that (i) at no time shall the Revolving Credit Commitments be reduced to a figure less than the Total Revolving Credit Outstandings, (ii) at no time shall the Revolving Credit Commitments be reduced to a figure greater than $0.00 but less than $10,000,000.00 and (iii) any such termination or reduction shall be permanent and the Company shall have no right to thereafter reinstate or increase, as the case may be, the Revolving Credit Commitment of any Lender.

2.02 Term Loan. Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default has occurred and is continuing, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a term loan to LaBarge Electronics on or about the date of this Agreement in an original principal amount equal to the amount of such Lender's Term Loan Commitment (collectively, the "Term Loan"). The Term Loan shall be made by the Lenders ratably in proportion to their respective Term Loan Commitments. The Term Loan shall mature on February 17, 2009. Principal on the Term Loan shall be payable in twenty-four (24) consecutive quarterly installments as follows:

Date of Principal Payment	Amount of Principal Payment

May 31, 2004	$1,000,000.00
August 31, 2004	$1,000,000.00
November 30, 2004	$1,000,000.00
February 28, 2005	$1,000,000.00
May 31, 2005	$1,000,000.00
August 31, 2005	$1,000,000.00
November 30, 2005	$1,000,000.00
February 28, 2006	$1,000,000.00
May 31, 2006	$1,250,000.00
August 31, 2006	$1,250,000.00
November 30, 2006	$1,250,000.00
February 28, 2007	$1,250,000.00
May 31, 2007	$1,500,000.00
August 31, 2007	$1,500,000.00
November 30, 2007	$1,500,000.00
February 28, 2008	$1,500,000.00
May 31, 2008	$1,500,000.00
August 31, 2008	$1,500,000.00
November 30, 2008	$1,500,000.00
February 17, 2009	$1,500,000.00

All principal payments and prepayments on the Term Loan shall, unless otherwise directed by LaBarge Electronics in writing at or prior to the time of such payment or prepayment, be applied first to that portion of the Term Loan, if any, accruing interest based on the Adjusted Base Rate and then to those portions of the Term Loan, if any, accruing interest based on the LIBOR Rate (and among those portions of the Term Loan, if any, accruing interest based on the LIBOR Rate, being applied to the Interest Periods in the order of their respective expiration dates (i.e. earliest expiration date first)).

2.03 Letter of Credit Commitment. (a) Subject to the terms and conditions of this Agreement and so long as no Default or Event of Default has occurred and is continuing (provided, however, that U.S. Bank shall have no liability to any other Lender for issuing a Letter of Credit after the occurrence or during the continuance of any Default or Event of Default unless U.S. Bank has previously received notice in writing from the Company or any other Lender of, or has actual knowledge of, the occurrence of such Default or Event of Default), during the Revolving Credit Period, U.S. Bank hereby agrees to issue irrevocable standby letters of credit and/or irrevocable commercial letters of credit for the account of the Company (individually, a "Letter of Credit" and collectively, the "Letters of Credit") in an amount and for the term specifically requested by the Company by notice in writing to U.S. Bank in the form of Exhibit D attached hereto and incorporated herein by reference (a "Letter of Credit Request"); provided, however, that:

(i) the Company shall have executed and delivered to U.S. Bank a Letter of Credit Application with respect to such Letter of Credit;

(ii) the date of issuance of such Letter of Credit must be a Business Day which is at least thirty (30) Business Days before the last day of the Revolving Credit Period;

(iii) the term of any such Letter of Credit shall not extend beyond the earlier of (A) the date one (1) year after the date of issuance thereof or (B) three (3) Business Days before the last day of the Revolving Credit Period;

(iv) any Letter of Credit may only be utilized to guaranty the payment of obligations of the Company or a Subsidiary to third parties;

(v) after giving effect to the issuance of the requested Letter of Credit: (A) the Total Revolving Credit Outstandings must not exceed the lesser of (1) the total Revolving Credit Commitments of all of the Lenders at such time or (2) the Borrowing Base at such time and (B) the sum of the aggregate undrawn face amount of all outstanding Letters of Credit plus all unreimbursed drawings with respect thereto must not exceed the lesser of (1) the lesser of (x) the total Revolving Credit Commitments of all of the Lenders at such time or (y) the Borrowing Base at such time or (2) $10,000,000.00; and

(vi) the text of any such Letter of Credit is provided to U.S. Bank no less than five (5) Business Days prior to the requested issuance date, which text must be acceptable to U.S. Bank in its sole and absolute discretion.

(b) The payment of drafts under each Letter of Credit shall be made in accordance with the terms thereof and, in that connection, U.S. Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed in good faith by U.S. Bank to be genuine. U.S. Bank agrees to use commercially reasonable efforts to give the Company oral or written notice prior to making a payment on or with respect to any draw on any Letter of Credit; provided, however, that the failure to give such notice shall not affect the Company's obligation to reimburse U.S. Bank for any such payment. U.S. Bank shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing document that may be presented to it other than the duties contemplated by the Letter of Credit Reimbursement Agreement and the applicable Letter of Credit Application. If U.S. Bank shall have received documents that in its good faith judgment constitute all of the documents that are required to be presented before payment or acceptance of a draft under a Letter of Credit, it shall be entitled to pay or accept such draft provided such documents substantially conform on their face to the requirements of such Letter of Credit.

(c) In the event of any payment by U.S. Bank of a draft presented under a Letter of Credit, the Company agrees to pay to U.S. Bank in immediately available funds at the time of such drawing an amount equal to the sum of such drawing plus U.S. Bank's customary published negotiation, processing and other fees related thereto. The Company hereby authorizes U.S. Bank to charge or cause to be charged the Company's bank accounts at U.S. Bank to the extent there are balances of immediately available funds therein, in an amount equal to the sum of such drawing plus U.S. Bank's customary published negotiation, processing and other fees related thereto (and U.S. Bank agrees to give the Company prompt written notice of any amount so charged to any bank account of the Company at U.S. Bank), and the Company agrees to pay the amount of any such drawing (and/or U.S. Bank's customary published negotiation, processing and other fees related thereto) not so charged prior to the close of business of U.S. Bank on the day of such drawing. In the event any payment under a Letter of Credit is made by U.S. Bank prior to receipt of payment from the Company, such payment by U.S. Bank shall constitute a request by the Company for a Revolving Credit Base Rate Loan under Section 2.01(a) above (and, unless the Required Lenders elect not to make such Loan, the Lenders will make such Revolving Credit Base Rate Loan to the Company regardless of whether any Default or Event of Default has occurred and is continuing and regardless of whether such Revolving Credit Base Rate Loan would otherwise be permitted under the requirements of Sections 2.01(a) of this Agreement) and the proceeds of such Revolving Credit Base Rate Loan shall be paid directly to U.S. Bank and applied by U.S. Bank to the payment of any amounts owed by the Company to U.S. Bank under this Section 2.03. Unreimbursed drawings on Letters of Credit shall bear interest from the date paid by U.S. Bank until reimbursed in full by the Company at a rate per annum equal to Three Percent (3%) over and above the Adjusted Base Rate (fluctuating as and when the Adjusted Base Rate shall change and calculated on an actual day, 360-day year basis).

(d) The Company hereby further agrees to pay to the order of U.S. Bank:

(i) with respect to each Letter of Credit, a nonrefundable issuance fee in an amount equal to One-Eighth of One Percent (1/8%) of the face amount of each such Letter of Credit (the "Letter of Credit Issuance Fees"), which Letter of Credit Issuance Fees shall be due and payable annually in advance on the date of the issuance of each such Letter of Credit and on each anniversary date of each such Letter of Credit (provided, however, that the Company shall pay U.S. Bank a Letter of Credit Issuance Fee in the aggregate amount of $911.55 on the date of this Agreement with respect to the Existing Letters of Credit and a Letter of Credit Issuance Fee in an amount equal to One-Eighth of One Percent (1/8%) of the face amount of each such Existing Letter of Credit on each anniversary of the issuance date of each such Existing Letter of Credit);

(ii) with respect to each Letter of Credit which is a standby Letter of Credit, a nonrefundable commitment fee at a rate per annum equal to (A) so long as no Event of Default has occurred and is continuing, the Applicable LIBOR Margin (calculated on an actual day, 360-day year basis) and (B) so long as any Event of Default has occurred and is continuing, Three Percent (3%) per annum over and above the Applicable LIBOR Margin (calculated on an actual day, 360-day year basis), on the undrawn face amount of each such Letter of Credit ("Standby Letter of Credit Commitment Fees"), which Standby Letter of Credit Commitment Fees shall be due and payable quarterly in arrears on each March 31, June 30, September 30 and December 31 during the Revolving Credit Period and on the last day of the Revolving Credit Period;

(iii) with respect to each Letter of Credit which is a commercial Letter of Credit, a nonrefundable commitment fee at a rate per annum equal to (A) so long as no Event of Default has occurred and is continuing, one-half (1/2) of the Applicable LIBOR Margin (calculated on an actual day, 360-day year basis) and (B) so long as any Event of Default has occurred and is continuing, Three Percent (3%) per annum over and above one-half (1/2) of the Applicable LIBOR Margin (calculated on an actual day, 360-day year basis), on the undrawn face amount of each such Letter of Credit ("Commercial Letter of Credit Commitment Fees"), which Commercial Letter of Credit Commitment Fees shall be due and payable quarterly in arrears on each March 31, June 30, September 30 and December 31 during the Revolving Credit Period and on the last day of the Revolving Credit Period; and

(iv) such other fees (other than additional issuance fees and/or additional commitment fees) as may be charged by U.S. Bank from time to time in accordance with U.S. Bank's published schedule of fees in effect from time to time, which fees shall be due and payable on demand by U.S. Bank.

(e) Upon the issuance of a Letter of Credit by U.S. Bank, an undivided participation interest therein (including, without limitation, an undivided participation interest in the reimbursement risk relating to such Letter of Credit, in all payments made by U.S. Bank in connection with such Letter of Credit and in all collateral for such Letter of Credit) shall automatically be granted by U.S. Bank to and accepted by each other Lender in an amount equal to such other Lender's Pro Rata Share (based on such other Lender's Pro Rata Share of the total Revolving Credit Commitments) of the face amount of such Letter of Credit. U.S. Bank agrees to give the Agent and each other Lender prompt written notice of the issuance, amendment and/or termination of any Letter of Credit. If U.S. Bank shall make payment on any draft presented or accepted under a Letter of Credit, U.S. Bank shall give notice of such payment to the other Lenders, and each other Lender hereby authorizes and requests U.S. Bank to advance for their respective accounts, pursuant to the terms hereof, their respective shares of any such payment based upon their respective Pro Rata Shares of such Letter of Credit. If such drawing is not paid by the Company in immediately available funds prior to the close of business of U.S. Bank on the date of such drawing, U.S. Bank shall promptly so notify the other Lenders and each other Lender agrees to immediately reimburse U.S. Bank in immediately available funds for its Pro Rata Share of the amount of such drawing, plus interest calculated on its Pro Rata Share of such amount at a rate per annum equal to the Fed Funds Rate calculated from the date of such payment by U.S. Bank to but excluding the date of reimbursement by such other Lender and on an actual-day, 360-day year basis. Each other Lender will be entitled to its Pro Rata Share of any Standby Letter of Credit Commitment Fees and/or Commercial Letter of Credit Commitment Fees paid by the Company, but such other Lender shall have no right to share in any Letter of Credit Issuance Fees or any other fees paid by the Company to U.S. Bank in connection with any of the Letters of Credit.

(f) Notwithstanding any provision contained in this Agreement to the contrary, if any Letters of Credit remain outstanding on the last day of the Revolving Credit Period, the Company shall, on or before 2:00 p.m. (St. Louis time) on the last day of the Revolving Credit Period, (i) surrender the originals of the applicable Letter(s) of Credit to U.S. Bank for cancellation or (ii) provide U.S. Bank with cash collateral (or other collateral acceptable to the Required Lenders in their sole and absolute discretion) in an amount at least equal to the aggregate undrawn face amount of all outstanding Letter(s) of Credit plus all unreimbursed drawings with respect thereto and execute and deliver to U.S. Bank such agreements as U.S. Bank or the Required Lenders may require to grant U.S. Bank a first priority perfected security interest in such cash or other collateral. Any such cash collateral received by U.S. Bank pursuant to this Section 2.03(f) shall be held by U.S. Bank in one or more separate bank accounts at U.S. Bank appropriately designated as cash collateral accounts in relation to this Agreement and the Letters of Credit and retained by U.S. Bank as collateral security for the payment of the Borrower's Obligations owed by the Company. Cash amounts delivered to U.S. Bank pursuant to the foregoing requirements of this Section 2.03(f) shall be invested, at the request and for the account of the Company in investments of a type and nature and with a term acceptable to the Required Lenders. Such amounts, including in the case of cash amounts invested in the manner set forth above, shall not be used by U.S. Bank to pay any amounts drawn or paid under or pursuant to any Letter of Credit, but may be applied to reimburse U.S. Bank for drawings or payments under or pursuant to such Letters of Credit which U.S. Bank has paid, or if no such reimbursement is required to the payment of such of the other Borrower's Obligations owed by the Company as the Required Lenders shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section 2.03(f) after the payment in full of all of the Borrower's Obligations owed by the Company and the expiration or cancellation of all of the Letters of Credit shall be returned to the Company (after deduction of the reasonable expenses of U.S. Bank, if any).

(g) Notwithstanding any provision contained in this Agreement to the contrary, (i) all references in this Agreement to Letters of Credit shall include the irrevocable standby and/or commercial letters of credit listed on Schedule 2.03(g) attached hereto which have heretofore been issued by U.S. Bank for the account of the Company (the "Existing Letters of Credit") and (ii) all references in this Agreement to the Letter of Credit Applications shall include the applications and agreements for irrevocable standby and commercial letters of credit heretofore executed by the Company, as account party, with respect to the Existing Letters of Credit.

2.04 Method of Borrowing.

(a) The Company shall give notice (a "Notice of Revolving Credit Borrowing") to the Agent by 12:00 noon (St. Louis time) on the Business Day of each Revolving Credit Base Rate Loan to be made to the Company, and by 12:00 noon (St. Louis Time) at least three (3) Eurodollar Business Days before each Revolving Credit LIBOR Loan to be made to the Company, specifying:

(i) the date of such Revolving Credit Loan, which shall be a Business Day during the Revolving Credit Period in the case of a Revolving Credit Base Rate Loan and a Eurodollar Business Day during the Revolving Credit Period in the case of a Revolving Credit LIBOR Loan,

(ii) the aggregate principal amount of such Revolving Credit Loan,

(iii) whether such Revolving Credit Loan is to be a Revolving Credit Base Rate Loan or a Revolving Credit LIBOR Loan, and

(iv) in the case of a Revolving Credit LIBOR Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

(b) Upon receipt of a Notice of Revolving Credit Borrowing given to it, the Agent shall notify each Lender by 1:00 p.m. (St. Louis time) on the date of receipt of such Notice of Revolving Credit Borrowing by the Agent (which must be a Business Day) of the contents thereof and of such Lender's Pro Rata Share of such Revolving Credit Loan. A Notice of Revolving Credit Borrowing shall not be revocable by the Company.

(c) Not later than 2:00 p.m. (St. Louis time) on the date of each Revolving Credit Loan, each Lender shall make available its Pro Rata Share of such Revolving Credit Loan, in Federal or other funds immediately available in St. Louis, Missouri, to the Agent at its address specified in or pursuant to Section 8.07. Unless the Agent determines that any applicable condition specified in Section 3 has not been satisfied, the Agent will make the funds so received from the Lenders available to the Company by 3:00 p.m. (St. Louis time) by crediting such funds to a demand deposit account of the Company at U.S. Bank specified by the Company (or such other account mutually agreed upon in writing between the Agent and the Company). The Agent shall not be required to make any amount available to the Company hereunder except to the extent the Agent shall have received such amounts from the Lenders as set forth herein, provided, however, that unless the Agent shall have been notified by a Lender prior to the time a Revolving Credit Loan is to be made hereunder that such Lender does not intend to make its Pro Rata Share of such Revolving Credit Loan available to the Agent, the Agent may assume that such Lender has made such Pro Rata Share available to the Agent prior to such time, and the Agent may in reliance upon such assumption make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to the Company, the Agent shall be entitled to receive such amount from such Lender forthwith upon its demand, together with interest thereon in respect of each day during the period from and including the date such amount was made available to the Company to but excluding the date the Agent recovers such amount from such Lender at a rate per annum equal to the Fed Funds Rate.

(d) The Company hereby irrevocably authorizes the Agent and each Lender to rely on telephonic, facsimile, telegraphic, telex or written instructions of any person identifying himself or herself as one of the individuals listed on Schedule 2.04 attached hereto (or any other individual from time to time authorized to act on behalf of the Company pursuant to a resolution adopted by the Board of Directors of the Company and certified by the Secretary of the Company and delivered to the Agent and each Lender) (each, an "Authorized Person") with respect to any request to make a Revolving Credit Loan or a repayment hereunder, and on any signature which the Agent or such Lender, as the case may be, believes to be genuine, and the Company shall be bound thereby in the same manner as if such individual were actually authorized or such signature were genuine. The Company also hereby agrees to defend and indemnify the Agent and each Lender and hold the Agent and each Lender harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable Attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of any notices or instructions believed by the Agent or such Lender, as the case may be, in good faith to have been sent or delivered by an Authorized Person, regardless of whether such notice or instruction was in fact delivered by an Authorized Person.

2.05 Notes.

(a) The Revolving Credit Loans of each Lender to the Company shall be evidenced by a Revolving Credit Note of the Company payable to the order of such Lender in a principal amount equal to the amount of such Lender's Revolving Credit Commitment, each of which Revolving Credit Notes shall be in substantially the form of Exhibit B attached hereto and incorporated herein by reference (with appropriate insertions) (collectively, as the same may from time to time be amended, modified, extended, renewed, restated or replaced (including, without limitation, any Revolving Credit Note issued in full or partial replacement of an existing Revolving Credit Note as a result of an assignment by a Lender), the "Revolving Credit Notes").

(b) The Term Loan of each Lender to LaBarge Electronics shall be evidenced by a Term Loan Promissory Note of LaBarge Electronics payable to the order of such Lender in an original principal amount equal to the amount of such Lender's Term Loan Commitment, each of which Term Loan Promissory Notes shall be in substantially the form of Exhibit C attached hereto and incorporated herein by reference (with appropriate insertions) (collectively, as the same may from time to time be amended, modified, extended, renewed, restated or replaced (including, without limitation, any Term Loan Note issued in full or partial replacement of an existing Term Loan Note as a result of an assignment by a Lender), the "Term Loan Notes").

(c) Each Lender shall record in its books and records the date, amount, type and Interest Period (if any) of each Revolving Credit Loan made by it to the Company and the date and amount of each payment of principal and/or interest made by the Company with respect thereto; provided, however, that the obligation of the Company to repay each Revolving Credit Loan made to the Company under this Agreement shall be absolute and unconditional, notwithstanding any failure of such Lender to make any such recordation or any mistake by such Lender in connection with any such recordation. The books and records of each Lender showing the account between such Lender and the Company shall be conclusive evidence of the items set forth therein in the absence of demonstrable error.

(d) Each Lender shall record in its books and records the date, amount, type and Interest Period (if any) of the Term Loan made by it to LaBarge Electronics and the date and amount of each payment of principal and/or interest made by LaBarge Electronics with respect thereto; provided, however, that the obligation of LaBarge Electronics to repay the Term Loan made by such Lender to LaBarge Electronics under this Agreement shall be absolute and unconditional, notwithstanding any failure of such Lender to make any such recordation or any mistake by such Lender in connection with any such recordation. The books and records of each Lender showing the account between such Lender and LaBarge Electronics shall be conclusive evidence of the items set forth therein in the absence of demonstrable error.

2.06 Duration of Interest Periods and Selection of Interest Rates.

(a) The duration of the initial Interest Period for each Revolving Credit LIBOR Loan shall be as specified in the applicable Notice of Revolving Credit Borrowing. The Company shall elect the duration of each subsequent Interest Period applicable to such Revolving Credit LIBOR Loan and the interest rate to be applicable during such subsequent Interest Period (and the Company shall have the option (i) in the case of any Revolving Credit Base Rate Loan, to elect that such Revolving Credit Loan become a Revolving Credit LIBOR Loan and the Interest Period to be applicable thereto, and (ii) in the case of any Revolving Credit LIBOR Loan, to elect that such Revolving Credit Loan become a Revolving Credit Base Rate Loan), by giving notice of such election to the Agent by 12:00 noon (St. Louis time) on the Business Day of, in the case of the election of the Adjusted Base Rate, and by 12:00 noon (St. Louis time) at least three (3) Eurodollar Business Days before, in the case of the election of the LIBOR Rate, the end of the immediately preceding Interest Period applicable thereto, if any; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of the Agent and the Lenders under Section 6 hereof, so long as any Default or Event of Default under this Agreement has occurred and is continuing, the Company shall not be permitted to renew any Revolving Credit LIBOR Loan as a Revolving Credit LIBOR Loan or to convert any Revolving Credit Base Rate Loan into a Revolving Credit LIBOR Loan. Upon receipt of any such notice given by Borrower to the Agent under this Section 2.06(a), the Agent shall notify each Lender by 1:00 p.m. (St. Louis time) on the date of receipt of such notice (which must be a Business Day) of the contents thereof. If the Agent does not receive a notice of election for a Revolving Credit Loan pursuant to this Section 2.06(a) within the applicable time limits specified herein, the Company shall be deemed to have elected to pay such Revolving Credit Loan in whole pursuant to Section 2.11 on the last day of the current Interest Period with respect thereto and to reborrow the principal amount of such Revolving Credit Loan on such date as a Revolving Credit Base Rate Loan.

(b) The Term Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Adjusted Base Rate. LaBarge Electronics may from time to time fix the interest rate on all or any portion of the Term Loan in an amount not less than $1,000,000.00 or any larger multiple of $250,000.00 at the LIBOR Rate for the Interest Period selected by LaBarge Electronics (subject to the definition of Interest Period); provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of the Agent and the Lenders under Section 6 hereof, so long as any Default or Event of Default under this Agreement has occurred and is continuing, LaBarge Electronics shall not be permitted to fix the interest rate on all or any portion of the Term Loan at the LIBOR Rate. If LaBarge Electronics elects to have any portion of the Term Loan bear interest at the LIBOR Rate, LaBarge Electronics shall give oral or written notice (an "Interest Rate Selection Notice") to the Agent by 12:00 noon (St. Louis time) at least three (3) Eurodollar Business Days before any date (which must be a Eurodollar Business Day) upon which LaBarge Electronics desires to fix the interest rate on any portion of the Term Loan, which Interest Rate Selection Notice shall specify the portion of the Term Loan which is to bear interest at the LIBOR Rate and the initial Interest Period applicable thereto. LaBarge Electronics may not revoke or rescind any Interest Rate Selection Notice. Upon receipt of any such Interest Rate Selection Notice given by LaBarge Electronics to the Agent under this Section 2.06(b), the Agent shall notify each Lender by 1:00 p.m. (St. Louis time) on the date of receipt of such Interest Rate Selection Notice (which must be a Business Day) of the contents thereof. Unless LaBarge Electronics shall have otherwise notified the Agent in accordance with this Section 2.06(b), upon the expiration of any Interest Period, that portion of the Term Loan bearing interest at the LIBOR Rate during such Interest Period shall bear interest at the Adjusted Base Rate from and after the expiration of such Interest Period.

(c) The Company and LaBarge Electronics, collectively, may not have outstanding and the Lenders shall not be obligated to make more than six (6) LIBOR Loans at any one time.

2.07 Interest Rates and Interest Payments.

(a) So long as no Event of Default has occurred and is continuing, each Revolving Credit Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Revolving Credit Loan is made until it becomes due, at a rate per annum equal to the Adjusted Base Rate. So long as any Event of Default has occurred and is continuing, each Revolving Credit Base Rate Loan shall, unless otherwise agreed in writing by each Lender, bear interest on the outstanding principal amount thereof, for each day from the date such Revolving Credit Loan is made until it becomes due, at a rate per annum equal to Three Percent (3%) over and above the Adjusted Base Rate. Such interest shall be due and payable monthly in arrears on the last day of each month during the Revolving Credit Period commencing on the first such date after such Revolving Credit Base Rate Loan is made, and at the maturity of the Revolving Credit Notes (whether by reason of acceleration or otherwise). From and after the maturity of the Revolving Credit Notes, whether by reason of acceleration or otherwise, each Revolving Credit Base Rate Loan shall bear interest, due and payable on demand, for each day until paid at a rate per annum equal to Three Percent (3%) over and above the Adjusted Base Rate.

(b) So long as no Event of Default has occurred and is continuing, each Revolving Credit LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the applicable LIBOR Rate. So long as any Event of Default has occurred and is continuing, each Revolving Credit LIBOR Loan shall, unless otherwise agreed in writing by each Lender, bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to Three Percent (3%) over and above the applicable LIBOR Rate. Interest shall be due and payable for each Interest Period on the last day thereof, unless the duration of such Interest Period exceeds three (3) months, in which case such interest shall be due and payable at the end of the first three (3) months of such Interest Period and on the last day of such Interest Period, and at the maturity of the Revolving Credit Notes (whether by reason of acceleration or otherwise). From and after the maturity of the Revolving Credit Notes, whether by reason of acceleration or otherwise, each Revolving Credit LIBOR Loan shall bear interest, due and payable on demand, for each day until paid, at a rate per annum equal to Three Percent (3%) over and above the higher of (i) the LIBOR Rate for the immediately preceding Interest Period applicable to such Revolving Credit LIBOR Loan or (ii) the Adjusted Base Rate.

(c) So long as no Event of Default has occurred and is continuing, each Term Base Rate Loan shall bear interest on the outstanding principal amount thereof for each day until paid at a rate per annum equal to the Adjusted Base Rate. So long as any Event of Default has occurred and is continuing, each Term Base Rate Loan shall, unless otherwise agreed to in writing by each Lender, bear interest on the outstanding principal amount thereof for each day until paid at a rate per annum equal to Three Percent (3%) over and above the Adjusted Base Rate. Such interest shall be due and payable monthly on the last day of each month commencing February 29, 2004, and at the maturity of the Term Loan Notes (whether by reason of acceleration or otherwise). From and after the maturity of the Term Loan Notes, whether by reason of acceleration or otherwise, each Term Base Rate Loan shall bear interest, due and payable on demand, for each day until paid at a rate per annum equal to Three Percent (3%) over and above the Adjusted Base Rate.

(d) So long as no Event of Default has occurred and is continuing, each Term LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the applicable LIBOR Rate. So long as any Event of Default has occurred and is continuing, each Term LIBOR Loan shall, unless otherwise agreed to in writing by each Lender, bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to Three Percent (3%) over and above the applicable LIBOR Rate. Interest shall be due and payable for each Interest Period on the last day thereof, unless the duration of such Interest Period exceeds three (3) months, in which case such interest shall be payable at the end of the first three (3) months of such Interest Period and on the last day of such Interest Period, and at the maturity of the Term Loan Notes (whether by reason of acceleration or otherwise). From and after the maturity of the Term Loan Notes, whether by reason of acceleration or otherwise, each Term LIBOR Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to Three Percent (3%) over and above the higher of (i) the LIBOR Rate for the immediately preceding Interest Period applicable to such Term LIBOR Loan or (ii) the Adjusted Base Rate.

(e) The Agent shall determine each interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive in the absence of demonstrable error.

2.08 Computation of Interest. Interest on Base Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on LIBOR Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

2.09 Fees.

(a) From and including the date of this Agreement to but excluding the last day of the Revolving Credit Period, the Company shall pay to the Agent for the account of each Lender a nonrefundable commitment fee on the unused portion of the Revolving Credit Commitment of such Lender (determined by subtracting such Lender's Pro Rata Share of the Total Revolving Credit Outstandings from such Lender's Revolving Credit Commitment) at the Applicable Commitment Fee Rate. Said commitment fee shall be (i) calculated on a daily basis, (ii) payable quarterly in arrears on each March 31, June 30, September 30 and December 31 during the Revolving Credit Period commencing March 31, 2004, and on the last day of the Revolving Credit Period and (iii) calculated on an actual day, 360-day year basis.

(b) The Company and LaBarge Electronics agree to pay U.S. Bank certain fees in the amounts set forth in a letter agreement by and among the Company, LaBarge Electronics and U.S. Bank dated February 5, 2004, as the same may from time to time be amended, modified, extended, renewed or restated.

2.10 Method of Making Interest and Other Payments. The Agent may, at its option, deem interest and other amounts payable by the Company under this Agreement (other than the principal balance of the Revolving Credit Loans) to be paid by causing the Lenders to make Revolving Credit Base Rate Loans to the Company in such amount(s). The Agent agrees to give the Company prompt written notice of any Revolving Credit Base Rate Loans made by the Lenders under this Section 2.10.

2.11 Voluntary Prepayments.

(a) The Company may, upon notice to the Agent no later than 12:00 noon (St. Louis time) on date of the prepayment (which must be a Business Day) specifying that it is prepaying the Revolving Credit Base Rate Loans, prepay without penalty or premium the Revolving Credit Base Rate Loans in whole at any time or in part in amounts aggregating $100,000.00 or any larger multiple of $25,000.00 from time to time, by paying the principal amount to be paid. Each such voluntary prepayment shall be applied to prepay the Revolving Credit Base Rate Loans of the several Lenders in proportion to their respective Pro Rata Shares.

(b) The Company may, upon notice to the Agent no later than 12:00 noon (St. Louis time) on the date at least three (3) Eurodollar Business Days before the date of the prepayment (which must be a Eurodollar Business Day) specifying that it is prepaying the Revolving Credit LIBOR Loans, prepay the Revolving Credit LIBOR Loans to which a given Interest Period applies, in whole, or in part in amounts aggregating $1,000,000.00 or any larger multiple of $250,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of prepayment and any funding losses and other amounts payable under Section 2.14; provided, however, that in no event may the Company make a partial prepayment of Revolving Credit LIBOR Loans which results in the total outstanding Revolving Credit LIBOR Loans with respect to which a given Interest Period applies being greater than $0.00 but less than $1,000,000.00. Each such voluntary prepayment shall be applied to prepay the Revolving Credit LIBOR Loans of the several Lenders in proportion to their respective Pro Rata Shares.

(c) LaBarge Electronics may, upon notice to the Agent no later than 12:00 noon (St. Louis time) on the date at least three (3) Eurodollar Business Days before the date of the prepayment (which must be a Eurodollar Business Day), prepay all at any time or any portion from time to time of the unpaid principal balance of the Term Loan prior to maturity provided that: (i) contemporaneously with each such prepayment LaBarge Electronics shall pay all accrued and unpaid interest on the portion of the Term Loan being prepaid to and including the date of prepayment; (ii) partial prepayments shall be applied to the installments of principal of the Term Loan in the inverse order of their stated maturities; (iii) partial prepayments shall be in an aggregate amount of at least $1,000,000.00 or any larger multiple of $250,000.00; (iv) in no event may LaBarge Electronics make any prepayment on any portion of the Term Loan which is accruing interest at the LIBOR Rate which results in the remaining portion of the Term Loan with respect to which a given Interest Period applies being greater than $0.00 but less than $1,000,000.00; and (v) if LaBarge Electronics is making a prepayment on any portion of the Term Loan which is accruing interest at the LIBOR Rate, LaBarge Electronics shall pay the Agent for the benefit of the Lenders the funding losses and other amounts, if any, required under Section 2.14. Each such voluntary prepayment shall be applied to pay the Term Loan of the several Lenders in proportion to their respective Pro Rata Shares.

(d) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's Pro Rata Share of such payment and such notice shall not thereafter be revocable by the Company or LaBarge Electronics, as the case may be.

2.12 Mandatory Prepayments.

(a) In addition to the regularly scheduled principal payments due on the Term Loan under Section 2.02(a) above, any voluntary prepayments made by LaBarge Electronics under Section 2.11 above and any payments made by LaBarge Electronics under Section 2.12(b) below, until the Term Loan has been paid in full, LaBarge Electronics hereby covenants and agrees to make mandatory prepayments on the Term Loan in an amount equal to (i) One Hundred Percent (100%) of the net cash proceeds received by the Company from the issuance of any capital stock or other equity securities subsequent to the date of this Agreement (which prepayment shall be due and payable within ten (10) days after the Company's receipt of such proceeds) and (ii) One Hundred Percent (100%) of the net cash proceeds received by the Company or any Subsidiary from the sale or other disposition of any Property (other than the sale of Inventory in the ordinary course of business) to the extent such proceeds are not used within ninety (90) days after receipt thereof by the Company or the applicable Subsidiary, as the case may be, to purchase replacement assets and to the extent the aggregate amount of such proceeds received by the Company and its Subsidiaries on a combined basis during any fiscal year of the Company and not so used to purchase replacement assets exceeds the sum of $1,000,000.00 (which prepayment shall be due and payable within ninety (90) days after receipt of such proceeds by the Company and/or any Subsidiary). All payments due pursuant to this Section 2.12(a) shall be applied to the prepayment of the scheduled installments of the Term Loan in the inverse order of their stated maturities (and allocated among the Lenders based on their respective Pro Rata Shares of the Term Loan).

(b) In addition to the regularly scheduled principal payments due on the Term Loan under Section 2.02(a) above, any voluntary prepayments made by LaBarge Electronics under Section 2.11 above and any payments made by LaBarge Electronics under Section 2.12(a) above, until the Term Loan has been paid in full, LaBarge Electronics hereby further covenants and agrees to make mandatory prepayments on the Term Loan in an amount equal to Fifty Percent (50%) of Consolidated Excess Cash Flow (if any) for each fiscal year of the Company commencing with the fiscal year of the Company ending on or about June 30, 2005 (which prepayments shall be due and payable within one hundred twenty (120) days after the end of the applicable fiscal year of the Company). All mandatory prepayments due on the Term Loan pursuant to this Section 2.12(b) shall be applied to the scheduled installments of principal of the Term Loan in the inverse order of their stated maturities (and allocated among the Lenders based on their respective Pro Rata Shares of the Term Loan).

(c) The Company hereby agrees to make mandatory prepayments of principal on the Revolving Credit Loan in an amount equal to each amount received by LaBarge Electronics from Pinnacle Electronics, LLC and/or any escrow account with respect to any purchase price adjustments, indemnity obligations and/or otherwise under the Pinnacle Electronics Acquisition Agreement, each such mandatory prepayment to be due and payable within one (1) Business Day after LaBarge Electronics' receipt of such amount.

2.13 General Provisions as to Payments. Each Borrower shall make each payment of principal of, and interest on, the Loans to such Borrower and of fees and all other amounts payable by such Borrower under this Agreement, not later than 2:00 p.m. (St. Louis time) on the date when due and payable, in Federal or other funds immediately available in St. Louis, Missouri, to the Agent at its address referred to in Section 8.07. All payments received by the Agent after 2:00 p.m. (St. Louis time) shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent will distribute to each Lender in immediately available funds its Pro Rata Share of each such payment received by the Agent for the account of the Lenders by 3:00 p.m. (St. Louis time) on the day of receipt of such payment by the Agent if such payment is received by the Agent from the applicable Borrower by 2:00 p.m. (St. Louis time) on such day or by 12:00 noon (St. Louis time) on the next succeeding Business Day if such payment is received by the Agent from the applicable Borrower after 2:00 p.m. (St. Louis time) on such day. Any such payment owed by the Agent to any Lender which is not paid within the applicable time period shall bear interest (payable by the Agent) until paid at the Fed Funds Rate. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

2.14 Funding Losses. Notwithstanding any provision contained in this Agreement to the contrary, (a) if any Borrower makes any payment of principal with respect to any LIBOR Loan (pursuant to Sections 2 or 6 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if any Borrower fails to borrow or pay any LIBOR Loan after notice has been given to by such Borrower to the Agent in accordance with Section 2.04, 2.06, 2.11 or otherwise, such Borrower shall reimburse each Lender on demand for any resulting losses and expenses incurred by such Lender, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties and any loss of margin for the period after any such payment, provided that such Lender shall have delivered to such Borrower a certificate setting forth in reasonable detail the calculation of the amount of such losses and expenses, which calculation shall be conclusive in the absence of demonstrable error.

2.15 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

(a) deposits in dollars (in the applicable amounts) are not being offered to any one or more Lenders in the relevant market for such Interest Period, or

(b) any Lender determines that the LIBOR Rate as determined pursuant to the definition thereof will not adequately and fairly reflect the cost to such Lender of maintaining or funding the LIBOR Loans for such Interest Period, such Lender shall forthwith give notice thereof to the Company and LaBarge Electronics which notice shall set forth in detail the basis for such notice, whereupon until such Lender notifies the Company and LaBarge Electronics that the circumstances giving rise to such suspension no longer exist, (i) the LIBOR Rate shall not be available to the Company or LaBarge Electronics as an interest rate option on any Loans made by such Lender to the Company or LaBarge Electronics, (ii) all of the then outstanding Revolving Credit LIBOR Loans made by such Lender shall automatically convert to Revolving Credit Base Rate Loans on the last day of the then current Interest Period applicable to each such Revolving Credit LIBOR Loan and (iii) all of the then outstanding Term LIBOR Loans made by such Lender shall automatically convert to Term Base Rate Loans on the last day of the then current Interest Period applicable to each such Term LIBOR Loan. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 2.14.

2.16 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency shall make it unlawful or impossible for any Lender to make, maintain or fund its LIBOR Loans to the Company and/or LaBarge Electronics, such Lender shall forthwith give notice thereof to the Company and LaBarge Electronics. Upon receipt of such notice, each of the Company and LaBarge Electronics shall convert all of its then outstanding LIBOR Loans from such Lender on either (a) the last day of the then current Interest Period applicable to such LIBOR Loan if such Lender may lawfully continue to maintain and fund such LIBOR Loan to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such LIBOR Loan to such day, to a Base Rate Loan of the same type (i.e., a Revolving Credit Base Rate Loan or a Term Base Rate Loan) in an equal principal amount. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 2.14.

2.17 Increased Cost.

(a) If (i) Regulation D or (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency (a "Regulatory Change"):

(A) shall subject any Lender to any tax, duty or other charge with respect to its LIBOR Loans, its Notes or its obligation to make LIBOR Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for taxes on or changes in the rate of tax on the overall net income of such Lender); or

(B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, any Lender or shall, with respect to any Lender impose, modify or deem applicable any other condition affecting such Lender's LIBOR Loans, such Lender's Notes or such Lender's obligation to make LIBOR Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on or increase the cost to) such Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under any of its Notes with respect thereto, by an amount deemed by such Lender to be material, and if such Lender is not otherwise fully compensated for such increase in cost or reduction in amount received or receivable by virtue of the inclusion of the reference to "LIBOR Reserve Percentage" in the calculation of the LIBOR Rate, then upon notice by such Lender to the Company and LaBarge Electronics, which notice shall be sent by such Lender promptly after such Lender becomes aware of such increased cost or reduction and which notice shall set forth such Lender's supporting calculations in reasonable detail and the details of the Regulatory Change, the Company and LaBarge Electronics shall pay such Lender, as additional interest, such additional amount or amounts as will compensate such Lender for such increased cost or reduction. The determination by any Lender under this Section of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount or amounts, the Lenders may use any reasonable averaging and attribution methods.

(b) If any Lender demands compensation under Section 2.17(a) above, the Company and/or LaBarge Electronics may at any time, upon at least three (3) Eurodollar Business Day's prior notice to such Lender, convert its then outstanding LIBOR Loans to Base Rate Loans of the same type (i.e., a Revolving Credit Base Rate Loan or a Term Base Rate Loan) in an equal principal amount. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 2.14 and this Section 2.17.

2.18 Base Rate Loans Substituted for Affected LIBOR Loans. If notice has been given by a Lender pursuant to Sections 2.15 or 2.16 or by the Company and/or LaBarge Electronics pursuant to Section 2.17 requiring LIBOR Loans of any Lender to be repaid, then, unless and until such Lender notifies the Company and LaBarge Electronics that the circumstances giving rise to such repayment no longer apply, all Loans which would otherwise be made by such Lender to the Company and/or LaBarge Electronics as LIBOR Loans shall be made instead as Base Rate Loans. Such Lender shall promptly notify the Company and LaBarge Electronics if and when the circumstances giving rise to such repayment no longer apply.

2.19 Capital Adequacy. If, after the date of this Agreement, any Lender shall have determined in good faith that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Lender's capital in respect of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then from time to time the Company and LaBarge Electronics shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such reduction. Each Lender agrees to give the Company and LaBarge Electronics prompt written notice after such Lender becomes aware that it is entitled to any such additional amount or amounts under this Section 2.19. All determinations made in good faith by such Lender of the additional amount or amounts required to compensate such Lender in respect of the foregoing shall be conclusive in the absence of demonstrable error. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

2.20 Survival of Indemnities. All indemnities and all provisions relating to reimbursement to the Lenders of amounts sufficient to protect the yield to the Lenders with respect to the Loans, including, without limitation, Sections 2.14, 2.15, 2.16, 2.17 and 2.19 of this Agreement, shall survive the payment of the Notes and the other Borrower's Obligations owed by any one or more of the Borrowers and the termination of this Agreement.

2.21 Discretion of Lenders as to Manner of Funding. Notwithstanding any provision contained in this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it elects, it being understood, however, that for purposes of this Agreement all determinations hereunder (including, without limitation, the determination of each Lender's funding losses and expenses under Section 2.14) shall be made as if such Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable LIBOR Loan and bearing an interest rate equal to the applicable LIBOR Base Rate.

2.22 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall directly or indirectly obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, banker's lien or counterclaim, through the realization, collection, sale or liquidation of any collateral or otherwise) on account of or in respect of any of the Loans or any of the other Borrower's Obligations owed by any one or more of the Borrowers in excess of its Pro Rata Share of all such payments, such Lenders shall immediately purchase from the other Lenders participations in the Loans or other Borrower's Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that the Lenders share such payment ratably in accordance with their respective Pro Rata Shares of the outstanding Loans and other Borrower's Obligations owed by any one or more of the Borrowers. The Lenders further agree among themselves that if any such excess payment to a Lender shall be rescinded or must otherwise be restored, the other Lenders which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, or otherwise, return its share of that benefit to the Lender whose payment shall have been rescinded or otherwise restored. Each of the Company and LaBarge Electronics agrees that any Lenders so purchasing a participation in the Loans or other Borrower's Obligations owed by such Borrower to the other Lenders may exercise all rights of set-off, banker's lien and/or counterclaim as fully as if such Lenders were a holder of such Loan or other Borrower's Obligations owed by such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Lender receives a secured claim in lieu of a set-off to which this Section 2.22 would apply, such Lenders shall, to the extent practicable, exercise their rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.22 to share in the benefits of any recovery of such secured claim.

2.23 Application of Payments. Notwithstanding any provision contained in this Agreement or any of the other Transaction Documents to the contrary:

(a) so long as neither the Agent nor the Required Lenders have accelerated and demanded immediate repayment of the Borrower's Obligations owed by the any one or more of the Borrowers following an Event of Default under this Agreement, all monies received by the Agent and/or any Lender as a result of voluntary payment from a Borrower shall be applied to the payment of the various Borrower's Obligations owed by such Borrower as directed by the applicable Borrower and the Agent shall promptly remit to each Lender its ratable share of each such payment; and

(b) all other monies received by the Agent and/or any Lender, including, without limitation, all monies received by the Agent and/or any Lender after the Agent or the Required Lenders have accelerated and demanded immediate repayment of the Borrower's Obligations owed by any one or more of the Borrowers following an Event of Default under this Agreement, whether received as a result of voluntary payment from a Borrower, through the exercise of a right of set-off or realized from the sale or other disposition of or collections from any of the Collateral or resulting from any proceedings against any Borrower or any other Obligor or from any source whatsoever (including, without limitation, casualty insurance proceeds relating to any of the Collateral), shall be applied in the following order (unless otherwise agreed in writing by each Lender): (i) first, to the reasonable costs and expenses, including reasonable Attorneys' fees and expenses, incurred by the Agent and/or any Lender to effect such recovery, to enforce any right or remedy under this Agreement or any of the other Transaction Documents or any other agreement with any Borrower or any Person relating to such recovery, to dispose of any of the Collateral, to preserve or protect any of the Collateral, including, without limitation, making expenditures for taxes, insurance premiums, prevention of waste and preservation of any of the Collateral, repairs and maintenance, or to manage and operate any of the Collateral; and (ii) second, pro rata among the various Borrower's Obligations owed by the Borrowers based on the then total outstanding amount of each of said Borrower's Obligations on the date of receipt of such monies. For example, if, as of the date of determination, (i) the aggregate outstanding amount (principal and interest) of the Revolving Credit Loans was $400.00, (ii) the aggregate undrawn face amount of the outstanding Letters of Credit together with all unreimbursed drawings with respect thereto was $200.00, (iii) the aggregate outstanding principal amount of the Term Loan was $300.00 and (iv) the Swap Termination Value owed by a Borrower to a Lender or an affiliate of a Lender with respect to a Swap Contract relating to the Revolving Credit Loans and/or the Term Loan was $100.00, Forty Percent (40%) of the monies would be applied to the Revolving Credit Loans, Twenty Percent (20%) of the monies would be applied to the Letters of Credit, Thirty Percent (30%) of the monies would be applied to the Term Loan and Ten Percent (10%) of the monies would be applied to the Swap Termination Value under the Swap Contract; and any amount so allocated to a Letter of Credit shall be held in escrow by the Agent as cash collateral for the Company's reimbursement and other obligations with respect to such Letter of Credit until such Letter of Credit is drawn on, expires or is terminated, and, to the extent such Letter of Credit is not fully drawn, the excess monies escrowed for such Letter of Credit shall be reallocated among the other Borrower's Obligations owed by any one or more of the Borrowers in such amounts as would have been allocated to such other Borrower's Obligations (in the manner set forth above) if the undrawn portion of such Letter of Credit had not been deemed to be issued and outstanding for purposes of the allocation which gave rise to the escrow deposit); and any amount so allocated to the various Borrower's Obligations shall be allocated among the Lenders based on their respective ratable shares of such Borrower's Obligations.

2.24 Taxes.

(a) Any and all payments by a Borrower to or for the account of the Agent and/or any Lender under or in respect of any Transaction Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Agent or such Lender (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum paid or payable by such Borrower to the Agent and/or any Lender under any Transaction Document, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.24(a)) the Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deduction of Taxes been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Agent and/or the applicable Lender (as the case may be), at its address referred to in Section 8.07, the original or a certified copy of a receipt evidencing payment thereof.

(b) Each Borrower agrees to indemnify and pay the Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.24) paid by the Agent or such Lender (as the case may be) on or with respect to any sum paid or payable by such Borrower to the Agent or such Lender, as the case may be, under any Transaction Document and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within fifteen (15) days from the date the Agent or such Lender (as the case may be) makes demand therefor, accompanied by a certificate of the Agent or such Lender (as the case may be) setting forth in reasonable detail its computation of the amount or amounts to be paid to it hereunder.

(d) The provisions of this Section 2.24 shall survive the payment of the Notes and the other Borrower's Obligations owed by any one or more of the Borrowers and any expiration or termination of this Agreement.

SECTION 3.  PRECONDITIONS TO LOANS AND LETTERS OF CREDIT.

3.01 Initial Loan or Letter of Credit. Notwithstanding any provision contained in this Agreement to the contrary, no Lender shall have any obligation to make the initial Loan(s) under this Agreement and U.S. Bank shall have no obligation to issue the initial Letter(s) of Credit under this Agreement unless the Agent shall have first received the following:

(a) this Agreement, duly executed by the Company, LaBarge Electronics and each Lender;

(b) the Revolving Credit Notes, each duly executed by the Company;

(c) the Term Loan Notes, each duly executed by LaBarge Electronics;

(d) the Letter of Credit Reimbursement Agreement (which must be in form and substance satisfactory to U.S. Bank), duly executed by the Company;

(e) the Revolving Credit Guaranty (which must be in form and substance satisfactory to the Agent and each Lender), duly executed by LaBarge Electronics, LaBarge- OCS, LaBarge Properties, LaBarge/STC and Pinnacle POS;

(f) the Term Loan Guaranty (which must be in form and substance satisfactory to the Agent and each Lender), duly executed by the Company, LaBarge - OCS, LaBarge Properties, LaBarge/STC and Pinnacle POS;

(g) the Company Patent, Trademark and License Security Agreement (which must be in form and substance satisfactory to the Agent and each Lender) and such Uniform Commercial Code financing statements and other documents as the Agent or any Lender may require in connection therewith, each duly executed by the Company;

(h) the Company Security Agreement (which must be in form and substance satisfactory to the Agent and each Lender) and such Uniform Commercial Code financing statements and other documents as the Agent or any Lender may require in connection therewith, each duly executed by the Company;

(i) the Company Stock Pledge Agreement (which must be in form and substance satisfactory to the Agent and each Lender) and such Uniform Commercial Code financing statements, original stock certificates, stock powers and other documents as the Agent or any Lender may require in connection therewith, each duly executed by the Company;

(j) the LaBarge Electronics Collateral Assignment of Asset Sale and Purchase Agreement (which must be in form and substance satisfactory to the Agent and each Lender) and such Uniform Commercial Code financing statements and other documents as the Agent or any Lender may require in connection therewith, each duly executed by LaBarge Electronics;

(k) the LaBarge Electronics Membership Interest Pledge Agreement (which must be in form and substance satisfactory to the Agent and each Lender) and such Uniform Commercial Code financing statements and other documents as the Agent or any Lender may require in connection therewith, each duly executed by LaBarge Electronics;

(l) the LaBarge Electronics Security Agreement (which must be in form and substance satisfactory to the Agent and each Lender) and such Uniform Commercial Code financing statements and other documents as the Agent or any Lender may require in connection therewith, each duly executed by LaBarge Electronics;

(m) the LaBarge Electronics Patent, Trademark and License Security Agreement (which must be in form and substance satisfactory to the Agent and each Lender) and such Uniform Commercial Code financing statements and other documents as the Agent or any Lender may require in connection therewith, each duly executed by LaBarge Electronics;

(n) the LaBarge - OCS Security Agreement (which must be in form and substance satisfactory to the Agent and each Lender) and such Uniform Commercial Code financing statements and other documents as the Agent or any Lender may require in connection therewith, each duly executed by LaBarge - OCS;

(o) the LaBarge - OCS Patent, Trademark and License Security Agreement (which must be in form and substance satisfactory to the Agent and each Lender) and such Uniform Commercial Code financing statements and other documents as the Agent or any Lender may require in connection therewith, each duly executed by LaBarge - OCS;

(p) the LaBarge/STC Security Agreement (which must be in form and substance satisfactory to the Agent and each Lender) and such Uniform Commercial Code financing statements and other documents as the Agent or any Lender may require in connection therewith, each duly executed by LaBarge/STC;

(q) the LaBarge/STC Patent, Trademark and License Security Agreement (which must be in form and substance satisfactory to the Agent and each Lender) and such Uniform Commercial Code financing statements and other documents as the Agent or any Lender may require in connection therewith, each duly executed by LaBarge/STC;

(r) the Pinnacle POS Security Agreement (which must be in form and substance satisfactory to the Agent and each Lender) and such Uniform Commercial Code financing statements and other documents as the Agent or any Lender may require in connection therewith, each duly executed by Pinnacle POS;

(s) the Pinnacle POS Patent, Trademark and License Security Agreement (which must be in form and substance satisfactory to the Agent and each Lender) and such Uniform Commercial Code financing statements and other documents as the Agent or any Lender may require in connection therewith, each duly executed by Pinnacle POS;

(t) the Subordination Agreement (which must be in form and substance satisfactory to the Agent and each Lender), duly executed by U.S. Bank National Association;

(u) a copy of resolutions of the Board of Directors of the Company, duly adopted, which authorize the execution, delivery and performance of the Transaction Documents executed by the Company, certified by the Secretary of the Company;

(v) a copy of resolutions of the Board of Directors of LaBarge Electronics, duly adopted, which authorize the execution, delivery and performance of the Transaction Documents executed by LaBarge Electronics, certified by the Secretary of LaBarge Electronics;

(w) a copy of resolutions of the Board of Directors of LaBarge - OCS, duly adopted, which authorize the execution, delivery and performance of the Transaction Documents executed by LaBarge - OCS, certified by the Secretary of LaBarge - OCS;

(x) a copy of resolutions of the Board of Directors of LaBarge Properties, duly adopted, which authorize the execution, delivery and performance of the Transaction Documents executed by LaBarge Properties, certified by the Secretary of LaBarge Properties;

(y) a copy of resolutions of the Board of Directors of LaBarge/STC, duly adopted, which authorize the execution, delivery and performance of the Transaction Documents executed by LaBarge/STC, certified by the Secretary of LaBarge/STC;

(z) a Limited Liability Company Agreement (which must be in form and substance satisfactory to the Agent and each Lender), duly executed by Pinnacle POS and each member of Pinnacle POS;

(aa) a copy of the Certificate of Incorporation of the Company, including any amendments thereto, certified by the Secretary of State of the State of Delaware;

(bb) a copy of the Articles of Incorporation of LaBarge Electronics, including any amendments thereto, certified by the Secretary of State of the State of Missouri;

(cc) a copy of the Certificate of Incorporation of LaBarge - OCS, including any amendments thereto, certified by the Secretary of State of the State of Delaware;

(dd) a copy of the Articles of Incorporation of LaBarge Properties, including any amendments thereto, certified by the Secretary of State of the State of Missouri;

(ee) a copy of the Articles of Incorporation of LaBarge/STC, including any amendments thereto, certified by the Secretary of State of the State of Texas;

(ff) a copy of the Certificate of Formation of Pinnacle POS, including any amendments thereto, certified by the Secretary of State of the State of Delaware;

(gg) a copy of the By-Laws of the Company, including any amendments thereto, certified by the Secretary of the Company;

(hh) a copy of the By-Laws of LaBarge Electronics, including any amendments thereto, certified by the Secretary of LaBarge Electronics;

(ii) a copy of the By-Laws of LaBarge - OCS, including any amendments thereto, certified by the Secretary of LaBarge - OCS;

(jj) a copy of the By-Laws of LaBarge Properties, including any amendments thereto, certified by the Secretary of LaBarge Properties;

(kk) a copy of the By-Laws of LaBarge/STC, including any amendments thereto, certified by the Secretary of LaBarge/STC;

(ll) a copy of the Operating Agreement of Pinnacle POS, including any amendments thereto, certified by the members of Pinnacle POS;

(mm) an incumbency certificate, executed by the Secretary of the Company, which shall identify by name and title and bear the signatures of all of the officers of the Company executing any of the Transaction Documents;

(nn) an incumbency certificate, executed by the Secretary of LaBarge Electronics, which shall identify by name and title and bear the signatures of all of the officers of LaBarge Electronics executing any of the Transaction Documents;

(oo) an incumbency certificate, executed by the Secretary of LaBarge - OCS, which shall identify by name and title and bear the signatures of all of the officers of LaBarge - OCS executing any of the Transaction Documents;

(pp) an incumbency certificate, executed by the Secretary of LaBarge Properties, which shall identify by name and title and bear the signatures of all of the officers of LaBarge Properties executing any of the Transaction Documents;

(qq) an incumbency certificate, executed by the Secretary of LaBarge/STC, which shall identify by name and title and bear the signatures of all of the officers of LaBarge/STC executing any of the Transaction Documents;

(rr) certificates of corporate good standing of the Company issued by the Secretaries of States of the States of Delaware, Missouri, Oklahoma and Arkansas;

(ss) certificates of corporate good standing of LaBarge Electronics issued by the Secretary of State of the State of Missouri;

(tt) certificates of corporate good standing of LaBarge - OCS issued by the Secretaries of States of the State of Delaware and Missouri;

(uu) a certificate of corporate good standing of LaBarge Properties issued by the Secretary of State of the State of Missouri;

(vv) certificates of corporate good standing of LaBarge/STC issued by the Secretaries of States of the States of Texas and Missouri;

(ww) a certificate of good standing of Pinnacle POS issued by the Secretary of State of the State of Delaware;

(xx) an opinion of counsel of Armstrong Teasdale LLP, outside counsel to the Company, LaBarge Electronics, LaBarge Properties, LaBarge - OCS, LaBarge/STC and Pinnacle POS, in form and substance satisfactory to the Agent and each Lender;

(yy) the initial Borrowing Base Certificate required by Section 2.01(c);

(zz) the Notice of Revolving Credit Borrowing required by Section 2.04;

(aaa) evidence of the proper filing of UCC-1 Financing Statements perfecting first priority security interests in favor of the Agent in all of the Collateral;

(bbb) UCC-3 Termination Statements for all UCC-1 Financing Statements filed of record against the Company and/or any Subsidiary other than UCC-1 Financing Statements relating to Permitted Liens;

(ccc) evidence satisfactory to the Agent of the insurance required by this Agreement and the other Transaction Documents together with loss payable endorsements in form and substance satisfactory to the Agent, duly executed by the insurance company;

(ddd) copies of all financial statements and other Exhibits and Schedules required by this Agreement and the other Transaction Documents;

(eee) a letter of direction from the Company with respect to the disbursement of the proceeds of the initial Revolving Credit Loan(s) under this Agreement;

(fff) a letter of direction from LaBarge Electronics with respect to the disbursement of the proceeds of the Term Loan under this Agreement;

(ggg) such mortgagee, bailee, landlord or warehousemen's waivers as the Agent may deem necessary regarding locations at which any Collateral is or will be stored or otherwise located;

(hhh) a pay-off letter from U.S. Bank National Association in form and substance satisfactory to the Agent;

(iii) a pay-off letter from National City Bank of Pennsylvania in form and substance satisfactory to the Agent;

(jjj) evidence satisfactory to the Agent and each Lender that LaBarge Electronics has consummated the Pinnacle Electronics Acquisition pursuant to, and in accordance with, the terms of the Pinnacle Electronics Acquisition Agreement, the terms and provisions (including the purchase price) of which Pinnacle Electronics Acquisition Agreement must be acceptable to the Agent and each Lender, which evidence shall include (i) a certificate of Pinnacle Electronics, LLC that all of the conditions to its obligations under the Pinnacle Electronics Acquisition Agreement which are required to be satisfied as of or prior to closing have been satisfied and (ii) a certificate of LaBarge Electronics that all of the conditions to its obligations under the Pinnacle Electronics Acquisition Agreement which are required to be satisfied as of or prior to closing have been satisfied; and

(kkk) such other agreements, documents, instruments and certificates as the Agent or any Lender may reasonably request.

Any one or more of the conditions set forth above which have not been satisfied by the Company and/or LaBarge Electronics on or prior to the date of disbursement of the initial Loan under this Agreement or the date of the issuance of the initial Letter of Credit under this Agreement shall not be deemed permanently waived by the Agent or any Lender unless the Agent or such Lender, as the case may be, shall waive the same in a writing which expressly states that the waiver is permanent, and in all cases in which the waiver is not stated to be permanent the Agent or any Lender may at any time subsequent thereto insist upon compliance and satisfaction of any such condition as a condition to any subsequent Loan and/or any subsequent Letter of Credit under this Agreement and failure to the Company and/or LaBarge Electronics to comply with any such condition within five (5) Business Day's written notice from the Agent or Lender to the Company and LaBarge Electronics shall constitute an Event of Default.

3.02 All Revolving Credit Loans. Notwithstanding any provision contained in this Agreement to the contrary, no Lender shall have any obligation to make any Revolving Credit Loan under this Agreement unless:

(a) the Agent and each Lender shall have received a current Borrowing Base Certificate as required by Section 2.01(b);

(b) the Agent shall have received a Notice of Revolving Credit Borrowing for such Revolving Credit Loan as required by Section 2.04;

(c) both immediately before and immediately after giving effect to such Revolving Credit Loan, no Default or Event of Default shall have occurred and be continuing;

(d) no material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of the Company, LaBarge Electronics and/or the Company and its Subsidiaries taken as a whole shall have occurred since the date of this Agreement and be continuing; and

(e) all of the representations and warranties made by the Company, LaBarge Electronics and/or any other Obligor in this Agreement and/or in any other Transaction Document shall be true and correct in all material respects on and as of the date of such Revolving Credit Loan as if made on and as of the date of such Revolving Credit Loan (and for purposes of this Section 3.02(e), the representations and warranties made by the Company and LaBarge Electronics in Section 4.04 shall be deemed to refer to the most recent financial statements of the Company delivered to the Agent and each Lender pursuant to Section 5.01(a)).

Each request for a Revolving Credit Loan by the Company under this Agreement shall be deemed to be a representation and warranty by the Company on the date of such Revolving Credit Loan as to the facts specified in clauses (c), (d) and (e) of this Section 3.02.

3.03 All Letters of Credit. Notwithstanding any provision contained in this Agreement to the contrary, U.S. Bank shall have no obligation to issue any Letter of Credit under this Agreement unless:

(a) the Agent and each Lender shall have received a current Borrowing Base Certificate as required by Section 2.01(b);

(b) U.S. Bank shall have received a Letter of Credit Request for such Letter of Credit as required by Section 2.03(a);

(c) U.S. Bank shall have received a Letter of Credit Application for such Letter of Credit as required by Section 2.03(a), duly executed by the Company as account party and applicant;

(d) the Company shall have complied with all of the procedures and requirements set forth in Section 2.03;

(e) both immediately before and immediately after giving effect to the issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing;

(f) no material adverse change in the Properties, assets, liabilities, business, operations, income or condition (financial or otherwise) of the Company, LaBarge Electronics and/or the Company and its Subsidiaries taken as a whole shall have occurred since the date of this Agreement and be continuing;

(g) all of the representations and warranties made by the Company, LaBarge Electronics and/or any other Obligor in this Agreement and/or in any other Transaction Document shall be true and correct in all material respects on and as of the date of the issuance of such Letter of Credit as if made on and as of the date of the issuance of such Letter of Credit (and for purposes of this Section 3.03(g), the representations and warranties made by the Company and LaBarge Electronics in Section 4.04 shall be deemed to refer to the most recent financial statements of the Company delivered to the Agent and each Lender pursuant to Section 5.01(a)); and

(h) U.S. Bank shall have received such other documents, certificates and agreements as it may reasonably request.

Each request for the issuance of a Letter of Credit by the Company under this Agreement shall be deemed to be a representation and warranty by the Company on the date of the issuance of such Letter of Credit as to the facts specified in clauses (e), (f) and (g) of this Section 3.03.

SECTION 4.  REPRESENTATIONS AND WARRANTIES.

Each of the Company and LaBarge Electronics hereby represents and warrants to the Agent and each Lender that:

4.01 Existence and Power. The Company and each Subsidiary: (a) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite corporate, limited liability company or other powers required to carry on its business as now conducted; (c) has all requisite governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted, except such licenses, authorizations, consents and approvals the failure to have could not reasonably be expected to have a Material Adverse Effect; and (d) is qualified to transact business as a foreign entity in, and is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except for those states in which the failure to qualify or maintain good standing could not reasonably be expected to have a Material Adverse Effect.

4.02 Authorization. The execution, delivery and performance by the Company of this Agreement, the Revolving Credit Notes, the Letter of Credit Reimbursement Agreement, the Letter of Credit Applications and the other Transaction Documents to which it is a party are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company. The execution, delivery and performance by LaBarge Electronics of this Agreement, the Term Loan Notes and the other Transaction Documents to which it is a party are within the corporate powers of LaBarge Electronics and have been duly authorized by all necessary corporate action on the part of LaBarge Electronics.

4.03 Binding Effect. This Agreement, the Notes, the Letter of Credit Reimbursement Agreement, the Letter of Credit Applications and the other Transaction Documents to which the Company and/or LaBarge Electronics is a party and which have been executed contemporaneously with or prior to the execution of this Agreement have been duly executed and delivered by such of the Company and LaBarge Electronics as are parties thereto and constitute the legal, valid and binding obligations of such of the Company and LaBarge Electronics as are parties thereto enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Letter of Credit Applications and the other Transaction Documents to which the Company and/or LaBarge Electronics is a party which were not executed contemporaneously with or prior to the execution of this Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of such of the Company and LaBarge Electronics as are parties thereto enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.04 Financial Statements. The Company has furnished the Agent and each Lender with the following financial statements, identified by the chief financial officer of the Company: (a) a consolidated balance sheet and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries as of and for the fiscal year ended June 29, 2003, all certified by the Company's independent certified public accountants, which financial statements have been prepared in accordance with GAAP consistently applied; and (b) an unaudited consolidated balance sheet and unaudited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries as of and for the fiscal quarter ended December 28, 2003, all certified by the chief financial officer of the Company as being true and correct to the best of his knowledge and as being prepared in accordance with GAAP consistently applied. The Company further represents and warrants to the Agent and each Lender that (a) said balance sheets and their accompanying notes fairly present the condition of the Company and its Subsidiaries as of the dates thereof, (b) there has been no material adverse change in the condition or operation, financial or otherwise, of the Company or any of its Subsidiaries since December 28, 2003, and (c) neither the Company nor any of its Subsidiaries had any direct or contingent liabilities which were not disclosed on said financial statements or the notes thereto (to the extent such disclosure is required by GAAP).

4.05 Litigation. Except as disclosed on Schedule 4.05 attached hereto, there is no action or proceeding pending or, to the knowledge of the Company or LaBarge Electronics, threatened against or affecting the Company or any Subsidiary before any court, arbitrator or any governmental, regulatory or administrative body, instrumentality, authority, agency or official which, if determined adversely against the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, instrumentality, authority, agency or official, a default under which could reasonably be expected to have a Material Adverse Effect. There are no outstanding judgments against the Company or any Subsidiary.

4.06 Pension and Welfare Plans. Except as set forth on Schedule 4.06 attached hereto, each Pension Plan and Welfare Plan complies in all material respects with ERISA and all other applicable statutes and governmental and regulatory rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither the Company nor any Subsidiary nor any ERISA Affiliate has withdrawn from any Multi-Employer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; neither the Company nor any Subsidiary nor any ERISA Affiliate has entered into an agreement pursuant to Section 4204 of ERISA; neither the Company nor any Subsidiary nor any ERISA Affiliate has in the past contributed to or currently contributes to a Multi-Employer Plan; neither the Company nor any Subsidiary nor any ERISA Affiliate has any withdrawal liability with respect to a Multi-Employer Plan; no steps have been instituted by the Company or any Subsidiary or any ERISA Affiliate to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan, Multi-Employer Plan or Welfare Plan which could result in the incurrence by the Company or any Subsidiary or any ERISA Affiliate of any material liability, fine or penalty; and neither the Company nor any Subsidiary nor any ERISA Affiliate is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on the consolidated financial statements of the Company and its Subsidiaries delivered by the Company to the Agent and each Lender, neither the Company nor any Subsidiary nor any ERISA Affiliate has any liability with respect to any Welfare Plan.

4.07 Tax Returns and Payment. The Company and each Subsidiary has filed all Federal, state, local, foreign and other income and other tax returns which are required to be filed and has paid all taxes which have become due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon the Company or such Subsidiary, as the case may be, and/or upon their respective Properties, assets, income and franchises which have become due and payable by the Company or such Subsidiary, as the case may be, except those wherein the amount, applicability or validity are being contested by the Company or such Subsidiary, as the case may be, by appropriate proceedings being diligently conducted in good faith and in respect of which adequate reserves in accordance with GAAP have been established. There is no asserted or assessed (or to the knowledge of the Company or LaBarge Electronics, proposed) tax deficiency against the Company or any Subsidiary which, if determined adversely against the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect.

4.08 Subsidiaries. The Company has no Subsidiaries other than as identified on Schedule 4.08 attached hereto, as the same may from time to time be amended, modified or supplemented as provided herein. Schedule 4.08 attached hereto correctly sets forth, for each Subsidiary, the number of shares of each class of capital stock, membership interests or other equity interests authorized for such Subsidiary, the number of outstanding and the percentage of the outstanding shares of each such class owned, directly or indirectly, by the Company or one or more of its Subsidiaries. All of the issued and outstanding capital stock, membership interests or other equity interests of each Subsidiary is duly authorized, validly issued and fully paid and nonassessable. Except as disclosed on Schedule 4.08 attached hereto, neither the Company nor any Subsidiary, individually or collectively, owns or holds, directly or indirectly, any capital stock of or membership interest or other equity interest in any corporation, limited liability company, partnership, joint venture or other entity other than the Company's Subsidiaries. The Company may at any time amend, modify or supplement Schedule 4.08 by notifying the Agent and each Lender in writing of any changes thereto, including any formation, acquisition, merger or liquidation of any Subsidiary or any change in the capitalization of any Subsidiary, in each case, in accordance with the terms of this Agreement, and thereby the representations and warranties contained in this Section 4.08 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement.

4.09 Compliance With Other Instruments; None Burdensome. Neither the Company nor any Subsidiary is a party to any contract or agreement or subject to any charter or other corporate, limited liability company or other restriction which could reasonably be expected to have a Material Adverse Effect and which is not disclosed on the Company's financial statements heretofore submitted to the Agent and each Lender; none of the execution and delivery by the Company and/or any Subsidiary of the Transaction Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Subsidiary, or any of the provisions of the Certificate or Articles of Incorporation, By-Laws, Certificate of Formation and/or Operating Agreement of the Company or any Subsidiary or any of the provisions of any indenture, agreement, document, instrument or undertaking to which the Company or any Subsidiary is a party or subject, or by which the Company or any Subsidiary or any Property of the Company or any Subsidiary is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than in favor of the Agent pursuant to the Transaction Documents). No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.

4.10 Other Debt, Guarantees and Capitalized Leases. Except as disclosed on Schedule 4.10 attached hereto, neither the Company nor any Subsidiary is a borrower, guarantor or obligor with respect to, or a lessee under, any Debt, Guarantees or Capitalized Leases. The Company may at any time amend, modify or supplement Schedule 4.10 by notifying Lender in writing of any changes thereto, and thereby the representations and warranties contained in this Section 4.10 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement.

4.11 Labor Matters.  Neither the Company nor any Subsidiary is a party to any labor dispute which could reasonably be expected to have a Material Adverse Effect. There are no strikes or walkouts relating to any labor contract to which the Company or any Subsidiary is subject. Hours worked and payments made to the employees of the Company and its Subsidiaries have not been in violation of (a) the Fair Labor Standards Act or (b) any other applicable law dealing with such matters, the violation of which could reasonably be expected to have a Material Adverse Effect. All payments due from the Company or any Subsidiary, or for which any claim may be made against any of them, in respect of wages, employee health and welfare insurance and/or other benefits have been paid or accrued as a liability on their respective books.

4.12 Title to Property. The Company and each Subsidiary is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for the Company or such Subsidiary to conduct its business, and all of such Property is free and clear of all Liens other than Permitted Liens. The Company and each Subsidiary enjoys peaceful and undisturbed possession in all material respects under all leases under which it is operating as a lessee.

4.13 Regulation U. Neither the Company nor LaBarge Electronics is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (a) to purchase or carry margin stock (other than redemptions by the Company of shares of common stock of the Company to the extent permitted by Section 5.02(i) of this Agreement) or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended. If requested by the Agent or any Lender, the Company and LaBarge Electronics shall furnish to the Agent a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

4.14 Multi-Employer Pension Plan Amendments Act of 1980. The Company and each Subsidiary is in compliance with the Multi-Employer Pension Plan Amendments Act of 1980, as amended ("MEPPAA"), and neither the Company nor any Subsidiary has any liability for pension contributions pursuant to MEPPAA.

4.15 Investment Company Act of 1940; Public Utility Holding Company Act of 1935. Neither the Company nor LaBarge Electronics is an "investment company" as that term is defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Neither the Company nor LaBarge Electronics is a "holding company" as that term is defined in, or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

4.16 Patents, Trademarks, Copyrights, Licenses, Etc. Except as disclosed on Schedule 4.16 attached hereto, neither the Company nor any Subsidiary has any patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, copyrights, licenses or other intellectual property which are material to the business of the Company or any Subsidiary. The Company may at any time amend, modify or supplement Schedule 4.16 by notifying Lender in writing of any changes thereto, and thereby the representations and warranties contained in the first sentence of this Section 4.16 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement. The Company and each Subsidiary possesses all necessary patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses and other intellectual property to conduct its business without conflict with any patent, patent right, trademark, trademark right, trade name, copyright, license or other intellectual property of any other Person.

4.17 Environmental and Safety and Health Matters. Except as disclosed on Schedule 4.17 attached hereto: (a) the operations of the Company and each Subsidiary comply with all applicable Environmental Laws and all applicable Occupational Safety and Health Laws, the violation of or noncompliance with which could reasonably be expected to have a Material Adverse Effect; (b) none of the operations of the Company or any Subsidiary are subject to any Environmental Claim or any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Occupational Safety and Health Law, which, if determined adversely against the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; (c) none of the operations of the Company or any Subsidiary is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to any Release of Hazardous Substances or any unsafe or unhealthful condition at any premises owned, leased or operated by the Company or such Subsidiary, which, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; (d) neither the Company nor any Subsidiary has filed any notice under any Environmental Law or Occupational Safety and Health Law indicating or reporting (i) any past or present spillage, leakage or Release into the environment of, or treatment, storage or disposal of, any Hazardous Substance or (ii) any unsafe or unhealthful condition at any premises owned, leased or operated by the Company or such Subsidiary; and (e) neither the Company nor any Subsidiary has any material contingent liability in connection with (i) any spillage, disposal or Release into the environment of, or otherwise with respect to, any Hazardous Substances or (ii) any unsafe or unhealthful condition at any premises owned, leased or operated by the Company or such Subsidiary.

4.18 Investments. Neither the Company nor any Subsidiary has any Restricted Investments.

4.19 No Default. No Default or Event of Default under this Agreement has occurred and is continuing. There is no existing default or event of default under or with respect to any indenture, contract, agreement, lease or other instrument to which the Company or any Subsidiary is a party or by which any Property of the Company or any Subsidiary is bound or affected, a default under which could reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary has and is in full compliance with and in good standing with respect to all governmental and/or regulatory permits, licenses, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its Properties as now owned or leased by it, the failure to have or noncompliance with which could reasonably be expected to have a Material Adverse Effect, and, to the best of knowledge of the Company and LaBarge Electronics, none of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as the Company or such Subsidiary, as the case may be. Neither the Company nor any Subsidiary of the Company is in violation of any applicable statute, law, rule, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, a violation of which could reasonably be expected to have a Material Adverse Effect.

4.20 Government Contracts. Neither the Company nor any Subsidiary is a party to or bound by any supply or purchase agreements with the Federal government or any state or local government or any agency thereof, the termination or cancellation of which could reasonably be expected to have a Material Adverse Effect.

4.21 Purchase and Other Commitments and Outstanding Bids. No material purchase or other commitment of the Company or any Subsidiary is in excess of the normal, ordinary and usual requirements of its business, or was made at any price in excess of the then current market price, or, to the best knowledge of the Company and LaBarge Electronics, contains terms and conditions more onerous than those usual and customary in the applicable industry. There is no material outstanding bid, sales proposal, contract or unfilled order of the Company or any Subsidiary which (a) will, or could if accepted, require the Company or any Subsidiary to supply goods or services at a cost to the Company or any Subsidiary in excess of the revenues to be received therefor or (b) quotes prices which do not include a markup over reasonably estimated costs consistent with past markups on similar business based on market conditions current at that time.

4.22 Disclosure. Neither this Agreement nor any of the Exhibits or Schedules hereto nor any certificate or other data furnished to the Agent and/or any Lender by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contains any untrue or incorrect statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the best knowledge of the Company and LaBarge Electronics, there is no fact peculiar to the Company or any Subsidiary which presently has a Material Adverse Effect or in the future (so far as the Company and LaBarge Electronics can now foresee) could reasonably be expected to have a Material Adverse Effect, which has not heretofore been disclosed in writing by the Company to the Agent and each Lender.

SECTION 5.  COVENANTS.

5.01 Affirmative Covenants of the Company. Each of the Company and LaBarge Electronics covenants and agrees that, so long as any Lender has any obligation to make any Loan under this Agreement, U.S. Bank has any obligation to issue any Letter of Credit under this Agreement, any Letter of Credit remains outstanding and/or any of the Borrower's Obligations owed by any one or more of the Borrowers remain unpaid:

(a) Information. The Company will deliver to the Agent and each Lender:

(i) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with GAAP consistently applied and audited by and accompanied by the unqualified opinion of KPMG Peat Marwick or other independent certified public accountants selected by the Company and reasonably acceptable to the Required Lenders together with (A) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it and (B) the computations of such accountants evidencing the Company's compliance with the financial covenants contained in Section 5.01(o) of this Agreement;

(ii) as soon as available and in any event within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income, retained earnings and cash flows for such fiscal quarter and for the portion of the Company's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form, the figures for the corresponding fiscal quarter and the corresponding portion of the Company's previous fiscal year, all in reasonable detail and satisfactory in form to the Required Lenders and certified (subject to normal year-end adjustments and footnote disclosures) as to fairness of presentation, GAAP and consistency by the President or the chief financial officer of the Company;

(iii) simultaneously with the delivery of each set of financial statements referred to in Section 5.01(a)(i) and 5.01(a)(ii) above, a certificate of the President or the chief financial officer of the Company in the form attached hereto as Exhibit G and incorporated herein by reference, accompanied by supporting financial work sheets where appropriate, (A) evidencing the Company's compliance with the financial covenants contained in Section 5.01(o) of this Agreement, (B) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto and (C) certifying that all of the representations and warranties made by the Company, LaBarge Electronics and/or any other Obligor in this Agreement and/or in any other Transaction Document are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate;

(iv) promptly upon receipt thereof, any reports (including, without limitation, any management letters) submitted to the Company or any Subsidiary (other than reports previously delivered pursuant to Sections 5.01(a)(i) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

(v) within fifteen (15) days after the end of each fiscal month of the Company, (A) an accounts trial balance of the Company indicating which Accounts are up to 30, 30 to 60, 60 to 90 and 90 days or more past the invoice date and including, if requested by the Agent or any Lender, a listing of the names and addresses of all applicable Account Debtors, (B) a summary of accounts payable of the Company showing which accounts payable are current, up to 30, 30 to 60, 60 to 90 and 90 days or more past due and including, if requested by the Agent or any Lender, a listing of the names and addresses of applicable creditors and (C) a backlog report for each of the Company, LaBarge Electronics and LaBarge/STC, all in form and detail reasonably satisfactory to the Required Lenders and certified as being true, correct and complete by the President or the chief financial officer of the Company;

(vi) at such intervals as the Agent or any Lender may request, such company-prepared information and reports regarding the Inventory of the Company and each Subsidiary as the Agent or any Lender may from time to time reasonably request, all in form and detail reasonably satisfactory to the Required Lenders and certified as being true, correct and complete by the President or the chief financial officer of the Company;

(vii) as soon as available and in any event no later than ninety (90) days after the beginning of each fiscal year of the Company, consolidated balance sheet, income statement and cash flow projections for the Company and its Subsidiaries for such fiscal year on a month-by-month basis, all in form and detail reasonably acceptable to the Required Lenders; and

(viii) with reasonable promptness, such further information regarding the business, affairs and financial condition of the Company or any Subsidiary as the Agent or any Lender may from time to time reasonably request.

The Agent and each Lender is hereby authorized to deliver a copy of any financial statement or other information made available by the Company or any Subsidiary to any regulatory authority having jurisdiction over the Agent or such Lender, as the case may be, pursuant to any request therefor.

(b) Payment of Indebtedness. The Company will, and it will cause each Subsidiary to, (i) pay and discharge any and all Indebtedness payable or Guaranteed by the Company or such Subsidiary, as the case may be, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement, document or instrument relating to such Indebtedness or Guarantee; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such Indebtedness which does not constitute Debt the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that the Company or such Subsidiary, as the case may be, shall pay or cause to be paid all such Indebtedness forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to the Required Lenders and (ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon the Company or such Subsidiary, as the case may be, by any and all agreements, documents, instruments and indentures evidencing, securing or otherwise relating to such Indebtedness or Guarantee.

(c) Books and Records; Consultations and Inspections. The Company will, and it will cause each Subsidiary to, maintain books and records sufficient to permit the preparation of financial statements in accordance with GAAP and in which true, correct and complete entries shall be made of all dealings and transactions in relation to its business and activities. The Company will, and it will cause each Subsidiary to, permit the Agent and each Lender (and any Person appointed by the Agent or any Lender to whom the Company does not reasonably object) to discuss the affairs, finances and accounts of the Company and each Subsidiary with the officers of the Company and each Subsidiary and their independent public accountants, all at such reasonable times and as often as the Agent or any Lender may from time to time reasonably request. The Company will also permit, and will cause each Subsidiary to permit, inspection of its Properties, books and records by the Agent and each Lender during normal business hours and at other reasonable times. The Company will reimburse the Agent and each Lender upon demand for all reasonable costs and expenses incurred by the Agent or such Lender, as the case may be, in connection with any such inspection conducted by the Agent or such Lender, as the case may be, while any Default or Event of Default under this Agreement has occurred and is continuing. The Company irrevocably authorizes the Agent and each Lender to communicate directly with its independent public accountants and irrevocably authorizes and directs such accountants to disclose to the Agent and each Lender any and all information with respect to the business and financial condition of the Company and each Subsidiary as the Agent or any Lender may from time to time reasonably request in writing.

(d) Payment of Taxes. The Company will, and it will cause each Subsidiary to, duly file all Federal, state and local income tax returns and all other tax returns and reports of the Company or such Subsidiary, as the case may be, which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its Property; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that the Company or such Subsidiary, as the case may be, shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to the Required Lenders.

(e) Payment of Claims. The Company will, and it will cause each Subsidiary to, pay and discharge all trade accounts payable, all accruals and all claims for work, labor or materials which if unpaid could become a Lien upon any of its Property in accordance with its usual and customary business practices as in effect on the date of this Agreement (but in no event later than thirty (30) days after the due date thereof); provided, however, that neither the Company nor any Subsidiary shall be required to pay any such trade account payable, accrual or claim the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that the Company or such Subsidiary, as the case may be, shall pay or cause to be paid all such trade accounts payable, accruals and claims forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to the Required Lenders.

(f) Existence. The Company will, and it will cause each Subsidiary to, do all things necessary to (i) preserve and keep in full force and effect at all times its corporate, limited liability company or other existence and all permits, licenses, franchises and other rights material to its business and (ii) be duly qualified to do business and be in good standing in all jurisdictions where the nature of its business or its ownership of Property requires such qualification except for those jurisdictions in which the failure to qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.

(g) Maintenance of Property. The Company will, and it will cause each Subsidiary to, at all times, preserve and maintain all of the Property used or useful in the conduct of its business in good condition, working order and repair, ordinary wear and tear excepted.

(h) Compliance with Laws, Regulations, Etc. The Company will, and it will cause each Subsidiary to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which the Company or such Subsidiary, as the case may be, is subject (including, without limitation, all Environmental Laws and all Occupational Safety and Health Laws) and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

(i) Environmental Matters. The Company will give the Agent and each Lender prompt written notice of (i) any Environmental Claim or any other action or investigation with respect to the existence or potential existence of any Hazardous Substances instituted or threatened with respect to the Company or any Subsidiary or any of the Properties or facilities owned, leased or operated by the Company or any Subsidiary which, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect and (ii) any condition or occurrence on any of the Properties or facilities owned, leased or operated by the Company or any Subsidiary which constitutes a violation of any Environmental Laws or which gives rise to a reporting obligation or requires removal or remediation under any Environmental Laws, in each case which could reasonably be expected to have a Material Adverse Effect. Within thirty (30) days after the giving of any such notice, the Company shall deliver to the Agent and each Lender the Company's plan with respect to removal or remediation and the Company agrees to take all action which is reasonably necessary in connection with such action, investigation, condition or occurrence in accordance with such plan with due diligence and to complete such removal or remediation as promptly as possible and in all events within the time required by any Environmental Laws or any other applicable law, rule or regulation. The Company shall promptly provide the Agent and each Lender with copies of all documentation relating thereto, and such other information with respect to environmental matters as Lender may request from time to time.

(j) ERISA Compliance. If the Company, any Subsidiary or any ERISA Affiliate shall have any Pension Plan, the Company, such Subsidiary or such ERISA Affiliate, as the case may be, shall comply with all requirements of ERISA relating to such Pension Plan. Without limiting the generality of the foregoing, the Company will not, and it will not cause or permit any Subsidiary or any ERISA Affiliate to:

(i) permit any Pension Plan maintained by the Company, any Subsidiary or any ERISA Affiliate to engage in any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code;

(ii) permit any Pension Plan maintained by the Company, any Subsidiary or any ERISA Affiliate to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, 29 U.S.C. Section  1082, whether or not waived;

(iii) terminate any Pension Plan in a manner which could result in the imposition of a Lien on any Property of the Company, any Subsidiary or any ERISA Affiliate pursuant to Section 4068 of ERISA, 29 U.S.C. Section 1368; or

(iv) take any action which would constitute a complete or partial withdrawal from a Multi-Employer Plan within the meaning of Sections 4203 or 4205 of Title IV of ERISA.

Notwithstanding any provision contained in this Section 5.01(j) to the contrary, an act by the Company or any Subsidiary shall not be deemed to constitute a violation of this Section 5.01(j) unless the Required Lenders determine in good faith that said action, individually or cumulatively with other acts of the Company and its Subsidiaries, has or could reasonably be expected to have a Material Adverse Effect.

(k) Notices. The Company will notify the Agent and each Lender in writing of any of the following within five (5) Business Days after any officer of the Company has actual knowledge thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) the occurrence of any Default or Event of Default;

(ii) the occurrence of any default or event of default by the Company, LaBarge Electronics, any other Obligor or any Subsidiary under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which the Company, LaBarge Electronics, any other Obligor or any Subsidiary, as the case may be, is a party or by which it is bound or to which it is subject;

(iii) the institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting the Company, LaBarge Electronics, any other Obligor or any Subsidiary, whether or not considered to be covered by insurance, in which the prayer or claim for relief seeks recovery of an amount in excess of $100,000.00 (or, if no dollar amount is specified in the prayer or claim for relief, in which there is a reasonable likelihood of recovery of an amount in excess of $100,000.00) or any form of equitable relief;

(iv) the entry of any judgment or decree against the Company, LaBarge Electronics, any other Obligor or any Subsidiary;

(v) the occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by the Company, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by the Company, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of the Company or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

(vi) the occurrence of any material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of the Company, LaBarge Electronics, any other Obligor or any Subsidiary;

(vii) any change in the name of the Company, LaBarge Electronics, any other Obligor or any Subsidiary;

(viii) any proposed opening, closing or other change of any place of business of the Company, LaBarge Electronics, any other Obligor or any Subsidiary;

(ix) any material change in the Company's or any Subsidiary's line(s) of business;

(x) the occurrence of any Change of Control Event; and

(xi) any notices required to be provided pursuant to other provisions of this Agreement and notice of the occurrence of such other events as the Agent or any Lender may from time to time reasonably specify.

(l) Insurance. The Company will, and it will cause each Subsidiary to, insure all of its Property of the character usually insured by Persons engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such Persons, unless higher limits or coverage are reasonably required in writing by the Required Lenders, and carry adequate liability insurance and other insurance of a kind and in an amount generally carried by Persons engaged in the same or similar businesses similarly situated, unless higher limits or coverage are reasonably required in writing by the Required Lenders. All insurance required by this Section 5.01(l) shall be with insurers rated A-XI or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Lenders. All such insurance may be subject to reasonable deductible amounts.

(m) Further Assurances. Each of the Company and LaBarge Electronics will, and the Company will cause each Subsidiary to, execute and deliver to the Agent, at any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which the Agent or any Lender may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Transaction Documents.

(n) Accountant. The Company will give the Agent and each Lender prompt notice of any change of the Company's independent certified public accountants and a statement of the reasons for such change. The Company shall at all times utilize KPMG Peat Marwick or other independent certified public accountants reasonably acceptable to the Required Lenders.

(o) Financial Covenants.

(i) Minimum Consolidated Fixed Charge Coverage Ratio. The Company will have a Consolidated Fixed Charge Coverage Ratio of at least 1.20 to 1.0 for each four (4) consecutive fiscal quarter period of the Company commencing with the four (4) consecutive fiscal quarter period of the Company ending June 26, 2004.

(ii) Maximum Consolidated Debt to Consolidated EBITDA Ratio. The Company will have a Consolidated Debt to Consolidated EBITDA Ratio of not more than (a) 3.0 to 1.0 as of the last day of each fiscal quarter of the Company ending during the period commencing June 26, 2004, and ending July 2, 2005, and (b) 2.5 to 1.0 as of the last day of each fiscal quarter of the Company ending on or after July 3, 2005.

(iii) Minimum Consolidated Tangible Net Worth. The Company will at all times have a Consolidated Tangible Net Worth of not less than the sum of (A) $32,000,000.00 plus (B) Fifty Percent (50%) of Consolidated Net Income (with no deductions for losses) during each fiscal quarter of the Company ending after the date of this Agreement (such required increases to be cumulative for each such fiscal quarter) plus (C) One Hundred Percent (100%) of the net proceeds received by the Company on or after the date of this Agreement from the issuance of any capital stock of other equity interests of the Company.

(p) Subsidiaries. If the Company or any Subsidiary creates, forms or acquires any Subsidiary on or after the date of this Agreement, the Company or such Subsidiary, as the case may be, will, contemporaneously with the creation, formation or acquisition of such Subsidiary, (i) grant to the Agent of the ratable benefit of the Lenders a first priority perfected security interest in and lien on all of the issued and outstanding shares of capital stock, membership interests or other equity interests of such Subsidiary and (ii) cause such Subsidiary to (A) guaranty the payment and performance of all of the Borrower's Obligations owed by any one or more of the Borrowers and (B) secure said guaranty with a first priority perfected security interest in and lien on all of the accounts, inventory, documents, instruments, chattel paper, general intangibles, goods, machinery, equipment, investment property, other tangible and intangible personal property, real property and books and records of such Subsidiary and the proceeds thereof, all pursuant to documentation (including, without limitation, an amendment to this Agreement if requested by the Agent or the Required Lenders) in form and substance reasonably satisfactory to the Required Lenders.

(q) Interest Rate Protection. LaBarge Electronics will, on or before May 15, 2004, purchase interest rate protection in the form of either an interest rate cap, an interest rate collar or an interest rate swap covering One Hundred Percent (100%) of the outstanding principal amount of the Term Loan for a period of not less than three (3) years, which interest rate cap, interest rate collar or interest rate swap must be in form and substance satisfactory to the Agent and the Required Banks.

(r) Landlord Consents. The Company will obtain and deliver to the Agent, on or before May 15, 2004, landlord's consents and waivers of lien and/or bailee letters in form and substance reasonably satisfactory to the Agent with respect to each of the locations listed on Exhibit A to the Company Security Agreement which is not owned by the Company, each of the locations listed on Exhibit A to the LaBarge Electronics Security Agreement which is not owned LaBarge Electronics, each of the locations listed on Exhibit A to the LaBarge - OCS Security Agreement which is not owned by LaBarge -OCS and each of the locations listed on Exhibit A to the LaBarge/STC Security Agreement which is not owned by LaBarge/STC, each duly executed by the applicable landlord or bailee.

(s) Foreign Qualification. LaBarge Electronics will, on or before March 15, 2004, become qualified to transact business in the Commonwealth of Pennsylvania and provide the Agent with a good standing certificate for LaBarge Electronics from the Pennsylvania Secretary of State.

5.02 Negative Covenants of the Company. Each of the Company and LaBarge Electronics covenants and agrees that, so long as any Lender has any obligation to make any Loan under this Agreement, U.S. Bank has any obligation or to issue any Letter of Credit under this Agreement, any Letter of Credit remains outstanding and/or any of the Borrower's Obligations owed by any one or more of the Borrower's remain unpaid, unless the prior written consent of the Required Lenders is obtained:

(a) Limitation on Indebtedness. The Company will not, and it will not cause or permit any Subsidiary to, incur or be obligated on any Indebtedness, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

(i) the Company's Obligations;

(ii) unsecured trade accounts payable and other normal accruals incurred in the ordinary course of business which are not more than thirty (30) days past due (provided, however, that neither the Company nor any Subsidiary shall be required to pay any such account payable or other accrual the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that the Company or such Subsidiary, as the case may be, shall pay or cause to be paid all such accounts payable and accruals forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to the Required Lenders);

(iii) Indebtedness existing as of the date of this Agreement and listed on Schedule 4.10 attached hereto (without giving effect to any changes to Schedule 4.10 made after the date of this Agreement);

(iv) purchase money Indebtedness incurred solely to finance Capital Expenditures;

(v) Capitalized Lease Obligations; and

(vi) obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(vii) other Indebtedness not otherwise permitted by this Section 5.02(a) in an amount not to exceed $1,000,000.00 in the aggregate at any one time outstanding for the Company and all of its Subsidiaries on a combined basis.

(b) Limitation on Liens. The Company will not, and will not cause or permit any Subsidiary to, create, incur or assume, or suffer to be incurred or to exist, any Lien on any of its Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, except for Permitted Liens.

(c) Consolidation, Merger, Sale of Property, Etc

(i) The Company will not, and it will not cause or permit any Subsidiary to, directly or indirectly merge or consolidate with or into any other Person or permit any other Person to merge into or with or consolidate with it.

(ii) The Company will not, and will not cause or permit any Subsidiary to, (A) sell, assign, lease, transfer, abandon or otherwise dispose of any of its Property (including, without limitation, any shares of capital stock, membership interests or other equity interests of a Subsidiary owned by the Company or another Subsidiary) or (B) issue, sell or otherwise dispose of any shares of capital stock, membership interests or other equity interests of any Subsidiary, except for (1) sales of Inventory in the ordinary course of business (which does not include a transfer of Inventory in partial or total satisfaction of any Indebtedness), (2) sales of fixed assets (other than real estate) which are obsolete, worn-out or otherwise not used or useable in the ordinary course of its business, so long as the net proceeds thereof are used within ninety (90) days after the date of the sale solely to purchase replacement fixed assets or assets of comparable quality or to pay or prepay (x) in the case of asset sales by the Company, Debt secured by any Permitted Lien encumbering the assets being sold or the Borrower's Obligations owed by the Company, (y) in the case of asset sales by LaBarge Electronics, Debt secured by any Permitted Lien encumbering the assets being sold or the Borrower's Obligations owed by LaBarge Electronics and (z) in the case of asset sales by any Subsidiary other than LaBarge Electronics, Debt of such Subsidiary and (3) other sales of fixed assets (other than real estate) so long as the gross sale proceeds from all such asset sales by the Company and all of its Subsidiaries on a combined basis does not exceed $250,000.00 in the aggregate in any fiscal year of the Company.

(d) Sale and Leaseback Transactions. The Company will not, and it will not cause or permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Company or such Subsidiary shall in one or more related transactions sell, transfer or otherwise dispose of any Property owned by the Company or such Subsidiary to any Person and then rent or lease, as lessee, such Property or any part thereof for a period or periods which in the aggregate would exceed twelve (12) months from the date of commencement of the lease term.

(e) Sale or Discount of Accounts. The Company will not, and it will not cause or permit any Subsidiary to, sell or discount (other than prompt payment discounts granted in the ordinary course of business) any of its notes or accounts receivable or chattel paper.

(f) Transactions with Affiliates. The Company will not, and it will not cause or permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

(g) Changes in Nature of Business. The Company will not, and it will not cause or permit any Subsidiary to, engage in any business if, as a result, the general nature of the business which would then be engaged in by the Company and its Subsidiaries, considered as a whole, would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries as of the date of this Agreement.

(h) Fiscal Year. The Company will not, and it will not cause or permit any Subsidiary to, change its fiscal year.

(i) Stock Redemptions and Distributions. The Company will not, and it will not cause or permit any Subsidiary to, declare or incur any liability to make any Distribution in respect of the capital stock or other equity interests of the Company or the capital stock, membership interests or other equity interests of such Subsidiary, as the case may be, provided, however, that (i) each wholly-owned Subsidiary shall be permitted to declare and pay cash dividends or cash distributions on their respective capital stock, membership interests or other equity interests to the Company and/or another Subsidiary and (ii) so long as no Default or Event of Default has occurred and is continuing or would be created thereby or result therefrom, the Company shall be permitted to redeem shares of its common stock so long as the aggregate consideration paid by the Company for or in connection with all such redemptions consummated during the term of this Agreement does not exceed the sum of $1,000,000.00.

(j) Pension Plans. The Company will not, and it will not cause or permit any Subsidiary to, (i) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (ii) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by the Company, any Subsidiary or any ERISA Affiliate of any material liability, fine or penalty.

(k) Restricted Investments; Acquisitions. The Company will not, and it will not cause or permit any Subsidiary to, directly or indirectly, make any Restricted Investments. The Company will not, and it will not cause or permit any Subsidiary to, directly or indirectly, make any Acquisitions.

(l) Subsidiaries. The Company will not, and it will not cause or permit any Subsidiary to, create, form or acquire any Subsidiary.

(m) Limitations on Restrictive Agreements. The Company will not, and it will not cause or permit any Subsidiary to, enter into, or permit to exist, any agreement with any Person which prohibits or limits the ability of the Company or such Subsidiary, as the case may be, to (a) pay dividends or make other distributions or prepay any Indebtedness owed to the Company and/or any Subsidiary, (b) make loans or advances to the Company and/or any Subsidiary, (c) transfer any of its Properties to the Company and/or any Subsidiary (other than with respect to Property subject to Liens permitted by clauses (h) or (i) of the definition of Permitted Liens) or (d) create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired (other than with respect to Property subject to Liens permitted by clauses (h) or (i) of the definition of Permitted Liens); provided that the foregoing shall not apply to restrictions in effect on the date of this Agreement contained in agreements governing Debt outstanding on the date of this Agreement and listed on Schedule 5.02(o) attached hereto and, if such Debt is renewed, extended or refinanced, restrictions in the agreements governing the renewed, extended or refinanced Debt (and successive renewals, extensions and refinancings thereof) if such restrictions are no more restrictive in any material respect than those contained in the agreements governing the Debt being renewed, extended or refinanced.

5.03 Use of Proceeds. The Company covenants and agrees that (a) the proceeds of the Revolving Credit Loans will be used solely to pay off the existing indebtedness of the Company to U.S. Bank National Association, to make a capital contribution to LaBarge Electronics in the amount of up to $10,000,000.00 and for the working capital and general corporate purposes of the Company, (b) no part of the proceeds of any Revolving Credit Loan will be used in violation of any applicable law, rule or regulation, (c) the Company will not directly or indirectly use any of the proceeds of any Revolving Credit Loan for the purpose of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended, other than for the purpose of financing the Company's redemption of shares of common stock of the Company to the extent permitted by Section 5.02(i) of this Agreement and (d) not more than Twenty-Five Percent (25%) of the value of the consolidated assets of the Company and its Subsidiaries (other than any treasury stock of the Company) is now, or will at any time be, represented by margin stock. LaBarge Electronics covenants and agrees that (a) the proceeds of the Term Loan will be used solely to finance its purchase of substantially all of the assets of Pinnacle Electronics, LLC, a Delaware limited liability company, (b) no part of the proceeds of the Term Loan will be used in violation of any applicable law, rule or regulation and (c) LaBarge Electronics will not directly or indirectly use any of the proceeds of the Term Loan for the purpose of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the respective meanings ascribed to them in Regulation U of The Board of Governors of the Federal Reserve System, as amended.

SECTION 6.  EVENTS OF DEFAULT.

If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

6.01 The Company shall fail to pay any of the Borrower's Obligations owed by the Company as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

6.02 LaBarge Electronics shall fail to pay any of the Borrower's Obligations owed by LaBarge Electronics as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

6.03 Any representation or warranty made by the Company, LaBarge Electronics and/or any other Obligor in this Agreement, in any other Transaction Document or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

6.04 The Company and/or LaBarge Electronics shall fail to perform or observe any term, covenant or provision contained in Section 2.01(b), Section 2.01(c), Section 2.01(d), Section 2.03(f), Section 5.01(a), Section 5.01(c), Section 5.01(f), Section 5.01(k), Section 5.01(l), Section 5.01(o), Section 5.01(p), Section 5.01(q), Section 5.01(r), Section 5.01(s), Section 5.02 or Section 5.03;

6.05 The Company and/or LaBarge Electronics shall fail to perform or observe any term, covenant or provision contained in Section 5.01(m) and any such failure shall remain unremedied for five (5) days;

6.06 The Company and/or LaBarge Electronics shall fail to perform or observe any other term, covenant or provision contained in this Agreement (other than those specified in Sections 6.01, 6.02, 6.03, 6.04 or 6.05 above) and any such failure shall remain unremedied for thirty (30) days after the earlier of (a) written notice of default is given to the Company and LaBarge Electronics by the Agent or any Lender or (b) any officer of the Company and/or LaBarge Electronics obtaining actual knowledge of such default;

6.07 This Agreement or any other Transaction Document shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by the Company, LaBarge Electronics and/or any other Obligor, or if the transactions completed hereunder or thereunder shall be contested by the Company, LaBarge Electronics and/or any other Obligor or if the Company, LaBarge Electronics and/or any other Obligor shall deny that it has any further liability or obligation hereunder or thereunder;

6.08 The Company, LaBarge Electronics, any other Obligor or any Subsidiary shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (b) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself or of a substantial part of its Property, (d) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any corporate, limited liability company or other action for the purpose of effecting any of the foregoing;

6.09 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Company, LaBarge Electronics, any other Obligor or any Subsidiary, or of a substantial part of the Property of the Company, LaBarge Electronics, any other Obligor or any Subsidiary, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator or similar official of the Company, LaBarge Electronics, any other Obligor or any Subsidiary or of a substantial part of the Property of the Company, LaBarge Electronics, any other Obligor or any Subsidiary or (c) the winding-up or liquidation of the Company, LaBarge Electronics, any other Obligor or any Subsidiary; and such proceeding or petition shall continue undismissed for thirty (30) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) consecutive days;

6.10 The Letter of Credit Reimbursement Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the Letter of Credit Reimbursement Agreement shall be contested or denied by the Company, or if the Company shall deny that it has any further liability or obligation under the Letter of Credit Reimbursement Agreement or if the Company shall fail to comply with or observe any of the terms, provisions or conditions contained in the Letter of Credit Reimbursement Agreement;

6.11 Any Letter of Credit Application shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of any Letter of Credit Application shall be contested or denied by the Company, or if the Company shall deny that it has any further liability or obligation under any Letter of Credit Application or if the Company shall fail to comply with or observe any of the terms, provisions or conditions contained in any Letter of Credit Application;

6.12 The Revolving Credit Guaranty shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the Revolving Credit Guaranty shall be contested or denied by LaBarge Electronics, LaBarge - OCS, LaBarge Properties, LaBarge/STC and/or Pinnacle POS, or if LaBarge Electronics, LaBarge - OCS, LaBarge Properties, LaBarge/STC and/or Pinnacle POS shall deny that it has any further liability or obligation under the Revolving Credit Guaranty or if LaBarge Electronics, LaBarge -OCS, LaBarge Properties, LaBarge/STC and/or Pinnacle POS shall fail to comply with or observe any of the terms, provisions or conditions contained in the Revolving Credit Guaranty;

6.13 The Term Loan Guaranty shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the Term Loan Guaranty shall be contested or denied by the Company, LaBarge - OCS, LaBarge Properties, LaBarge/STC and/or Pinnacle POS, or if the Company, LaBarge -OCS, LaBarge Properties, LaBarge/STC and/or Pinnacle POS shall deny that it has any further liability or obligation under the Term Loan Guaranty or if the Company, LaBarge - OCS, LaBarge Properties, LaBarge/STC and/or Pinnacle POS shall fail to comply with or observe any of the terms, provisions or conditions contained in the Term Loan Guaranty;

6.14 The Company Patent, Trademark and License Security Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the Company Patent, Trademark and License Security Agreement shall be contested or denied by the Company, or if the Company shall deny that it has any further liability or obligation under the Company Patent, Trademark and License Security Agreement or if the Company shall fail to comply with or observe any of the terms, provisions or conditions contained in the Company Patent, Trademark and License Security Agreement;

6.15 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the Company Security Agreement;

6.16 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the Company Stock Pledge Agreement;

6.17 The LaBarge Electronics Collateral Assignment of Asset Sale and Purchase Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the LaBarge Electronics Collateral Assignment of Asset Sale and Purchase Agreement shall be contested or denied by LaBarge Electronics, or if LaBarge Electronics shall deny that it has any further liability or obligation under the LaBarge Electronics Collateral Assignment of Asset Sale and Purchase Agreement or if LaBarge Electronics shall fail to comply with or observe any of the terms, provisions or conditions contained in the LaBarge Electronics Collateral Assignment of Asset Sale and Purchase Agreement;

6.18 Any "Event of Default" (as defined therein) shall occur under or within the meaning of LaBarge Electronics Membership Interest Pledge Agreement;

6.19 The LaBarge Electronics Patent, Trademark and License Security Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the LaBarge Electronics Patent, Trademark and License Security Agreement shall be contested or denied by LaBarge Electronics, or if LaBarge Electronics shall deny that it has any further liability or obligation under the LaBarge Electronics Patent, Trademark and License Security Agreement or if LaBarge Electronics shall fail to comply with or observe any of the terms, provisions or conditions contained in the LaBarge Electronics Patent, Trademark and License Security Agreement;

6.20 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the LaBarge Electronics Security Agreement;

6.21 The LaBarge - OCS Patent, Trademark and License Security Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the LaBarge - OCS Patent, Trademark and License Security Agreement shall be contested or denied by LaBarge - OCS, or if LaBarge - OCS shall deny that it has any further liability or obligation under the LaBarge - OCS Patent, Trademark and License Security Agreement or if LaBarge - OCS shall fail to comply with or observe any of the terms, provisions or conditions contained in the LaBarge - OCS Patent, Trademark and License Security Agreement;

6.22 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the LaBarge - OCS Security Agreement;

6.23 The LaBarge/STC Patent, Trademark and License Security Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the LaBarge/STC Patent, Trademark and License Security Agreement shall be contested or denied by LaBarge/STC, or if LaBarge/STC shall deny that it has any further liability or obligation under the LaBarge/STC Patent, Trademark and License Security Agreement or if LaBarge/STC shall fail to comply with or observe any of the terms, provisions or conditions contained in the LaBarge/STC Patent, Trademark and License Security Agreement;

6.24 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the LaBarge/STC Security Agreement;

6.25 The Pinnacle POS Patent, Trademark and License Security Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the Pinnacle POS Patent, Trademark and License Security Agreement shall be contested or denied by Pinnacle POS, or if Pinnacle POS shall deny that it has any further liability or obligation under the Pinnacle POS Patent, Trademark and License Security Agreement or if Pinnacle POS shall fail to comply with or observe any of the terms, provisions or conditions contained in the Pinnacle POS Patent, Trademark and License Security Agreement;

6.26 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the Pinnacle POS Security Agreement;

6.27 The Subordination Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction;

6.28 The Company, LaBarge Electronics, any other Obligor or any Subsidiary shall be declared by any Lender to be in default on, or pursuant to the terms of, (a) any other present or future obligation to, or agreement with or in favor of, such Lender, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation or (b) any other present or future agreement, document or instrument purporting to grant such Lender a Lien upon any Property of the Company, LaBarge Electronics, such other Obligor or such Subsidiary, as the case may be, and any such default shall not be cured or waived in writing within any applicable cure or grace period (if any);

6.29 The occurrence of any default or event of default under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any Debt of the Company, LaBarge Electronics, any other Obligor or any Subsidiary (other than the Borrower's Obligations owed by any one or more of the Borrowers) having an aggregate outstanding principal balance in excess of $250,000.00 which is not cured or waived in writing within any applicable cure or grace period (if any);

6.30 There occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (a) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $250,000.00;

6.31 The Company, LaBarge Electronics, any other Obligor or any Subsidiary shall have a judgment entered against it by a court having jurisdiction in the premises and such judgment shall not be appealed in good faith (and execution of such judgment stayed during such appeal) or satisfied by the Company, LaBarge Electronics, such other Obligor or such Subsidiary, as the case may be, within thirty (30) days after the entry of such judgment;

6.32 The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by the Company, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by the Company, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of the Company or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

6.33 The institution by the Company, any ERISA Affiliate or any Subsidiary of steps to terminate any Pension Plan if, in order to effectuate such termination, the Company, such ERISA Affiliate or such Subsidiary, as the case may be, would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of $250,000.00; or the institution by the PBGC of steps to terminate any Pension Plan; or

6.34 The occurrence of any Change of Control Event;

THEN, and in each such event (other than an event described in Sections 6.08 or 6.09), the Agent may, and if requested in writing by the Required Lenders the Agent shall, terminate the Revolving Credit Commitments of the Lenders and declare that the obligations of the Lenders to make Loans under this Agreement and the obligation of U.S. Bank to issue Letters of Credit under this Agreement have terminated, whereupon such Revolving Credit Commitments and such obligations of the Lenders and U.S. Bank shall be immediately and forthwith terminated, and the Agent may further, and if requested in writing by the Required Lenders the Agent shall further, declare the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Borrower's Obligations owed by each of the Borrowers to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Notes and all of such other Borrower's Obligations owed by each of the Borrowers shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower, and the Agent, the Lenders and U.S. Bank shall have the right to exercise any and all other rights and remedies which they may have under any of the other Transaction Documents or at law or in equity; provided, however, that upon the occurrence of any event described in Sections 6.08 or 6.09, each of the Revolving Credit Commitments of each of the Lenders, the obligation of the Lenders to make Loans under this Agreement and the obligation of U.S. Bank to issue Letters of Credit under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Borrower's Obligations owed by each of the Borrowers shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower, and the Agent, the Lenders and U.S. Bank shall have the right to exercise any and all other rights and remedies which they may have under any of the other Transaction Documents or at law or in equity. If any Event of Default under this Agreement has occurred and is continuing, in addition to all of the other rights and remedies of the Agent, the Lenders and U.S. Bank under this Agreement and the other Transaction Documents and at law or in equity, the Required Lenders shall have the right, in their sole and absolute discretion, to (a) reduce the amount of the Revolving Credit Commitments of the Lenders, (b) create reserves and/or allowances against Eligible Accounts and/or Eligible Inventory and/or (c) reduce the advance rates against Eligible Accounts and/or Eligible Inventory set forth in the definition of the Borrowing Base.

SECTION 7. AGENT

7.01 Appointment. U.S. Bank National Association is hereby appointed by the Lenders as Agent under this Agreement, the Notes and the other Transaction Documents. The Agent agrees to act as such upon the express conditions contained in this Agreement.

7.02 Powers. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, nor any obligation to the Lenders to take any action under this Agreement or any of the other Transaction Documents, except any action specifically provided by this Agreement or any of the other Transaction Documents to be taken by the Agent. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Section 6 or in Section 7.06.

7.03 General Immunity. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall be liable to any of the Lenders for any action taken or not taken by it in connection with this Agreement or any of the other Transaction Documents (a) with the consent or at the request of the Required Lenders or (b) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order.

7.04 No Responsibility for Loans, Recitals, Etc. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall (a) be responsible for or have any duty to ascertain, inquire into or verify any recitals, reports, statements, representations or warranties contained in this Agreement or any of the other Transaction Documents or furnished pursuant hereto or thereto, (b) be responsible for any Loans under this Agreement, (c) be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any of the other Transaction Documents, (d) be responsible for the satisfaction of any condition specified in Section 3, except receipt of items required to be delivered to the Agent, (e) be responsible for the validity, effectiveness, genuineness or enforceability of this Agreement or any of the other Transaction Documents or (f) be responsible for the creation, attachment, perfection or priority of any security interests or liens purported to be granted to the Agent or any of the Lenders pursuant to this Agreement or any of the other Transaction Documents.

7.05 Right to Indemnity. Notwithstanding any other provision contained in this Agreement to the contrary, to the extent the Borrowers fail to reimburse the Agent pursuant to Section 8.03, Section 8.04 or Section 8.05, or if any Default or Event of Default shall occur under this Agreement, the Lenders shall ratably in accordance with their respective Pro Rata Shares of the aggregate principal amount of outstanding Loans (or, if no Loans are outstanding, ratably in accordance with their respective Pro Rata Shares of the Revolving Credit Commitments) indemnify the Agent and hold it harmless from and against any and all liabilities, losses (except losses occasioned solely by failure of any Borrower to make any payments or to perform any obligations required by this Agreement (excepting those described in Sections 8.03, 8.04 and 8.05), the Notes or any of the other Transaction Documents), costs and/or expenses, including, without limitation, any liabilities, losses, costs and/or expenses arising from the failure of any Lender to perform its obligations hereunder or in respect of this Agreement, and also including, without limitation, reasonable Attorneys' fees and expenses, which the Agent may incur, directly or indirectly, in connection with this Agreement, the Notes or any of the other Transaction Documents, or any action or transaction related hereto or thereto; provided only that the Agent shall not be entitled to such indemnification for any losses, liabilities, costs and/or expenses directly and solely resulting from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order. This indemnity shall be a continuing indemnity, contemplates all liabilities, losses, costs and expenses related to the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents, and shall survive the satisfaction and payment of the Borrower's Obligations owed by any one or more of the Borrowers and the termination of this Agreement.

7.06 Action Upon Instructions of Required Lenders. The Agent agrees, upon the written request of the Required Lenders, to take any action of the type specified in this Agreement or any of the other Transaction Documents as being within the Agent's rights, duties, powers or discretion. Notwithstanding the foregoing, (a) the Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liabilities, losses, costs and expenses (including, without limitation, Attorneys' fees and expenses) which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order and (b) in no event shall the Agent be required to take any action which it in good faith believes would violate this Agreement or any other Transaction Document or any applicable law, rule or regulation. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of the Notes. In the absence of a request by the Required Lenders, the Agent shall have authority, in its good faith discretion, to take or not to take any action, unless this Agreement or any of the other Transaction Documents specifically requires the consent of the Required Lenders or of all of the Lenders.

7.07 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. The Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agency hereby created.

7.08 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of legal counsel selected by the Agent.

7.09 May Treat Payee as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

7.10 Agent's Reimbursement. Each Lender agrees to reimburse the Agent pro rata in accordance with its Pro Rata Share of the aggregate principal amount of outstanding Loans (or, if no Loans are outstanding, pro rata in accordance with its Pro Rata Share of the Revolving Credit Commitments) for (a) any out-of-pocket costs and expenses not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under this Agreement or any of the other Transaction Documents and (b) for any other out-of-pocket costs and expenses incurred by the Agent on behalf of the Lenders in connection with the preparation, execution, delivery, amendment, modification, extension, renewal and/or enforcement of this Agreement and/or any of the other Transaction Documents.

7.11 Rights as a Lender. With respect to its Revolving Credit Commitment, its Term Loan Commitment, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, issue letters of credit for the account of and generally engage in any kind of banking or trust business with each Borrower and its Affiliates as if it were not the Agent.

7.12 Independent Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.04 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

7.13 Resignation of Administrative Agent. Subject to the appointment of a successor Agent, the Agent may resign as Agent for the Lenders under this Agreement and the other Transaction Documents at any time by thirty (30) days' notice in writing to the Lenders and the Borrowers. Such resignation shall take effect upon appointment of such successor Agent. Subject to the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed and which consent shall not be required if any Event of Default under this Agreement has occurred and is continuing), the Required Lenders shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under this Agreement and the other Transaction Documents. In the event a successor Agent shall not have been appointed within the thirty (30) day period following the giving of notice by the Agent, subject to the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed and which consent shall not be required if any Event of Default under this Agreement has occurred and is continuing), the Agent may appoint its own successor. Resignation by the Agent shall not affect or impair the rights of the Agent under Sections 7.05 and 7.10 hereof with respect to all matters preceding such resignation. Any successor Agent must be a national banking association or a bank chartered in any State of the United States having a combined capital and surplus of at least $100,000,000.00.

7.14 Delivery of Documents. The Agent agrees to promptly provide each Lender with copies of (a) this Agreement and the other Transaction Documents (including any amendments thereto), (b) any default notices sent by the Agent to any Borrower or any other Obligor with respect to this Agreement or any of the other Transaction Documents, (c) any waivers or consents signed by the Agent or otherwise sent by the Agent to any Borrower or any other Obligor with respect to this Agreement or any of the other Transaction Documents, (d) any notices of default sent by any Borrower, any other Obligor or any Lender to the Agent with respect to this Agreement or any of the other Transaction Documents and (e) any requests for any amendments, waivers or consents sent to the Agent by any Borrower or any other Obligor with respect to this Agreement or any of the other Transaction Documents. The Agent agrees to provide each Lender, within five (5) Business Days after written request by such Lender and at such Lender's expense, a copy of such other information, reports, certificates and/or other materials prepared by any Borrower or otherwise required by the Transaction Documents and which are in the possession of the Agent which are reasonably requested by such Lender in writing.

7.15 Duration of Agency. The agency established by Section 7.01 hereof shall continue, and Sections 7.01 through and including this Section 7.15 shall remain in full force and effect, until all of the Borrower's Obligations owed by any one or more of the Borrowers shall have been paid in full and the Lenders' commitments to make Loans and/or extend credit to or for the benefit of any Borrower shall have terminated or expired.

SECTION 8.  GENERAL.

8.01 No Waiver. No failure or delay by any party to this Agreement in exercising any right, remedy, power or privilege of such party under this Agreement or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing contained in this Agreement shall in any way affect the right of the Agent or any Lender to exercise any statutory or common law right of banker's lien or setoff.

8.02 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without prior notice to any Borrower (any such prior notice being expressly waived by each Borrower) and to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender and any and all other indebtedness at any time owing by such Lender to or for the credit or account of any Borrower against any and all of the Borrower's Obligations owed by such Borrower irrespective of whether or not such Lender shall have made any demand under this Agreement or under any of the other Transaction Documents and although such obligations may be contingent or unmatured. Each Lender agrees to promptly notify the applicable Borrower after any such setoff and application made by such Lender, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lenders under this Section 8.02 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which the Lenders may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of any Lender to exercise any right of setoff or counterclaim it may have against any Borrower and to apply the amount subject to such exercise to the payment of indebtedness of such Borrower unrelated to this Agreement or the other Transaction Documents.

8.03 Cost and Expenses. The Borrowers jointly and severally agree, whether or not any Loan is made under this Agreement, to pay the Agent and each Lender upon demand for (a) all out-of-pocket costs and expenses and all Attorneys' Fees incurred by the Agent in connection with (i) the preparation, documentation, negotiation, execution, administration and/or enforcement of this Agreement and/or any of the other Transaction Documents, (ii) the preparation, documentation, negotiation and execution of any amendment, modification, extension, renewal or restatement of this Agreement and/or any of the other Transaction Documents and/or (iii) the preparation of any waiver or consent under this Agreement or under any of the other Transaction Documents, (b) all recording, filing and search fees and expenses incurred by the Agent in connection with this Agreement and the other Transaction Documents, (c) all out-of-pocket costs and expenses and all Attorneys' Fees incurred by the Agent or any Lender in connection with any Default or Event of Default under this Agreement, (d) if an Event of Default occurs, all out-of-pocket costs and expenses and all Attorneys' Fees incurred by the Agent or any Lender in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (e) all other Attorneys' Fees incurred by the Agent or any Lender relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents. The Borrowers further jointly and severally agree to pay or reimburse the Agent and each Lender upon demand for any stamp or other similar taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement and/or any of the other Transaction Documents. All of the obligations of Borrowers under this Section 8.03 shall survive the satisfaction and payment of the Borrower's Obligations owed by any one or more of the Borrowers and the termination of this Agreement.

8.04 Environmental Indemnity. The Borrowers hereby jointly and severally agree to defend and indemnify the Agent and each Lender and hold the Agent and each Lender harmless from and against any and all losses, liabilities, damages, injuries, claims, costs and expenses of any and every kind whatsoever (including, without limitation, court costs and reasonable Attorneys' fees and expenses) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, the Agent or any Lender for, with respect to or as a direct or indirect result of the violation by the Company or any Subsidiary of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the Release from, properties owned, leased or operated by the Company or any Subsidiary in the conduct of its business into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any Hazardous Substances or any other hazardous or toxic waste, substance or constituent or other substance (including, without limitation, any losses, liabilities, damages, injuries, claims, costs or expenses asserted or arising under the Environmental Laws), other than for such liabilities due to the gross negligence or willful misconduct of the Agent or any Lender seeking such indemnification hereunder as determined by a court of competent jurisdiction in a final, nonappealable order; and the provisions of and undertakings and indemnification set out in this Section 8.04 shall survive the satisfaction and payment of the Borrower's Obligations owed by any one or more of the Borrowers and the termination of this Agreement.

8.05 General Indemnity. In addition to the payment of expenses pursuant to Section 8.03, whether or not the transactions contemplated hereby shall be consummated, the Borrowers hereby jointly and severally agree to defend, indemnify, pay and hold the Agent and each Lender and any holder(s) of the Notes, and the officers, directors, employees, agents and affiliates of the Agent and each Lender and such holder(s) (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, disbursements, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents, any other agreement, document or instrument executed and delivered by any Borrower or any other Obligor in connection herewith or therewith or any commitment letter delivered by the Agent or any Lender to any Borrower, or the agreement of the Lenders to make the Loans and/or of U.S. Bank to issue Letters of Credit under this Agreement (collectively, the "indemnified liabilities"); provided that (a) the Borrowers shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final, nonappealable order and (b) the Borrowers shall have no obligation to indemnify the Agent or any Lender with respect to disputes between the Agent and any one or more of the Lenders or with respect to disputes among one or more of the Lenders. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 8.05 shall survive satisfaction and payment of the Borrower's Obligations owed by any one or more of the Borrowers and the termination of this Agreement.

8.06 Authority to Act. The Agent and each Lender shall be entitled to act on any notices and instructions (telephonic or written) believed by the Agent or such Lender in good faith to have been sent or delivered by an Authorized Person, regardless of whether such notice or instruction was in fact delivered by an Authorized Person, and the Borrowers hereby jointly and severally agree to defend and indemnify the Agent and each Lender and hold the Agent and each Lender harmless from and against any and all losses and expenses, if any, ensuing from any such action.

8.07 Notices Any notice, request, demand, consent, confirmation or other communication under this Agreement shall be in writing and delivered in person or sent by facsimile, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or facsimile number set forth on the signature pages hereof (or, in the case of an Assignee, as set forth in the applicable Assignment and Assumption Agreement), or at such other address or facsimile number as any party hereto may designate as its address or facsimile number for communications under this Agreement by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by facsimile (with answerback confirmation received), on the first (1st) Business Day after the day on which sent, if sent by recognized overnight courier or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.

8.08 Consent to Jurisdiction; Waiver of Jury Trial. EACH BORROWER IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN ST. LOUIS COUNTY, MISSOURI AND/OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS THE AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. EACH BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND EACH BORROWER FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH BORROWER AUTHORIZES THE SERVICE OF PROCESS UPON SUCH BORROWER BY REGISTERED MAIL SENT TO SUCH BORROWER AT ITS ADDRESS DETERMINED PURSUANT TO SECTION 8.07. EACH BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH ANY ONE OR MORE OF THE BORROWERS, ON THE ONE HAND, AND THE AGENT AND/OR ANY LENDER, ON THE OTHER HAND, ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

8.09 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

8.10 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Lenders (and, if the rights or duties of the Agent in its capacity as Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all of the Lenders, (a) increase the Revolving Credit Commitment of any Lender, (b) increase the principal amount of the Term Loan, (c) reduce the principal amount of or rate of interest on any Loan or any fees under this Agreement (other than any fees relating to the Letters of Credit other than the Standby Letter of Credit Commitment Fees and the Commercial Letter of Credit Commitment Fees), (d) postpone the date fixed for any payment of principal of or interest on any Loan or any fees under this Agreement, (e) change the definition of "Required Lenders", (f) voluntarily release any Collateral (except as contemplated by the applicable Transaction Document(s)), (g) voluntarily release any Obligor, (h) amend Section 2.22, (i) amend Section 2.23 or (j) amend this Section 8.10.

8.11 References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits A, B, C, D, E, F, G, and H refer to annexed Exhibits A, B, C, D, E, F, G, and H which are hereby incorporated herein by reference and all references herein to Schedules 2.03(g), 2.04, 4.05, 4.06, 4.08, 4.10, 4.12, 4.16, 4.17 4.18 and 5.02(m) refer to annexed Schedules 2.03(g), 2.04, 4.05, 4.06, 4.08, 4.10, 4.12, 4.16, 4.17 4.18 and 5.02(m) which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

8.12 Successors and Assigns.

(a) Subject to paragraphs (b), (c) and (d) of this Section 8.12, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, no Borrower may assign or otherwise transfer any of its rights or delegate any of its obligations or duties under this Agreement without the prior written consent of the Agent and each Lender.

(b) Any Lender may at any time grant to one or more banks or other financial institutions (each a "Participant") participating interests in its Revolving Credit Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Lender shall remain responsible for the performance of all of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that the applicable Lender will not agree to any amendment, modification or waiver of this Agreement described in clauses (a), (b), (c) or (d) of Section 8.10 without the consent of the Participant.

(c) Any Lender may at any time assign to one or more banks or other financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Notes in a minimum amount of at least $5,000,000.00, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H attached hereto executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrowers and the Agent, which, in each case, shall not be unreasonably withheld or delayed (each, an Assignment and Assumption Agreement"); provided, however, that (i) if any Assignee is an affiliate of such transferor Lender or, immediately prior to such assignment, a Lender, no consent shall be required and (ii) if any Event of Default under this Agreement has occurred and is continuing no consent of the Borrowers to such assignment shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Revolving Credit Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Note(s) are issued to the Assignor and/or the Assignee, as applicable. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500.00.

(d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Notes to secure its obligations to a Federal Reserve Bank. No such assignment shall release the transferor Lender from any of its obligations hereunder.

8.13 NO ORAL AGREEMENTS; ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT THE BORROWERS, THE AGENT AND THE LENDERS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY THE BORROWERS, THE AGENT AND THE LENDERS COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS AMONG THE BORROWERS, THE AGENT AND THE LENDERS, EXCEPT AS THE BORROWERS, THE AGENT AND THE LENDERS MAY LATER AGREE IN WRITING TO MODIFY THEM. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.

8.14 Severability. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8.15 Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.16 Resurrection of the Borrower's Obligations. To the extent that the Agent or any Lender receives any payment on account of any of the Borrower's Obligations owed by any one or more of the Borrowers, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, such Borrower's Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property of any Borrower and/or any other Obligor and theretofore created and/or existing in favor of the Agent or any of the Lenders as security for the payment of such Borrower's Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by the Agent or such Lender, as the case may be, and applied on account of such Borrower's Obligations.

8.17 Independence of Covenants. All of the covenants contained in this Agreement and the other Transaction Documents shall be given independent effect so that if a particular action, event or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the provisions of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken, such event occurs or such condition exists.

8.18 Collateral. Each Lender represents that it in good faith is not relying upon any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended) as collateral in the extension or maintenance of the credit provided for in this Agreement. Notwithstanding any provision contained in the Company Security Agreement to the contrary, the Agent and each Lender hereby releases any security interest or other Lien it may have upon any shares of capital stock of the Company which are owed by the Company (whether held by the Company as treasury stock or otherwise).

8.19 Confidentiality. Each Lender agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to such Lender by the Company or any Subsidiary pursuant to this Agreement or any other Transaction Document; provided, however, that nothing contained in this Section 8.19 shall prohibit or limit the disclosure by such Lender of any such information (a) to the extent required by any statute, rule, regulation, subpoena or judicial process, (b) to any governmental or regulatory agency having jurisdiction over such Lender, (c) to any professional advisors, including counsel and accountants, for such Lender in connection with the provision of advice or other services to such Lender with respect to any of the Borrower's Obligations owed by any one or more of the Borrowers, this Agreement or any other Transaction Document, (d) to any bank examiners or auditors, (e) in connection with any litigation to which such Lender is a party, (f) in connection with the enforcement of such Lender's rights and remedies under this Agreement, any of the Notes or any of the other Transaction Documents or (g) to any assignee or participant (or prospective assignee or participant); and provided further, that in no event shall any Lender be obligated or required to return any materials furnished to such Lender by the Company or any Subsidiary under this Agreement or any other Transaction Document. Notwithstanding the foregoing, no Lender shall have any liability to the Company, any Subsidiary or any shareholder, partner, joint venturer, director, officer, employee or agent of the Company or any Subsidiary by reason of, or in any way claimed to be related to, any disclosure by such Lender of any information with respect to the Company or any Subsidiary except as the same results from the gross negligence or wilful misconduct of such Lender as determined by a court of competent jurisdiction in a final, nonappealable order.

IN WITNESS WHEREOF, the Company, LaBarge Electronics, the Lenders and the Agent have executed this Loan Agreement as of the 17th day of February, 2004.

LABARGE, INC.

By    /s/DONALD H. NONNENKAMP

Name:    Donald H. Nonnenkamp

Title:    Vice President and Chief Financial Officer

Address:

9900A Clayton Road

St. Louis, Missouri 63178

Attention: Chief Financial Officer

Facsimile No.: (314) 812-9438

LABARGE ELECTRONICS, INC.

By    /s/DONALD H. NONNENKAMP

Name:    Donald H. Nonnenkamp

Title:    Vice President

Address:

9900A Clayton Road

St. Louis, Missouri 63178

Attention: Chief Financial Officer

Facsimile No.: (314) 812-9438

U.S. BANK NATIONAL ASSOCIATION

By    /s/THOMAS S. SHERMAN

Name:    Thomas S. Sherman

Title:    Vice President

Address:

721 Locust Street

First Floor, Bank Lobby

St. Louis, Missouri 63101

Attention: Commercial Lending Department

Facsimile No.: (314) 418-8090

U.S. BANK NATIONAL ASSOCIATION, as Agent

By:    /s/THOMAS S. SHERMAN
Name:    Thomas S. Sherman
Title:    Vice President

Address:

721 Locust Street
First Floor, Bank Lobby
St. Louis, Missouri 63101
Attention: Commercial Lending Department
Facsimile No.: (314) 418-8090

EXHIBIT A

Borrowing Base Certificate

This Borrowing Base Certificate is delivered pursuant to Section 2.01(b) of that certain Loan Agreement dated as of February 17, 2004, by and among LaBarge, Inc., a Delaware corporation (the "Company"), LaBarge Electronics, Inc., a Missouri corporation ("LaBarge Electronics"), the Lenders from time to time party thereto (collectively, the "Lenders") and U.S. Bank National Association, as agent for the Lenders (in such capacity, the "Agent"), as the same may from time to time be amended, modified, extended, renewed or restated (the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

The Company hereby represents and warrants to the Agent and each Lender that the following information is true, correct and complete as of , 20 :

1. Total Accounts of the Company $

2. Ineligible Accounts of the Company:

(a) Over 90 Days from Invoice Date $

(b) 25% Cross-Aging $

(c) Affiliate Accounts $

(d) Foreign Accounts $

(e) Government Accounts $

(f) Contra Accounts (Net) $

(g) Other $

(h) Total Ineligible Accounts [Sum of Items 2(a) through

2(g)] $

3. Eligible Accounts of the Company [Sum of Item 1 minus Item 2(h)] $

4. 85% of face amount of Eligible Accounts of the Company $

5. Total Accounts of LaBarge Electronics $

6. Ineligible Accounts of LaBarge Electronics:

(a) Over 90 Days from Invoice Date $

(b) 25% Cross-Aging $

(c) Affiliate Accounts $

(d) Foreign Accounts $

(e) Government Accounts $

(f) Contra Accounts (Net) $

(g) Other $

(h) Total Ineligible Accounts [Sum of Items 6(a) through

6(g)] $

7. Eligible Accounts of LaBarge Electronics [Sum of Item 5 minus

Item 6(h)] $

8. 85% of face amount of Eligible Accounts of LaBarge Electronics $

9. Total Accounts of LaBarge/STC $

10. Ineligible Accounts of LaBarge/STC:

(a) Over 90 Days from Invoice Date $

(b) 25% Cross-Aging $

(c) Affiliate Accounts $

(d) Foreign Accounts $

(e) Government Accounts $

(f) Contra Accounts (Net) $

(g) Other $

(h) Total Ineligible Accounts [Sum of Items 10(a) through

10(g)] $

11. Eligible Accounts of LaBarge/STC [Sum of Item 9 minus

Item 10(h)] $

12. 85% of face amount of Eligible Accounts of LaBarge/STC $

13. Total Inventory of the Company, valued at the lower of cost or market in accordance with GAAP $

14. Ineligible Inventory of the Company, valued at the lower of cost or market in accordance with GAAP

(a) Obsolete Inventory $

(b) Other $

(c) Total Ineligible Inventory [Sum of Items 14(a) and 14(b)] $

15. Eligible Inventory of the Company [Item 13 minus Item 14(c)] $

16. 35% of Eligible Inventory of the Company, valued at the lower of cost or market in accordance with GAAP $

17. Total Inventory of LaBarge Electronics, valued at the lower of cost or market in accordance with GAAP $

18. Ineligible Inventory of LaBarge/Electronics, valued at the lower of cost or market in accordance with GAAP

(a) Obsolete Inventory $

(b) Other $

(c) Total Ineligible Inventory [Sum of Items 18(a) and 18(b)] $

19. Eligible Inventory of LaBarge/Electronics [Item 17 minus

Item 18(c)] $

20 35% of Eligible Inventory of LaBarge/Electronics, valued at the lower of cost or market in accordance with GAAP $

21. Total Inventory of LaBarge/STC, valued at the lower of cost or market in accordance with GAAP $

22. Ineligible Inventory of LaBarge/STC, valued at the lower of cost or market in accordance with GAAP

(a) Obsolete Inventory $

(b) Other $

(c) Total Ineligible Inventory [Sum of Items 22(a) and 22(b)] $

23. Eligible Inventory of LaBarge/STC [Item 21 minus Item 22(c)] $

24 35% of Eligible Inventory of LaBarge/STC, valued at the

lower of cost or market in accordance with GAAP $

25. Borrowing Base [Sum of (a) Item 4 plus (b) Item 8 plus (c) Item 12 plus (d) the lesser of (i) the sum of Item 16 plus Item 20 plus

Item 24 or (ii) $10,000,000.00] $

26. Aggregate Amount of Revolving Credit Commitments $

27. Company's Maximum Revolving Credit Availability

[Lesser of Item 25 or Item 26] $

28. Aggregate principal amount of outstanding Revolving Credit Loans $

29. Aggregate undrawn face amount of outstanding Letters of

Credit plus all unreimbursed drawings with respect thereto $

30. Unused Availability [Item 27 minus Item 28 minus Item 29]

[Negative amount requires mandatory repayment] $

31. Backlog of unshipped orders of the Company $

32. Backlog of unshipped orders of LaBarge Electronics $

33. Backlog of unshipped orders of LaBarge/STC $

If Item 30 above is negative, this Certificate is accompanied by the mandatory repayment required by Section 2.01(c) of the Loan Agreement.

This Borrowing Base Certificate is dated as of the day of _______________, 20 .

LABARGE, INC.

By

Name:

Title:

EXHIBIT B

REVOLVING CREDIT NOTE

$____________ St. Louis, Missouri

, 20

FOR VALUE RECEIVED, on the last day of the Revolving Credit Period, the undersigned, LABARGE, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of ("Lender"), the principal sum of Dollars ($ ), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Revolving Credit Loans made by Lender to the Company pursuant to the Loan Agreement. The aggregate principal amount of Revolving Credit Loans which Lender shall be committed to have outstanding under this Note at any one time shall not exceed Dollars ($ ), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions of this Note and of the Loan Agreement. The Company further promises to pay to the order of Lender interest on the aggregate unpaid principal amount of such Revolving Credit Loans on the dates and at the rate or rates provided for in the Loan Agreement.

All such payments of principal and interest shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of U.S. Bank National Association located at 721 Locust Street, First Floor, Bank Lobby, St. Louis, Missouri 63101, or such other place as the Agent may from time to time designate in writing. The amount of interest accruing under this Note shall be computed on an actual day, 360-day year basis.

The Company shall have the right to make prepayments on this Note upon the terms and subject to the conditions contained in the Loan Agreement.

Lender shall record in its books and records the date and amount of each Revolving Credit Loan made by it to the Company and the date and amount of each payment of principal and/or interest made by the Company with respect thereto; provided, however, that the obligation of the Company to repay each Revolving Credit Loan made by Lender to the Company under this Note shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or any mistake by Lender in connection with any such recordation. The books and records of Lender showing the account between Lender and the Company shall be prima facie evidence of the items set forth therein.

This Note is one of the Revolving Credit Notes referred to in, and is subject to, that certain Loan Agreement dated as of February 17, 2004, by and among the Company, LaBarge Electronics, Inc., the Lenders from time to time party thereto and U.S. Bank National Association, as agent for the Lenders, as the same may from time to time be amended, modified, extended, renewed or restated (the "Loan Agreement"; all capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Loan Agreement). The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein.

This Note is secured by, among other things, the Company Patent, Trademark and License Security Agreement, the Company Security Agreement and the Company Stock Pledge Agreement, to which Company Patent, Trademark and License Security Agreement, Company Security Agreement and Company Stock Pledge Agreement reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

Upon the occurrence of any Event of Default under the Loan Agreement, Lender's obligation to make additional Revolving Credit Loans under this Note may be terminated in the manner and with the effect as provided in the Loan Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Loan Agreement.

In the event that any payment due under this Note shall not be paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection or for foreclosure of the Company Patent, Trademark and License Security Agreement, the Company Security Agreement and/or the Company Stock Pledge Agreement, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating to or affecting this Note, the Company hereby promises to pay to the order of Lender, in addition to all other amounts otherwise due on or under this Note, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable Attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). The Company hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

LABARGE, INC.

By

Name: Title:

EXHIBIT C

TERM LOAN PROMISSORY NOTE

$ St. Louis, Missouri

, 20

FOR VALUE RECEIVED, the undersigned, LABARGE ELECTRONICS, INC. a Delaware corporation ("LaBarge Electronics"), hereby promises to pay to the order of ("Lender"), the principal amount of Dollars ($ ) in twenty (20) consecutive quarterly installments as follows:

Date of Principal Payment Amount of Principal Payment

May 31, 2004 $

August 31, 2004 $

November 30, 2004 $

February 28, 2005 $

May 31, 2005 $

August 31, 2005 $

November 30, 2005 $

February 28, 2006 $

May 31, 2006 $

August 31, 2006 $

November 30, 2006 $

February 28, 2007 $

May 31, 2007 $

August 31, 2007 $

November 30, 2007 $

February 28, 2008 $

May 31, 2008 $

August 31, 2008 $

November 30, 2008 $

February 17, 2009 $

LaBarge Electronics further promises to pay to the order of Lender interest on the from time to time outstanding principal balance of this Note on the dates and at the rate or rates provided for in the Loan Agreement.

All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of U.S. Bank National Association, 721 Locust Street, First Floor, Bank Lobby, St. Louis, Missouri 63101, or such other place as the Agent may from time to time designate in writing. The amount of interest accruing under this Note shall be computed on an actual day, 360-day year basis.

LaBarge Electronics shall have the right to make prepayments on this Note upon the terms and subject to the conditions contained in the Loan Agreement.

This Note is one of the Term Loan Notes referred to in, and is subject to, that certain Loan Agreement dated as of February 17, 2004, by and among LaBarge, Inc., LaBarge Electronics, the Lenders from time to time party thereto and U.S. Bank National Association, as agent for the Lenders, as the same may from time to time be amended, modified, extended, renewed or restated (the "Loan Agreement"; all capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Loan Agreement.) The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein.

This Note is secured by, among other things, the LaBarge Electronics Collateral Assignment of Asset Sale and Purchase Agreement, the LaBarge Electronics Membership Interest Pledge Agreement, the LaBarge Electronics Patent, Trademark and License Security Agreement and the LaBarge Electronics Security Agreement, to which LaBarge Electronics Collateral Assignment of Asset Sale and Purchase Agreement, LaBarge Electronics Membership Interest Pledge Agreement, LaBarge Electronics Patent, Trademark and License Security Agreement and LaBarge Electronics Security Agreement reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

Upon the occurrence of any Event of Default under the Loan Agreement, the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Loan Agreement.

In the event that any payment due under this Note shall not be paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection or for foreclosure of the LaBarge Electronics Collateral Assignment of Asset Sale and Purchase Agreement, the LaBarge Electronics Membership Interest Pledge Agreement, the LaBarge Electronics Patent, Trademark and License Security Agreement and/or the LaBarge Electronics Security Agreement, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating to or affecting this Note, LaBarge Electronics hereby promises to pay to the order of Lender, in addition to all other amounts otherwise due on, under or in respect of this Note, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable Attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). LaBarge Electronics hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

LABARGE ELECTRONICS, INC.

By

Name:

Title:

EXHIBIT D

Letter of Credit Request

[Date]

U.S. Bank National Association

721 Locust Street

First Floor, Bank Lobby

St. Louis, Missouri 63101

Attention: Commercial Lending Department

Ladies and Gentlemen:

Reference is hereby made to that certain Loan Agreement dated as of February 17, 2004, by and among LaBarge, Inc., a Delaware corporation (the "Company"), LaBarge Electronics, Inc., a Missouri corporation ("LaBarge Electronics") the Lenders from time to time party thereto (collectively, the "Lenders") and U.S. Bank National Association, as agent for the Lenders (in such capacity, the "Agent"), as the same may from time to time be amended, modified, extended, renewed or restated (the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

Pursuant to Section 2.03 of the Loan Agreement, the Company hereby requests that U.S. Bank issue an irrevocable [standby] [commercial] Letter of Credit in the original face amount of $ for the account of the Company and for the benefit of upon the terms and conditions set forth in the attached Application and Agreement for Irrevocable [Standby] [Commercial] Letter of Credit.

The Company hereby represents and warrants to the Agent and each Lender that (a) all of the representations and warranties made by the Company, LaBarge Electronics and/or any other Obligor in the Loan Agreement and/or in any other Transaction Document are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof and (b) no Default or Event of Default has occurred and is continuing and that no Default or Event of Default will result from the issuance of the Letter of Credit requested hereby.

Very truly yours,

LABARGE, INC.

By

Name:

Title:

EXHIBIT E

[Attach Form of Standby Letter of Credit Application]

EXHIBIT F

[Attach Form of Commercial Letter of Credit Application]

EXHIBIT G

[Date]

U.S. Bank National Association, as Agent

721 Locust Street

First Floor, Bank Lobby

St. Louis, Missouri 63101

Attention: Commercial Lending Department

The Lenders from time to time party to the

Loan Agreement referred to below

Ladies and Gentlemen:

Reference is hereby made to that certain Loan Agreement dated as of February 17, 2004, by and among LaBarge, Inc., a Delaware corporation (the "Company"), LaBarge Electronics, Inc., a Missouri corporation ("LaBarge Electronics") the Lenders from time to time party thereto (collectively, the "Lenders") and U.S. Bank National Association, as agent for the Lenders (in such capacity, the "Agent"), as the same may from time to time amended, modified, extended, renewed or restated (the "Loan Agreement"). All capitalized terms used and not otherwise defined herein (including all capitalized terms used in Schedule 1 attached hereto) shall have the respective meanings ascribed to them in the Loan Agreement.

The Company hereby certifies to the Agent and each Lender that as of the date hereof:

(a) except as set forth below, all of the representations and warranties made by the Company, LaBarge Electronics and/or any other Obligor in the Loan Agreement and/or in any other Transaction Document are true and correct in all material respects on and as of the date of this Certificate as if made on and as of the date of this Certificate:

Exceptions: ;

(b) except as set forth below, no Default or Event of Default has occurred and is continuing:

Exceptions: ;

(c) the financial statements of the Company and its Subsidiaries delivered to you with this letter are true, correct and complete in all material respects and have been prepared in accordance with GAAP (subject, in the case of any interim financial statements, to normal year-end adjustments and absence of footnote disclosures); and

(d) Schedule 1 to this letter is a determination of the Company's compliance with the financial covenants set forth in Section 5.01(o) of the Loan Agreement as of , 20 , in each case calculated in accordance with the Loan Agreement.

Very truly yours,

LABARGE, INC.

By

Name:

Title:

SCHEDULE 1

Financial Covenant Information

as of , 20

A. CONSOLIDATED EBITDA

(for the four consecutive fiscal quarter period of the Company ended , 20 )

1. Consolidated Net Income $

2. Consolidated Interest Expense $

3. Consolidated income tax expense $

4. Consolidated depreciation and amortization expense $

5. Extraordinary losses $

6. Losses from the sale or other disposition of Property other than in the ordinary course of business $

7. Non-cash charge required for impairment of goodwill under FASB 142 $

8. Extraordinary gains $

9. Gains from the sale or other disposition of Property other than in the ordinary course of business $

10. Consolidated EBITDA [Sum of Line A.1 plus Line A.2 plus Line A.3 plus Line A.4 plus Line A.5 plus Line A.6 plus Line A.7 minus

Line A.8 minus Line A.9] $

B. CONSOLIDATED OPERATING CASH FLOW

(for the four consecutive fiscal quarter period of the Company ended , 20 )

1. Consolidated EBITDA [Line A.10 above] $

2. Consolidated Operating Lease Expense $

3. Consolidated income tax expense $

4. Capital Expenditures (net of Debt incurred) $

5. Consolidated Operating Cash Flow [Sum of Line B.1 plus Line B.2 minus Line

B.3 minus Line B.4] $

C. CONSOLIDATED FIXED CHARGES

(for the four consecutive fiscal quarter period of the Company ended , 20 )

1. Required Principal Payments $

2. Consolidated Interest Expense $

3. Consolidated Operating Lease Expense $

4. Distributions $

5. Consolidated Fixed Charges [Sum of Line C.1 plus Line C.2 plus Line

C.3 plus Line C.4] $

D. MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO

(as of , 20 )

1. Consolidated Operating Cash Flow [Line B.5 above] $

2. Consolidated Fixed Charges [Line C.5 above) $

3. Consolidated Debt to Consolidated EBITDA Ratio (Line D.1 divided by

Line D.2] to 1.0

4. Minimum Consolidated Fixed Charge Coverage Ratio permitted by

Section 5.01(o)(i) 1.2 to 1.0

E. MAXIMUM CONSOLIDATED DEBT TO CONSOLIDATED EBIDTA RATIO

(as of , 20 )

1. Consolidated Debt (excludes Subordinated Debt) $

2. Consolidated EBITDA [Line A.10 above) $

3. Consolidated Debt to Consolidated EBITDA Ratio (Line E.1 divided by

Line E.2] to 1.0

4. Maximum Consolidated Debt to Consolidated EBITDA Ratio permitted by

Section 5.01(o)(ii) to 1.0

F. MINIMUM CONSOLIDATED TANGIBLE NET WORTH

(as of , 20 )

1. 50% of Consolidated Net Income (with no deductions for losses) during each fiscal quarter of the Company ended after February 17, 2004 (such required increases to be cumulative for each such fiscal quarter) $

2. 100% of the net proceeds received by the Company on or after February

17, 2004, from the issuance of any capital stock of other equity interests of the Company $

3. Minimum Consolidated Net Worth required by Section 5.01(o)(iii) [Sum of

$32,000,000.00 plus Line F.1 plus Line F.2] $

4. Actual Consolidated Net Worth $

EXHIBIT H

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into as of , 20 , by and among (a) [ASSIGNOR] (the "Assignor"), (b) [ASSIGNEE] (the "Assignee"), (c) LABARGE, INC., a Delaware corporation (the "Company"), (d) LABARGE ELECTRONICS, INC., a Missouri corporation ("LaBarge Electronics") and (d) U.S. BANK NATIONAL ASSOCIATION, as Agent for the Lenders (in such capacity, the "Agent").

WITNESSETH:

WHEREAS, this Agreement relates to the Loan Agreement dated as of February 17, 2004, by and among the Company, LaBarge Electronics, the Assignor and the other Lenders party thereto, as Lenders, and the Agent, as amended (the "Loan Agreement");

WHEREAS, as provided under the Loan Agreement, (a) the Assignor has a Revolving Credit Commitment to make Revolving Credit Loans to the Company in an aggregate principal amount at any one time outstanding not to exceed $___________, (b) the Assignor has a Percent ( %) [participation] interest in each of the Letter(s) of Credit together with all unreimbursed drawings with respect thereto and (c) the Assignor has made a term loan to LaBarge Electronics in the original principal amount of $_________ (the "Term Loan");

WHEREAS, as of the date hereof, (a) the aggregate outstanding principal amount of all Revolving Credit Loans made by the Assignor to the Company is $_________, (b) the aggregate undrawn face amount of all of the outstanding Letters of Credit plus all unreimbursed drawings with respect thereto is $ and (c) the outstanding principal amount of the Term Loan made by the Assignor to LaBarge Electronics is $___________; and

WHEREAS, the Assignor proposes to assign to the Assignee a __________________ Percent (_________%) (the "Assigned Percentage") (a) interest in all of the rights and obligations of the Assignor under the Loan Agreement in respect of its Revolving Credit Commitment, its Revolving Credit Loans and its Term Loan and (b) participation interest in its Pro Rata Share of the aggregate undrawn face amount of all of the outstanding Letters of Credit plus all unreimbursed drawings with respect thereto, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee (a) all of the rights of the Assignor under the Loan Agreement in respect of its Revolving Credit Commitment, its Revolving Credit Loans and its Term Loan to the extent of the Assigned Percentage and (b) a participation interest in all of the rights of the Assignor under the Loan Agreement in respect of its Pro Rata Share of the aggregate undrawn face amount of all of the outstanding Letters of Credit plus all unreimbursed drawings with respect thereto to the extent of the Assigned Percentage, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Loan Agreement in respect of its Revolving Credit Commitment, its Revolving Credit Loans, its Pro Rata Share of the aggregate undrawn face amount of all of the outstanding Letters of Credit plus all unreimbursed drawings with respect thereto and its Term Loan to the extent of the Assigned Percentage, including the purchase from the Assignor of the corresponding portion of the principal amount of the Revolving Credit Loans and the Term Loan made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company, LaBarge Electronics and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (a) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Loan Agreement with a Revolving Credit Commitment in an amount equal to $ and a Pro Rata Share of %, (b) the Revolving Credit Commitment of the Assignor shall, as of the date hereof, be reduced to $ and the Pro Rata Share of the Assignor shall, as of the date hereof, be reduced to % and (c) the Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment and/or facility fees accrued to but excluding the date hereof with respect to the Assigned Percentage are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

SECTION 4. Subordination Agreement. The Assignee hereby acknowledges the existence of that certain Subordination Agreement dated as of February 17, 2004, and executed by the Agent and the Lenders in favor of U.S. Bank National Association with respect to certain indebtedness, liabilities and obligations of LaBarge Properties to the Agent and the Lenders, as the same may from time to time be amended, modified, extended, renewed or restated (the "Subordination Agreement"). The Assignee hereby acknowledges and agrees that, upon the effectiveness of this Assignment, the Assignee shall automatically become a party to and bound by the Subordination Agreement and the Assignee hereby agrees to perform and comply with all of the terms, provisions and conditions contained in the Subordination Agreement.

SECTION 5. Notice Address. For purposes of Section 8.07 of the Loan Agreement, the Assignee's address and facsimile number of notice purposes is as follows:

Attention:

Facsimile No.:

[SECTION 6. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Company, LaBarge Electronics and the Agent pursuant to Section 8.12(c) of the Loan Agreement. The execution of this Agreement by the Company, LaBarge Electronics and the Agent is evidence of this consent. Pursuant to Section 8.12(c) of the Loan Agreement, the Company and LaBarge Electronics agree to execute and deliver new Revolving Credit Notes and Term Loan Notes payable to the order of the Assignor and the Assignee to evidence the assignment and assumption provided for herein.]

SECTION 7. Nonreliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Borrower, or the validity and enforceability of the obligations of the Company, LaBarge Electronics and/or any other Obligor in respect of the Loan Agreement, any Note or any other Transaction Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company, LaBarge Electronics and each other Obligor.

SECTION 8. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

SECTION 9. Counterparts. This Agreement may be signed in any number of counterparts (including facsimile counterparts), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Assignor, the Assignee, the Company, LaBarge Electronics and the Agent have caused this Assignment and Assumption Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By

Name:

Title:

[ASSIGNEE]

By

Name:

Title:

LABARGE, INC.

By

Name:

Title:

LABARGE ELECTRONICS, INC.

By

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION, as Agent

By

Name:

Title: